Exhibit 10.1

Execution Copy

MASTER RECEIVABLES PURCHASE AGREEMENT

among

W.S. BADCOCK CORPORATION Seller

and

B. RILEY RECEIVABLES, LLC

Purchaser

Dated as of December 20, 2021

TABLE OF CONTENTS

		Page
Section 1.	Definitions	1
Section 2.	Commitments	7
Section 3.	Term, Termination	8
Section 4.	Modifications of Account Program	9
Section 5.	Sale and Closing Procedures	9
Section 6.	Conditions to Each Closing	10

Section 7.	True Sale; Grant of Security Interest; Enforcement	11
Section 8.	Representations and Warranties Regarding Seller and Purchaser	12
Section 9.	Representations and Warranties Regarding Individual Accounts and Receivables	14
Section 10.	Survival; Repurchase	17
Section 11.	Indemnification	17
Section 12.	Privacy; Confidentiality	18
Section 13.	Audits; Regulatory Examinations	20
Section 14.	Merger or Consolidation of Seller	20
Section 15.	Notices	21
Section 16.	Miscellaneous	22

	EXHIBITS

EXHIBIT 1	FORM OF MASTER ASSIGNMENT AND CONVEYANCE	Ex 1-1
EXHIBIT 2	RECEIVABLES SCHEDULE FIELDS	Ex 2-1
EXHIBIT 3	UNDERWRITING GUIDELINES	Ex 3-1
EXHIBIT 4	ACCOUNT AGREEMENT FORM	Ex 4-1
EXHIBIT 5	FORM OF PRESS RELEASE	Ex 5-1

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MASTER RECEIVABLES PURCHASE AGREEMENT

This Master Receivables Purchase Agreement (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of December 20, 2021 is by and between B. RILEY RECEIVABLES, LLC, a Delaware limited liability company, as purchaser (“Purchaser”) and W.S. BADCOCK CORPORATION, a Florida corporation, as seller (“Seller”).

Recitals

WHEREAS, Seller desires to sell to Purchaser, from time to time, and Purchaser desires to purchase from Seller, from time to time, during the term of this Agreement, certain Receivables on various Closing Dates;

WHEREAS, each Receivable to be sold to Purchaser will be identified on the Receivables Schedule provided by Seller.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and Purchaser and Seller agree as follows:

Section 1. Definitions. Unless the context shall clearly indicate some other meaning, terms used in this Agreement shall have the meanings assigned thereto in the recitals above or specified in this Section 1 or, if not defined in this Section 1, in the Servicing Agreement.

Account: A revolving credit account identified on the Receivables Schedule delivered on the Initial Closing Date, originated by Seller prior to the Initial Closing Date under the Account Program to fund the purchase by a Buyer of Furniture, any Insurance, and related products and services.

Account Agreement: For each Account, the Badcock Easy Purchase Plan Credit/Security Agreement establishing the creditor-debtor relationship between Seller and the related Buyer substantially in the forms collectively attached as Exhibit 4 to this Agreement, as amended from time to time.

Account Documents: (i) The Account Agreements, (ii) any applicable Insurance election form and (iii) all other agreements or documents evidencing, securing, guarantying, governing or giving rise to such Account, including, without limitation, any third-party guarantees, any other credit enhancement rights, which Seller or Servicer may have received.

Account File: An Electronic Account File or a Physical Account File.

Account Program: The program through which Seller originates Accounts to Buyers that were originated by such for purposes of purchasing Furniture and related products and services, which program may be amended or changed by Seller from time to time.

Adjustment Amount: With respect to any Receivable purchased by Purchaser, an amount equal to all Collections received by Seller for the period after the applicable Cutoff Time through the Applicable Closing Date (whether applied to principal, interest, late charges or other amounts on or in respect of such Receivable).

Affiliate: With respect to any Person, any other Person controlling or controlled by or under common control with such Person. For the purposes of this definition, the term “control” (including, with correlative meanings, “controlling,” “controlled by,” and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person.

AML-BSA Laws: Collectively (i) the Bank Secrecy Act of 1970, as supplemented by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, and any rules and regulations promulgated thereunder; and (ii) any other applicable Laws relating to customer identification, anti-money laundering or preventing the financing of terrorism and other forms of illegal activity, each as amended.

Applicable Closing Date: With respect to any Eligible Receivable, the Closing Date on which such Eligible Receivable was or will be purchased by Purchaser.

Back-Order Receivable: Any Receivable as to which the related Furniture is on back-order or otherwise unavailable for delivery to the applicable Buyer as of the Initial Closing Date.

Bankruptcy Code: Title 11 of the United States Code, as amended.

Business Day: Any day other than: (i) a Saturday or Sunday, (ii) a day on which banking and savings and loan institutions in the States of New York or Delaware are authorized or obligated by Law or executive order to be closed, or (iii) any other day on which commercial banking or Federal institutions in New York are authorized or obligated by law or executive order to be closed.

Buyer: Any maker, co-maker, guarantor, or other obligor that is a party to an Account Agreement or otherwise obligated to make payments with respect to an Account.

Claim: Any claim, counterclaim, assessment, action, cause of action, litigation, suit, proof of claim, including a proof of claim filed in a bankruptcy proceeding, demand or complaint.

Closing Date: Each date on which Seller sells, and Purchaser purchases, Receivables under this Agreement during the Purchase Period, as agreed by the parties.

Collections: With respect to all Receivables, all cash collections and other cash proceeds of such Receivable received on or after the related Cutoff Time, regardless of how such collections or cash proceeds are reflected on Seller’s books and records, including (i) Principal Collections, (ii) Interest Collections, (iii) Liquidation Proceeds, including recoveries on Defaulted Receivables (iv) Net Insurance Amounts, and (vi) any other fees, charges or proceeds received in connection with such Receivable.

Confidential Information: The terms and conditions of this Agreement and any proprietary non-public information of a party hereto that is furnished to the other party hereto in connection with this Agreement or the transactions contemplated hereby, including but not limited to, records, documents, proprietary information, technology, software, trade secrets, financial and business information, or data related to such other party’s products (including the discovery, invention, research, improvement, development, manufacture, or sale thereof), processes, or general business operations (including sales, costs, profits, pricing methods, organization, employee or customer lists and process), whether oral, written, or communicated via electronic media or otherwise disclosed or made available to a party or to which a party is given access pursuant to this Agreement by the other party, and any information obtained through access to any information assets or information systems (including computers, networks, voice mail, etc.), that, if not otherwise described above, is of such a nature that a reasonable person would believe to be confidential, as well as any Consumer Information. Information (other than Consumer Information) that is made available to the general public, received from independent sources, already in possession of the receiving party prior to disclosure hereunder or that is independently developed without the use of Confidential Information shall not be considered Confidential Information.

Consumer Information: Any “nonpublic personal information” (as such term is defined in the Gramm-Leach-Bliley Act and/or the regulations implementing the provisions thereof) and other personally identifiable information relating to Buyers or applicants.

Cutoff Time: With respect to the Initial Closing Date, 11:59 p.m., New York time on December 15, 2021, with respect to the Second Closing Date, 11:59 p.m., New York time on December 24, 2021, and with respect to each Closing Date thereafter, the time that is 11:59 p.m., New York time, two Business Days prior to such Closing Date.

Dealer Fees: Fees paid by Seller in the ordinary course of business under dealer agreements in connection with the origination of an Account, provided that Dealer Fees shall not include any portion of the Net Insurance Amounts.

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Defaulted Receivable: Any Receivable as to which any of the following is true:

(a) an Insolvency Event has occurred with respect to the related Buyer;

(b) the Servicer has determined, in accordance with the Underwriting Guidelines, that all or any portion of such Receivable has been placed on non-accrual status, is not collectible, or any or all of the principal amount due under such Receivable is reduced or forgiven;

(c) as at the end of any month, such account is 330 days or more past due;

(d), the related Furniture has been repossessed, or detached from the related residence, in whole or in part; or

(e) the Account Documents with respect to such Receivable are amended, restructured, modified or waived so as to avoid a payment default (excluding any (i) waiver of any NSF fees or other administrative fees accrued with respect to such Receivable, (ii) write-off of any other amounts in connection with a payoff of such Receivable that does not exceed $100.00 or (iii) payment arrangements offered to Buyers as outlined in the Underwriting Guidelines).

Deferred Purchase Price: With respect to Receivables purchased on the Second Closing Date, the portion of the Purchase Price for which there is insufficient Collections to be debited pursuant to Section 5(a) hereof provided that such amount shall not exceed 20% of the Purchase Price for such Receivables sold on the Second Closing Date.

Effective Date: The date of this Agreement.

Electronic Account Documents: any Account Documents in electronic form.

Electronic Account File: A file containing Electronic Account Documents.

Eligible Receivable: Any Receivable related to an Account originated by Seller for sale to Purchaser under this Agreement on or prior to the applicable Cutoff Time for which, on the related Applicable Closing Date, the Receivable and Account representations, warranties and covenants set forth in Section 9 are true and correct.

Furniture: The furnishings and other consumer goods sold by Seller or any Affiliate of Seller and purchased by a Buyer funded pursuant to an Account Agreement.

Governmental Authority: Any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto or any department, commission, board, court, tribunal, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including the Consumer Financial Protection Bureau, the United States Federal Trade Commission and any local, state or federal governmental or regulatory authority having jurisdiction or exercising regulatory authority or similar oversight with respect to Seller, Purchaser or Servicer.

Holder Rule: The Federal Trade Commission Trade Regulation Rule Concerning the Preservation of Consumers’ Claims and Defenses that appears in 16 C.F.R. Part 433.

Initial Closing Date: December 20, 2021.

Initial Purchase Price: $400 million.

Initial Receivables Pool: All Eligible Receivables in existence at the Cutoff Time immediately preceding the Initial Closing Date.

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Insolvent: As to any Person, has the meaning set forth in Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable Insolvency Law now or hereafter in effect, or the appointing of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or (d) the making by such Person of any general assignment for the benefit of creditors, or (e) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

Insolvency Laws: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

Insurance: With respect to an applicable Receivable in an Account, a consumer personal property insurance or credit protection insurance policy issued by LOTSolutions Inc., Insurance Company of the South, Lyndon Southern Insurance Company, Life of the South Insurance, 4Warranty Corporation, The Service Doc Inc. or other insurance provider approved by Purchaser covering the Furniture sold by Seller to a Buyer at the time of purchase of the related Furniture.

Insurance Premium: The periodic premium amount related to Insurance, if any, owed by a Buyer that relates to any applicable Receivable sold to Purchaser.

Insurance Retro Commission: Any retroactive commission, residual or similar payment payable to Seller by an insurer in respect of Insurance that relates to any applicable Receivable sold to Purchaser.

Interest Collections: All interest payments and finance charges received from Buyers, including any late fees, returned check fees and any other fees, charges or other obligations of Buyers paid and owed to Purchaser.

Interest Rate: With respect to each Receivable, the fixed annual rate or rates of interest provided for in the related Account Agreement.

Investment Company Act: The Investment Company Act of 1940, as amended.

Laws: All local, state and federal statutes, laws and ordinances applicable to the Accounts and Receivables, Seller, Purchaser, or Servicer and any implementing regulations thereunder (including without limitation the underwriting, origination, servicing, ownership, holding, acquisition, and sale of the Accounts or Receivables); any order, decision, injunction or similar pronouncement of any court, tribunal or arbitration panel issued with respect to the Accounts or Receivables, Seller, Purchaser, Servicer or any and any regulations, policy statements and any similar pronouncement of any Governmental Authority having jurisdiction with respect to the Accounts or Receivables or the acts of Seller, Purchaser, or Servicer.

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Liquidation Proceeds: Any cash received with respect to a Defaulted Receivable.

Master Assignment and Conveyance: An assignment and conveyance of the Receivables purchased pursuant to this Agreement in the form annexed hereto as Exhibit 1.

Material Adverse Effect: A material adverse change in (i) the business, assets, operations, or financial condition of Seller or its ability to perform its obligations under this Agreement; or (ii) with respect to the Receivables, the legality, validity binding effect or enforceability of this Agreement or any other Program Agreements or the validity, enforceability, value, binding effect or collectability of any of the Receivables sold to Purchaser pursuant to this Agreement.

Maximum Par Receivable Purchase Amount: $40 million.

Net Insurance Amounts: With respect to any Receivable sold to Purchaser, (i) 23% of the Insurance Premium and (ii) all Insurance Retro Commissions.

Notice of Termination: A written communication from either Seller or Purchaser to the other party indicating its intention to terminate this Agreement pursuant to the provisions of Section 3.

OFAC: The U.S. Department of the Treasury’s Office of Foreign Assets Control. Parent Company of Seller: Franchise Group, Inc.

Par Receivable: Any Receivable originated by Seller after the first Cutoff Time to a Buyer who had an Account with Seller prior to the first Cutoff Time, whether or not such Account had a zero balance as of the first Cutoff Time.

Parent Guaranty: A guaranty in form and substance satisfactory to Purchaser under which the Parent Company of Seller shall unconditionally guarantee the payment of Seller’s monetary obligations hereunder and under the Servicing Agreement, including (without limitation) Seller’s obligations under Sections 10 and 11 of this Agreement.

Person: An individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Physical Account Documents: any Account Documents in physical, non-electronic form.

Physical Account File: A file containing Physical Account Documents

Principal Collections: All principal payments received from Buyers, including any Principal Prepayments and any other scheduled and unscheduled principal payments, but not including recoveries on Defaulted Receivables.

Principal Prepayment: Any payment or other receipt of principal on a Receivable which is received in advance of its scheduled due date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Proceeding: Any action, suit, petition, administrative or regulatory investigation or other similar proceeding, whether civil or criminal, at law or in equity, before any court, arbitrator or Governmental Authority.

Program Agreements: This Agreement, the Servicing Agreement and any other agreement entered into by Purchaser and Seller related to the sale and purchase of Receivables contemplated herein.

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Provider Premium: With respect to any Receivable that includes an Insurance Premium, that portion of the Insurance Premium payable to the provider of the Insurance.

Purchase Period: means the period commencing on the Initial Closing Date and ending on the earliest to occur of (i) the date that is ninety (90) consecutive days after the Effective Date, or such later date as Seller and Purchaser may specify in writing in their sole discretion, and (ii) delivery of a Notice of Termination pursuant to Sections 3(b) or 3(c) hereof.

Purchase Price: With respect to (i) the Initial Receivables Pool and Net Insurance Amounts related thereto, the Initial Purchase Price, (ii) any Eligible Receivable not in the Initial Receivables Pool that is a Par Receivable and Net Insurance Amounts related thereto, the Unpaid Amount of such Par Receivable, and (iii) any other Eligible Receivable not in the Initial Receivables Pool and Net Insurance Amounts related thereto, the product of (A) 75% and (B) the Unpaid Amount of such Receivables, it being understood that (in each instance) the Purchase Price shall reflect the price paid for both the Eligible Receivables and Net Insurance Amounts sold.

Receivable: As of any date of determination, the beneficial interest in any right to payment from or on behalf of any Buyer arising under an Account with such Buyer, and identified on the applicable Receivables Schedule, and any Collections in respect thereof.

Receivables Collateral: As defined in Section 7(b).

Receivables Schedule: Collectively, (i) the schedule, attached to this Agreement, of the Initial Receivables Pool that Seller intends to sell to Purchaser on the Initial Closing Date, and for each other Closing Date (ii) the schedule provided as of Cutoff Time for the Applicable Closing Date, in each case substantially in the form of Exhibit 2, with respect to each such Receivable.

Related Property: With respect to a Receivable, Seller’s interest in any property or other assets of the Buyer thereunder pledged as collateral to secure the repayment of such Receivable, including, without limitation, the Furniture and all proceeds thereof.

Repurchase Price: With respect to any Receivable that has been purchased by Purchaser under this Agreement, on the date of any repurchase, an amount equal to the sum of (i) (A) in the case of any Receivable that was in the Initial Receivables Pool or is a Par Receivable, the Unpaid Amount of such Receivable and (B) in the case of any other Receivable the product of 75% and the Unpaid Amount of such Receivable; provided that in each case, in the event that such Receivable is a Defaulted Receivable, the Unpaid Amount of such Receivable on the date of repurchase shall be the Unpaid Amount of such Receivable prior to it becoming a Defaulted Receivable; (ii) any accrued and unpaid interest and fees associated with such Receivable; and (iii) any accrued and unpaid Net Insurance Amounts.

Sanctions Laws: Any applicable Laws relating to economic or financial sanctions or trade embargoes imposed, administered or enforced by OFAC from time to time, including without limitation Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) and OFAC’s Specially Designated Nationals and Blocked Persons List.

Scheduled Payment: With respect to any Receivable, the periodic payments payable under the terms of the related Account Documents (which shall include all payments of principal and interest).

Second Closing Date: The next Closing Date occurring after the Initial Closing Date.

Seller’s Knowledge: The knowledge, after reasonable and diligent inquiry, of the Persons with the titles or positions of Chief Legal Officer and Vice President of Retail Operations.

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Servicer: W.S. Badcock Corporation, in its capacity as servicer, or any successor thereto under the terms of the Servicing Agreement.

Servicer Termination Event: Servicer Termination Event shall have the meaning given to such term in the Servicing Agreement.

Servicing Agreement: The Servicing Agreement, dated as of the date hereof, by and between Servicer and Purchaser, as amended, restated, supplemented or otherwise modified from time to time.

Servicing Manual: Servicer’s servicing manual as amended, modified and/or supplemented from time to time in accordance with the Servicing Agreement.

Servicing Records: With respect to any Receivable, all of the documents and records related to or required for the servicing of such Receivable kept in the ordinary course of business by Servicer.

State Licenses: Any state licenses, permits, approvals, orders or other authorizations required to be obtained or held by Seller from, or any registrations by Seller required to be made with, applicable state licensing agencies or similar bodies in order for Seller to enter into an Account Agreement, originate an Account, sell a Receivable, and service an Account may be obtained.

UCC: the Uniform Commercial Code as in effect in the State of New York from time to time; provided, that to the extent that the UCC is used to define any term herein or in any Program Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, that, in the event that, by reason of mandatory provisions of laws, any or all of the attachment, perfection or priority of, or remedies with respect to, Purchaser’s lien on any Receivables Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Underwriting Guidelines: The written underwriting criteria, credit and collection policies, program guidelines, program eligibility criteria and other related procedures governing the origination, documentation, collection, modification, charge-off and administration of Accounts by Seller, attached hereto as Exhibit 3.

Unpaid Amount: The original principal amount of a Receivable representing the portion of the purchase price and taxes financed by a Buyer to purchase Furniture and related services less all payments received from the Buyer with respect to such Receivable which are allocated to principal as reported in the servicing system of Servicer.

Volcker Rule: Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Section 2. Commitments.

(a) Agreement to Purchase Receivables. Subject to and pursuant to the terms of this Agreement, Seller agrees to sell, and Purchaser agrees to purchase, Eligible Receivables and related Net Insurance Amounts from time to time during Purchase Period, on each Closing Date as listed in the applicable Receivables Schedule. Notwithstanding anything to the contrary herein, (i) the Purchase Price of all Par Receivables not in the Initial Receivables Pool and related Net Insurance Amounts shall not exceed the Maximum Par Receivable Purchase Amount, and (ii) the Purchase Price for all Receivables and related Net Insurance Amounts not in the Initial Receivables Pool will be paid solely by debits from Collections owed to Purchaser. Purchaser is not purchasing any Account related to any purchased Receivable and all obligations under each Account remain solely with Seller.

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Section 3. Term, Termination.

(a) Term. The obligation to purchase the Receivables pursuant to this Agreement shall commence as of the Effective Date and terminate at the end of the Purchase Period, unless this Agreement is terminated earlier by either party pursuant to the terms of Section 3(b) or Section 3(c).

(b) Termination by Seller. This Agreement may be terminated by Seller prior to the end of the Purchase Period by delivering a Notice of Termination to Purchaser upon the occurrence of any one or more of the following events, and such termination will be effective upon receipt of such Notice of Termination by Purchaser:

(i) If any representation or warranty made by Purchaser as set forth in Section 8(b) proves not to have been true and correct as of the date when made;

(ii) If Purchaser materially breaches any covenant or agreement contained in this Agreement, and if susceptible to cure, Purchaser has not cured such breach within a period of thirty (30) consecutive days after Seller has given written notice of the breach to Purchaser, or if not susceptible to cure, after the passage of a period of thirty (30) consecutive days after Seller has given written notice of the breach to Purchaser; or

(iii) If Purchaser (A) makes a general assignment for the benefit of its creditors, (B) has any Proceeding instituted by or against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Laws relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or (C) takes any corporate action to authorize any of the actions set forth above in (A) through (B) above.

(c) Termination by Purchaser. This Agreement may be terminated by Purchaser prior to the end of the Purchase Period by delivering a Notice of Termination to Seller upon the occurrence of any one or more of the following events of default (each, an “Event of Default”), and such termination will be effective upon receipt of such Notice of Termination by Seller:

(i) If any representation or warranty made by Seller as set forth in Section 8(a) or Section 9 proves not to have been true and correct in all material respects as of the date when made;

(ii) If Seller breaches any other covenant or agreement contained in this Agreement, and if susceptible to cure, Seller has not cured such breach within a period of thirty (30) consecutive days after Purchaser has given written notice of the breach to Seller or if not susceptible to cure, after the passage of a period of thirty (30) consecutive days after Purchaser has given written notice of the breach to Seller;

(iii) Seller shall fail to make any payment in accordance with the terms of this Agreement and such failure shall continue for more than five (5) Business Days after Seller’s receipt of Purchaser’s written demand that Seller cure such failure;

(iv) If Seller (A) makes a general assignment for the benefit of its creditors or admits in writing it is Insolvent, (B) has any Proceeding instituted by or against it seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Laws relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or (C) takes any corporate action to authorize any of the actions set forth above in (A) through (B) above;

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(v) If termination of the Agreement is required or requested by any Governmental Authority, or if Purchaser determines in good faith in its sole discretion, as supported by the legal advice of counsel for Purchaser, that its actions contemplated under this Agreement or the actions or activities of Seller violate any applicable Laws;

(vi) If any regulatory inquiry (other than a routine regulatory examination or a complaint involving a single Buyer ), investigation, enforcement action or litigation is commenced or order or judgment is imposed on or issued against Seller or any agent or other representative of Seller, in each case which could reasonably be expected to have a Material Adverse Effect;

(vii) If Purchaser discovers (A) any non-compliance with Laws applicable to the Accounts originated by Seller, the Receivables sold under this Agreement to Purchaser, or the transactions contemplated by this Agreement by Seller, as supported by the legal advice of counsel for Purchaser, or (B) any breach of any of the representations and warranties set forth in Section 9 with respect to a material portion of the Receivables purchased by Purchaser (any such non-compliance with Laws, breach or event, a “Defect”) and such Defect is not cured to the satisfaction of Purchaser within thirty (30) consecutive days after notice of such Defect is given to Seller by Purchaser (the “Audit Cure Period”) or, as reasonably determined by Purchaser, is not curable.

(viii) Any Servicer Termination Event.

(ix) An event has occurred which has led to a Material Adverse Effect in the good faith determination of Purchaser.

(x) Franchise Group, Inc. shall fail to own and control, in the aggregate, more than 51% of the outstanding equity interest Seller or shall fail to own and control the right to appoint a majority of the Board of Directors of Seller (or comparable governing body).

Upon the occurrence of an Event of Default, Purchaser is not obligated to purchase Receivables until such time as Seller has cured (or Purchaser has waived) such Event of Default.

(d) Remedies cumulative. Purchaser’s and Seller’s respective rights to terminate this Agreement pursuant to this Section 3 shall not affect the availability of any other right or remedy under this Agreement, including those set forth in Section 10 or Section 11, at law or in equity.

Section 4.  Modifications of Account Program. Seller shall not modify or change any forms of Account Documents, the Underwriting Guidelines, the form of Program Agreements, the Account Agreement, or the Account Program in any manner that could reasonably be expected to result in a Material Adverse Effect on any Receivable to be sold to Purchaser hereunder without Purchaser’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Seller shall notify Purchaser of any proposed material changes to the forms of Account Documents, the Underwriting Guidelines, the form of Program Agreements, or the Account Program at least ten (10) Business Days prior to such proposed change. Seller shall notify Purchaser of any immaterial changes to the forms of Account Documents, Underwriting Guidelines, the form of Program Agreements, or the Account Program prior to a purchase of any Receivables originated under or otherwise subject to any such changed document at least ten (10) Business Days prior to such proposed change. Without limiting the foregoing, Seller shall not modify the terms of any Accounts related to Receivables such that more than 3% of the applicable Accounts are “zero interest” or “low interest” Accounts. Further, Seller shall not sell any Account related to a Receivable sold to Purchaser or merge such Account into one not related to a Receivable, unless (in each instance) the Unpaid Amount of such Receivable sold to Purchaser has been paid in full.

Section 5.  Sale and Closing Procedures.

(a) Receivables Schedule. At least one Business Day prior to each Closing Date, Seller shall deliver to Purchaser a Receivables Schedule, which may be as frequently as bi-weekly, or, in the case of the Second Date, less than two weeks following the Initial Closing Date, listing Receivable-level information and Receivables that Seller intends to sell to Purchaser. Purchaser may review the Receivables Schedule to ensure compliance with applicable representations and warranties prior to the Closing Date for such Receivables. On the Initial Closing Date, Purchaser shall wire the Purchase Price for the Initial Receivables Pool and related Net Insurance Amounts to Seller. On each Closing Date thereafter Purchaser’s obligation to pay the applicable Purchase Price shall be effected solely by debiting, and Purchaser hereby authorizes Seller to so debit, such Purchase Price from Collections owed to Purchaser, to the extent of available funds in possession of the Servicer pursuant to the Servicing Agreement. Solely with respect to the Second Closing Date, to the extent available funds in the possession of the Servicer are insufficient to pay the pay the Purchase Price in full on such date, a portion of the Purchase Price may be paid as a Deferred Purchase Price (it being understood that the Purchase Price for the Receivables to be sold on the Second Closing Date, less the Deferred Purchase Price, shall not exceed the amount of Collections then in possession of the Servicer). Seller shall debit any Deferred Purchase Price from Collections within 5 Business Days of receipt thereof until the outstanding balance of the Deferred Purchase Price is reduced to zero. Purchaser shall have no liability for any shortfall of available Collections.

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(b) Purchase and Sale of Receivables. The closing for each sale of Receivables and related Net Insurance Amounts hereunder shall take place on each Applicable Closing Date that occurs during the Purchase Period. Subject to the terms and conditions of this Agreement, on each Applicable Closing Date, (i) Seller shall sell, transfer, assign, set over and convey to Purchaser, and Purchaser shall purchase and receive, all beneficial rights, legal title and interest of Seller in and to the Receivables and related Net Insurance Amounts set forth in the Receivables Schedule, (ii) Purchaser shall pay the Purchase Price to Seller as set forth in 5(a) and (iii) immediately upon receipt by Seller of the applicable Purchase Price, Purchaser shall become, for all purposes, the owner of such Receivables and related Net Insurance Amounts. Upon payment of the Purchase Price, Purchaser shall own and be entitled to receive all Collections with respect to each Receivable and related Net Insurance Amounts purchased. For the avoidance of doubt, Purchaser shall own and be entitled to receive all Collections with respect to each Receivable and Net Insurance Amounts sold on the Second Closing Date notwithstanding the inclusion of a Deferred Purchase Price. All Collections, including the Net Insurance Amounts, shall be paid to Purchaser at the times and in the manner specified in the Servicing Agreement.

(c) Delivery of the Account Files. For each Receivable purchased by Purchaser on the Closing Date Seller mark each Receivable on Seller’s books and records as property of Purchaser. Seller shall deliver to Purchaser the Electronic Account File or in the case of Physical Account Files, copies of the Physical Account Files, upon request.

(d) Calculation and Payment of Adjustment Amount. Seller shall provide Purchaser with its calculation of the Adjustment Amount for all purchased Receivables in the Remittance Report for the first full Collection Period following such purchase. Any such Adjustment Amount shall be treated as Collections and applied as set forth in the Servicing Agreement. The parties’ obligations under this Section 5(d) shall survive termination of this Agreement until all payment obligations pursuant to this Section 5(d) have been satisfied.

(e) Modification of Unpaid Amount. Without limiting Purchaser’s rights under Section 10 hereof, if the Servicer adjusts downward the principal balance of any Receivable because of a rebate, refund, unauthorized charge or billing error to a Buyer, or because such Receivable was created in respect of Furniture which was refused or returned by a Buyer, then, in any such case, the amount of Unpaid Amount of the Receivable used to calculate any amount required herein to be calculated by reference to the Unpaid Amount of the Receivable, will be reduced by the principal amount of the adjustment.

Section 6. Conditions to Each Closing. The closing for the purchase and sale of Eligible Receivables to be sold to Purchaser on each Applicable Closing Date shall be subject to each of the following conditions:

(a) Each Receivable to be purchased on such Applicable Closing Date qualifies as an Eligible Receivable;

(b) Seller shall have marked its records evidencing such Receivables to indicate the sale of such Receivables to Purchaser;

(c) Each of the representations and warranties of Seller and Servicer contained in this Agreement, the Servicing Agreement or any other related agreement shall be true and correct as of the Applicable Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(d) No Event of Default or Servicer Event of Default shall have occurred and be continuing immediately prior to or immediately after giving effect to such purchase;

(e) To the extent applicable, each secured party (including any party that has a precautionary security interest in such Receivable) has released all of its right, title and interest in, to and under each such Receivable (including any security interest that such secured party or secured party’s agent may have by virtue of its possession, custody or control thereof) and, to the extent applicable, has filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of each such Receivable and, to the extent applicable, Purchaser has received a lien release and/or acknowledgement of Purchaser’s lien in form and substance satisfactory to Purchaser in its sole discretion;

(f) Seller shall have performed and complied with each covenant, obligation and agreement required by this Agreement to be performed or complied with by it on or before the Applicable Closing Date;

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(g) Seller shall have delivered to Purchaser a Receivables Schedule with respect to the Receivables to be purchased on such Closing Date;

(h) The Servicing Agreement is in effect and no notice of intention to terminate the Servicing Agreement has been delivered to Servicer;

(i) Seller and Purchaser shall have duly executed and delivered to Purchaser a Master Assignment and Conveyance for each Closing Date;

(j) In the case of each Par Receivable purchased by Purchaser on a Closing Date after the Initial Closing Date, such Par Receivable arises under an Account identified on the Receivables Schedule delivered prior to the Initial Closing Date;

(k) The aggregate Purchase Price of Par Receivables purchased by Purchaser on a Closing Date after the Initial Closing Date would not exceed the Maximum Par Receivable Purchase Amount;

(l) The purchase of the Receivables and related Net Insurance Amounts by Purchaser will occur during the Purchase Period;

(m) Purchaser shall have received favorable opinions of counsel to Seller, in form and substance satisfactory to Purchaser with respect to corporate and true sale matters;

(n) Purchaser shall have received the duly executed and delivered Parent Guaranty;

(o) For any Closing Date subsequent to the Second Closing Date, no Deferred Purchase Price shall be unpaid and Seller shall receive the applicable Purchase Price pursuant to Section 5(a) for such Closing Date.

Section 7.  True Sale; Grant of Security Interest; Enforcement

(a) Each of Seller and Purchaser intends and agrees that the transactions contemplated hereby are intended to be and shall constitute true sales of the Receivables and related Net Insurance Amounts transferred pursuant to Section 2 above, and are not intended to be financings or loans by Purchaser to Seller. The parties shall treat such transactions as a purchase and sale of each Receivable and related Net Insurance Amounts for tax, accounting and all other applicable purposes. The sale of each of the Receivables and related Net Insurance Amounts pursuant to Section 2 above transfers to Purchaser all of Seller’s beneficial right, legal title and interest in and to such Receivable and related Net Insurance Amounts and Seller will not retain any residual rights with respect to the Receivables and related Net Insurance Amounts other than as set forth in this Agreement.

(b) Purchaser shall file a Uniform Commercial Code financing statement with respect to the sale of the Eligible Receivables consistent with Section 9-109(a)(3) of the Uniform Commercial Code. Notwithstanding the intent of the parties, in the event that the transactions contemplated hereby are construed to be financings by Purchaser to Seller or the Receivables are determined or held to be property of Seller, then: (i) Seller hereby grants to Purchaser a present and continuing security interest in and to the following, whether now existing or hereafter created, (A) all Receivables and Related Property, (B) all of the related Account Documents for such Receivables, (C) the Net Insurance Amounts and (D) all proceeds and rights to receive proceeds of the Receivables (collectively, the “Receivables Collateral”); (ii) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the Uniform Commercial Code; (iii) the transfers of the Receivables provided for herein shall be deemed to be a grant by Seller to Purchaser of a first priority lien upon and security interest in all of Seller’s right, title and interest in and to the Receivables Collateral; (iv) the possession by Purchaser of the Receivables and related Account Documents and such other items of property that constitute instruments, chattel paper, money, or negotiable documents shall be deemed to be “possession by the secured party” for purposes of perfecting the lien or security interest pursuant to the UCC, including Section 9-313 of the UCC; (v) Purchaser is hereby authorized to take all necessary or appropriate actions to perfect its security interest in the Receivables Collateral and shall file financing statements on form UCC-1 naming Purchaser as secured party/buyer and Seller as debtor/seller, and identifying the Receivables Collateral as collateral therein; and (vi) notifications to Persons holding such property and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of Purchaser for the purpose of perfecting such lien or security interest under the UCC. Any assignment of the interests of Purchaser in the Receivables pursuant to any provision hereof shall also be deemed to be an assignment of any lien or security interest created hereby in the Receivables Collateral.

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(c) From and after the Applicable Closing Date, Seller shall not create or permit any security interest in the Receivables Collateral, except in favor of Purchaser or as may be directed by Purchaser and, if necessary, shall modify any previously executed loan or security agreement to eliminate any security interest granted in the Receivables Collateral, including without limitation any security interest in such Receivables Collateral as proceeds or as after- acquired property. Without limiting the foregoing, if the Receivables are subject a previous financing, including on the Applicable Closing Date, Seller shall obtain a written release from with respect to the Receivables Collateral, in form and substance reasonably satisfactory to Purchaser and shall not enter into, amend or modify any agreement related to the Receivables Collateral in any manner that would adversely affect Purchaser’s rights in the Receivables Collateral.

(d) To the extent consistent with this Agreement, Seller and Purchaser shall take such actions as may be deemed reasonably necessary or appropriate such that, if this Agreement were deemed to create a lien upon or security interest in the Receivables Collateral and all such reasonably necessary or appropriate actions had been taken, such lien or security interest would be deemed to be a perfected security interest of first priority under applicable Laws and will be maintained as such throughout the term of this Agreement, including, without limitation, the execution and delivery by Seller to Purchaser of all assignments, security agreements, financing statements and other documents Purchaser reasonably requests, in form and substance reasonably satisfactory to Purchaser.

Section 8.  Representations and Warranties Regarding Seller and Purchaser.

(a) Seller Representations and Warranties. Seller hereby represents, warrants and covenants to Purchaser as of the date hereof and as of the Applicable Closing Date as follows:

(i) Seller is duly organized, validly existing and in good standing under the laws of the state of Florida. Seller is duly qualified and in good standing in each state where the nature of its business or the character of its properties makes such qualification and good standing necessary, except where the failure to be so qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect and Seller is taking all commercially reasonable actions necessary to remedy such failure to be so qualified or in good standing. Seller is licensed and registered in each state where the nature of its business or the character of its properties makes such licensing or registration necessary.

(ii) Seller has the full power and authority to originate, hold and sell each Receivable to be sold to Purchaser hereunder and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(iii) The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement and the performance of and compliance with the terms of this Agreement do not and will not (A) violate Seller’s organizational documents, (B) constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which Seller is a party or which may be applicable to Seller or its assets where such default, breach or acceleration could reasonably be expected to have a Material Adverse Effect or (C) violate any Laws applicable to Seller or its assets.

(iv) Seller is, and throughout the term of this Agreement will remain, (A) in compliance in all material respects with all Laws applicable to Seller that relate to the Receivables to be sold to Purchaser and the Buyers in respect of such Receivables or Seller’s performance of its obligations under this Agreement and (B) except where such failure to be in compliance could not reasonably be expected to have a Material Adverse Effect, in compliance with all other Laws applicable to Seller or its assets.

(v) There are no Claims or Proceedings pending, or to Seller’s Knowledge, threatened against Seller before any Governmental Authority (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Receivables to be sold to Purchaser or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Seller of its obligations under, or the validity or enforceability of, this Agreement.

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(vi) No consents, licenses, registrations, permits, approvals, authorizations, orders or State Licenses (collectively, “Permits”) of any Governmental Authority or other Person are required for the operation of Seller’s business, the execution, delivery and performance by Seller of, or compliance by Seller with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such Permits, if any, that have been obtained prior to the date hereof. Throughout the term of this Agreement, Seller shall comply with and maintain in full force and effect all such Permits. All such Permits are in full force and effect, no violations are or have been recorded with respect to any such Permits, and there are no Proceedings pending or, to Seller’s Knowledge, threatened that may terminate, revoke, or limit any such Permits.

(vii) Seller is not Insolvent and will not be rendered Insolvent by the sale of Receivables on the Applicable Closing Date. Seller is not the subject of any Insolvency Event. Seller is not selling any Receivables with any intent to hinder, delay or defraud any of its creditors. The consideration received by Seller upon the sale of the Receivables constitutes reasonably equivalent value (as such term is used in Section 548 of the Bankruptcy Code) and fair consideration (as such term is defined and used in the New York Debtor and Creditor Law Sections

272-279) for such Receivables.

(viii) Seller is not (i) a “covered fund” under the Volcker Rule, or (ii) an “investment company” or a company “controlled” by an investment company with the meaning of the Investment Company Act.

(ix) Seller has not employed any broker or finder or incurred any liability for any brokerage fee, commission or finder’s fee or similar fees, commissions or reimbursement expenses in connection with the sale of Receivables contemplated by this Agreement.

(x) The Initial Receivables Pool, as set forth on the initial Receivables Schedule, contains all of Seller’s Eligible Receivables as of the Cutoff Time immediately preceding the Initial Closing Date and does not contain any Back-Order Receivables.

(xi) The Purchase Price received by Seller on a Closing Date represents the fair market value of the Receivables sold on such Closing Date.

(b) Purchaser Representations and Warranties. Purchaser hereby represents, warrants and covenants to Seller as of the date hereof and each Applicable Closing Date:

(i) Purchaser is duly organized, validly existing and in good standing under the laws of the state of Delaware. Purchaser is duly qualified, in good standing, and, where required, licensed, in each state where the nature of its business or the character of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on Purchaser’s ability to enter into or perform its obligations under this Agreement;

(ii) Purchaser has the full power and authority to purchase each Receivable sold by Seller hereunder and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. Purchaser has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws and general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(iii) The execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement and the performance of and compliance with the terms of this Agreement will not (A) violate Purchaser’s organizational documents, (B) constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which Purchaser is a party or which may be applicable to Purchaser or its assets or (C) violate any Laws applicable to Purchaser;

(iv) There are no Claims or Proceedings pending, or to Purchaser’s knowledge, threatened against Purchaser before any Governmental Authority, (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Receivables to be sold to Purchaser or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by Purchaser of its obligations under, or the validity or enforceability of, this Agreement; and

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(v) No Permits of any Governmental Authority are required for the execution, delivery and performance by Purchaser of, or compliance by Purchaser with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such Permits, if any, that have been obtained prior to the date hereof.

(vi) Purchaser shall be sufficiently capitalized to perform its obligations under the Program Agreements.

(vii) The Purchase Price paid by Purchaser on a Closing Date represents the fair market value of the Receivables purchased on such Closing Date.

Section 9.  Representations and Warranties Regarding Individual Accounts and Receivables. Seller hereby represents, warrants and covenants to Purchaser on the Applicable Closing Date, with respect to the Receivables acquired on such date (unless such covenant, representation or warranty is explicitly made as of a different date or dates, in which case Seller represents, warrants and/or covenants to Purchaser on such date or dates), that:

(a) Seller is the sole legal, beneficial and equitable owner of such Receivable and has good and marketable title thereto, and has the right to assign, sell and transfer such Receivable to Purchaser free and clear of any lien, and Seller has not sold, assigned or otherwise transferred any right or interest in or to such Receivable, and has not pledged such Receivable as collateral for any debt or other purpose except for such pledges or grants of liens that are released on or before the Applicable Closing Date.

(b) Such Receivable, and any agreement pursuant to which Related Property is pledged to secure such Receivable and each Account Document is the legal, valid and binding obligation of the related Buyer and is enforceable in accordance with its terms, except as such enforcement may be limited by Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(c) Each of the applicable Account Documents is complete in all material respects as of the Applicable Closing Date and, if applicable, such Account Documents include all amendments, supplements and modifications thereto as of such date. The terms, covenants and conditions of the Account related to the Receivable have not been waived, altered, impaired, modified or amended prior to the Initial Closing Date except (i) as reflected in the Receivables Schedule, and (ii) in any manner inconsistent with the Servicing Manual and/or the Underwriting Guidelines.

(d) Neither Seller nor its Affiliates has granted an interest in the Receivables that would impair the rights of Purchaser or payments with respect thereto, except for those interests that have been released on or before the Applicable Closing Date.

(e) The information set forth on the applicable Receivables Schedule with respect to the following data fields on the related Receivables is true, accurate and correct: (A) Account ID and Plan Type, (B) the Origination Date, (C) Original Account Amount, (D) Unpaid Amount, (E) Interest Rate and Late Fees, (F) Minimum Monthly Payment, (G) Insurance Premium an Original Rate, and all other information set forth on the applicable Receivables Schedule with respect to the related Accounts, is true, accurate and correct in all material respects.

(f) Such Receivable and the related Account was solicited, originated, and serviced in the ordinary course of business and in compliance with the Underwriting Guidelines in effect as of the date the Account was originated, the applicable Program Agreement, Servicing Manual, and the Account and the related Buyer or Buyers satisfied the credit criteria set forth in the Underwriting Guidelines provided, however, that up to 3.00% of the aggregate original principal amount of all Receivables sold to Purchaser may fail to satisfy the Underwriting Guidelines in effect as of the date the Account was originated.

(g) Each of the applicable Account Documents is governed by the laws of a state of the United States and was not originated in, nor is it subject to the laws of, any jurisdiction, the laws of which would make unlawful the sale, transfer, pledge of assignment of the Account Documents related to such Account under any of the Program Agreements.

(h) The Receivable or related Account has not been originated in any jurisdiction in which, and is not subject to, the laws of any jurisdiction under which, the sale, transfer, assignment, setting over, conveyance or pledge of the related Receivable by Seller (without regard to laws applicable to Purchaser) would be unlawful or void.

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(i) The Receivables and related Accounts and the rights with respect to the Receivables and related Accounts are freely assignable and a security interest in any such assets may be granted by Purchaser without the consent of any Person, subject to the rights of the Buyer under the Account Documents.

(j) The Receivable and Account, together with its Account Documents, was originated in compliance with all applicable Laws (including all applicable usury laws), and Seller has not done anything to prevent or impair such Account from being valid, binding and enforceable against the applicable Buyer.

(k) The annual percentage rate on such Receivable does not exceed 30% or the maximum annual percentage rate of any applicable jurisdiction.

(l) Each Account is an obligation of a Buyer that is an individual (or the joint and several obligation of more than one individual) that is a citizen, a permanent resident or a legal resident alien, in each case, of the United States or Canada,

(m) Each Account is denominated and payable solely in U.S. dollars, and the billing address provided by the related Buyer and the related bank account used for payments via automated clearing house (“ACH”) transfers on such Receivable, if any, are each located in the United States or a U.S. territory.

(n) Such Receivable is not subject to any right of set-off, or any counterclaim or defense, including the defense of usury that the related Buyer has asserted in writing, nor, to Seller’s knowledge, is any material dispute or litigation threatened with respect to such Account.

(o) Such Receivable has been fully funded and neither Seller nor Purchaser has any obligation under the Account Documents to advance any additional funds to the related Buyer. All costs, fees and expenses incurred in making and closing the related Account were paid.

(p) There are no unpaid fees owed to third parties relating to the origination of such Accounts or Receivables, other than Dealer Fees, and that such Dealer Fees are an obligation of Seller.

(q) Any agreements between the applicable Buyer and Seller are in full force in effect in accordance with its respective terms

(r) To Seller’s Knowledge, such Receivable and related Account was originated without any fraud or material misrepresentation on the part of the Buyer or any other party.

(s) As of the date of Seller’s origination, Seller has no knowledge of any fact which should lead it to expect that any Account and Receivable will not be repaid by the relevant Buyer in full.

(t) The Seller did not use selection procedures that identified the Receivables as being less desirable or valuable than other comparable Receivables originated by Seller. For purposes of clarity, Purchaser understands that Seller may originate Accounts that do not comply with the underwriting criteria described herein with the intent to sell them or an interest therein to other purchasers or capital providers.

(u) Such Receivable is being transferred from Seller to Purchaser under this Agreement with the intention of removing such Receivable from Seller’s estate pursuant to Section 541 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et. seq., as amended from time to time. The sale, transfer and assignment by Seller of such Receivable were not made for or on account of an antecedent debt to Purchaser.

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(v) No claim or defense has been raised by the related Buyer against Seller pursuant to the Holder Rule or other applicable Laws.

(w) No broker was used during the origination of such Receivable or related Account, other than in respect of Dealer Fees which are the obligation of Seller. Purchaser shall have no liability for any Dealer Fees, commissions or similar amounts related to the Receivables purchaser hereunder.

(x) All Persons involved in the origination of the Receivable and related Account were duly licensed to the extent required under applicable Law, except to the extent that the lack of any such license would not have a Material Adverse Effect.

(y) Late and insufficient funds fees are no greater than those set by the U.S. Bureau of Consumer Financial Protection pursuant to Regulation Z.

(z) No Receivables transferred on the Applicable Closing Date are or have been Defaulted Receivables.

(aa) For Receivables, the proceeds of the related Account must be used to acquire Furniture, Insurance or related products and services.

(bb) The related Furniture securing or subject to such Receivable was sold by and has been properly delivered or installed (if applicable) and is in good repair, without defects and in satisfactory order. The related Buyer has accepted the related Furniture, and no related Buyer has notified Seller of any existing defects therein which is not in the process of being investigated, addressed or repaired by Seller.

(cc) For Account Agreements (including any amendments or modifications) that have been converted into an electronic form (“Electronic Copy”) and the related original Account Agreement and any amendments or modifications have been destroyed on or before the Applicable Closing Date in compliance with Seller’s document storage policies (which include the exceptions for preservation of originals where the local utility or governmental authority requires such preservation). Such Electronic Copy is a true and complete copy of such original Account Agreement and any amendments or modifications thereto.

(dd) Such Account is secured by a valid purchase money security interest and lien on the Furniture securing or subject to the Buyer’s obligations under such Account and the Buyer and Seller have agreed that such Furniture does not constitute a fixture under the applicable UCC.

(ee) The applicable Buyer is responsible for the payment of all expenses in connection with the maintenance, repair, insurance and taxes for the Furniture and all payments with respect to such Account are payable without condition and notwithstanding any casualty, loss or other damage to such Furniture.

(ff) As of the Applicable Closing Date, the Furniture related to such Account has not been repossessed due to a Buyer delinquency.

(gg) The Account Documents with respect to such Receivable provide for acceleration of payments and repossession of the related Furniture securing or subject to such Receivable upon a default by the related Buyer.

(hh) Each Account is documented on a Account Agreement in substantially the form attached hereto as Exhibit 4 (or such other form as is approved in advance in writing by Purchaser). Such Account Agreement is in full force and effect in accordance with its respective terms, has not been terminated, subordinated or rescinded and no lawsuit is pending or threatened with respect to such Account or Receivable.

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(ii) Any related Account Documents executed electronically were executed in compliance with applicable Laws and Seller’s electronic signature policy.

Section 10.  Survival; Repurchase.

(a) Survival. It is understood and agreed that the provisions of this Section 10 shall survive the sale of the Receivables sold to Purchaser and any termination of this Agreement and shall inure to the benefit of Purchaser, notwithstanding the examination or lack of examination of any Account File.

(b) Repurchase. A “Repurchase Event” shall occur:

(i) If Seller or Purchaser receives notice of or becomes aware of, or to Seller’s Knowledge, any material breach of any representation or warranty contained in Section 9 by Seller with respect to any Receivable purchased by Purchaser (provided that if any representation in Section 9 contains a materiality qualification, materiality shall only be read into this Section 10(b) to apply once);

(ii) With respect to any Receivable for which the related Buyer (i) has exercised any applicable right of rescission, or returned or refused Furniture, related to a Receivable purchased by Purchaser, or (ii) has received a rebate, refund, unauthorized charge or billing error that results in the downward adjustment in the Unpaid Amount of a Receivable.

With respect to a Repurchase Event pursuant to clauses (b)(i) and (b)(ii), above, Seller shall promptly notify Purchaser of such Repurchase Event (or, if applicable, Purchaser may notify Seller of such Repurchase Event) and repurchase any Receivables subject to a Repurchase Event on a date mutually agreed to by Seller and Purchaser, which date shall be within a commercially reasonable time period, not to exceed thirty (30) days (except if the parties otherwise agree to extend such time in writing) after Purchaser receives written notice from Seller (or, if applicable, Seller receives written notice from Purchaser) of the event giving rise to the repurchase obligation. If the parties cannot come to an agreement that a Receivable was not an Eligible Receivable on the Applicable Closing Date, Seller must repurchase the Receivable within thirty (30) days after Purchaser provides reasonable evidence that the Receivable was not an Eligible Receivable. On the date of repurchase (the “Repurchase Date”), upon receipt of the Repurchase Price, Purchaser shall transfer all of its right, title and interest in, to, and under such Receivable and all subsequent proceeds thereof to Seller or its designee on an “AS-IS,” “WHERE-IS” basis, without recourse and without representation or warranty other than a warranty of clear and marketable title to such Receivable (unless the failure to be an Eligible Receivable relates to marketability or title, in which case no representation or warranty of clear and marketable title shall be given other than Purchaser’s representation and warranty that Purchaser has not transferred or otherwise assigned or encumbered the Receivable to any Person other than Seller). Each Party shall execute any and all agreements and such other documents, and shall take all other actions, reasonably requested by the other to effect any such required repurchase. Any repurchase by Seller shall be made by the wire transfer or ACH of immediately available funds to the bank account designated by Purchaser sufficiently in advance of such payment as to afford Seller or its designee a reasonable opportunity to arrange for such payment to be made in the ordinary course. The repurchase obligations of Seller to Purchaser under this Section 10 are absolute and unconditional and shall survive termination of this Agreement. Purchaser may, but shall have no obligation to, in its sole discretion, waive Seller’s obligation to repurchase a Receivable. From and after the Repurchase Date, all Collections on each Receivable repurchased by Seller shall be paid to Seller, unless and until such Receivable is subsequently sold to Purchaser on an Applicable Closing Date.

Section 11.  Indemnification.

(a) Seller Indemnification. Seller shall defend, indemnify and hold Purchaser, its Affiliates, and each of their officers, directors, trustees, employees, members, managers, representatives and agents (each, an “Indemnified Purchaser Party”) harmless from and against any and all claims, liabilities, damages, losses, and expenses (including without limitation, reasonable attorneys’ fees and expenses (other than for a third party claim with respect to which Seller has retained counsel and assumed the defense on behalf of Purchaser in accordance with Section 11(e) and, in all cases, regardless of the capacity in which the indemnified party incurs such liabilities, damages, losses, and expenses), reasonable out-of-pocket costs, interest and penalties) (the “Losses”) incurred by Purchaser in connection with this Agreement to the extent that such Losses arise out of, and are imposed on, any such Indemnified Purchaser Party by reason of (i) any breach of a representation, warranty, covenant or obligation by Seller under this Agreement; (ii) the Holder Rule to the extent expressly applicable to and required to be complied with as it relates to the Receivables; or (iii) fraud, gross negligence, bad faith or willful misconduct of Seller or its employees or agents.

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(b) Purchaser Indemnification. Purchaser shall defend, indemnify and hold Seller, its Affiliates and each of their officers, directors, trustees, employees, members, managers, representatives and agents (each, an “Indemnified Seller Party”) harmless from and against any Losses incurred by Seller in connection with this Agreement to the extent that such Losses arise out of, and are imposed upon any such Indemnified Seller Party by reason of (i) any breach by Purchaser of its obligations under this Agreement or any breach by Purchaser of a representation or warranty contained in this Agreement or (ii) fraud, gross negligence or willful misconduct of Purchaser or its employees or agents. For the avoidance of doubt, and without otherwise limiting Purchaser’s rights to indemnification hereunder, and except as provided for under this Section 11(b), Purchaser hereby acknowledges that it bears the risk of non-payment by the Buyers and other obligors on the Receivables purchased by Purchaser, and indemnification shall not be available for any such non-payment or any Losses directly attributable to such non-payment under this Agreement.

(c) Damages Waiver. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER AND PURCHASER SHALL NOT BE LIABLE TO THE OTHER UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY INDIRECT OR CONSEQUENTIAL OR OTHER DAMAGES RELATING TO PROSPECTIVE PROFITS, INCOME, ANTICIPATED SALES OR INVESTMENTS, OR GOODWILL, OR FOR ANY PUNITIVE OR EXEMPLARY DAMAGES, EXCEPT TO THE EXTENT SUCH LOSSES OR DAMAGES (I) ARE PAYABLE TO A THIRD PARTY IN CONNECTION WITH A THIRD PARTY CLAIM OR (II) RESULT FROM WILLFUL MISCONDUCT, A WILLFUL BREACH OF THIS AGREEMENT, FRAUD OR GROSS NEGLIGENCE.

(d) Indemnification Procedure. A party entitled to indemnification shall give prompt written notice to the indemnifying party of any claim, assertion, event, condition or proceeding by any third party with respect to which it may request indemnification under this Article. The failure to give such notice will not relieve the indemnifying party from liability hereunder unless, and solely to the extent that, the liabilities, damages, losses or expenses to be indemnified could have been avoided with such prompt notification.

(e) Legal Expenses. An indemnifying party will have the right, upon written notice to the indemnified party within twenty (20) days after receiving notice of a third-party claim, to conduct at its expense the defense against such third-party claim in its own name, or, if necessary, in the name of the indemnified party. When the indemnifying party assumes the defense, the indemnified party will have the right to approve the defense counsel and the indemnified party will have no liability for any compromise or settlement of any third-party claim that is effected without its prior written consent (such consent not to be unreasonably withheld or delayed), unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and such compromise or settlement includes a release of each indemnified party from any liabilities arising out of the third-party claim. If the indemnifying party delivers a notice electing to conduct the defense of the third-party claim, the indemnified party will, at the indemnifying party’s expense, cooperate with and make available to the indemnifying party such assistance, personnel, witnesses and materials as the indemnifying party may reasonably request. If the indemnifying party does not deliver a notice electing to conduct the defense of the third- party claim, the indemnified party will have the sole right to conduct such defense and the indemnified party may pay, compromise or defend such third-party claim or proceeding at the indemnifying party’s expense. Regardless of which party defends the third- party claim, the other party will have the right at its sole expense to participate in the defense assisted by counsel of its own choosing.

(f) Survival. Notwithstanding anything else in this Agreement, this Section 11 shall survive the expiration or termination of this Agreement.

Section 12.  Privacy; Confidentiality.

(a) Protection of Consumer Information.

(i) Seller will only use, maintain and/or disclose Consumer Information in compliance with all applicable privacy and security Laws and with the policies set forth in this Section 12(a), and will ensure that Persons to whom it transfers Consumer Information do the same. In the event that Purchaser or any of its Affiliates request Seller to provide it with any Consumer Information, such Person shall have compliance measures in place with respect to such Consumer Information that comply with all applicable privacy and security Laws.

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(ii) Seller will establish and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of the Consumer Information. These safeguards will be designed to protect the security, confidentiality and integrity of the Consumer Information, ensure against any anticipated threats or hazards to its security and integrity, and protect against unauthorized access to or use of such information or associated records which could result in substantial harm or inconvenience to any Buyer or applicant.

(iii) Seller will ensure that any third party to whom it transfers or discloses Consumer Information (other than a credit agency) signs a written contract in which such third party agrees to (A) restrict its use of Consumer Information to the use specified in the written contract; (B) to comply with all applicable Laws, and (C) implement and maintain appropriate safeguards as stated in clause (ii) above. Seller agrees to transfer or make available to third parties only such Consumer Information as is reasonably necessary to carry out the contemplated task.

(iv) Seller shall notify Purchaser immediately following discovery or notification of any actual or threatened breach of security of the systems maintained by Seller. Seller agrees to take action immediately, at its own expense, to investigate the actual or threatened breach, to identify and mitigate the effects of any such breach and to implement reasonable and appropriate measures in response to such breach. Seller also will provide Purchaser with all available information regarding such breach to assist Purchaser in implementing its information security response program. For the purposes of this clause (iv), the term “breach of security” or “breach” means the unauthorized access to or acquisition of any record containing personally identifiable information relating to a Buyer or applicant, whether in paper, electronic, or other form, in a manner that renders misuse of the information reasonably possible or that otherwise compromises the security, confidentiality, or integrity of the information.

(v) Notwithstanding anything else contained in this Agreement, neither Seller nor Purchaser will, and neither of them will be obligated to, take any action that either of them believes in good faith would violate, or is reasonably likely to cause either of them to violate, any applicable Laws or that would cause either of them to become a “consumer reporting agency” for purposes of the federal Fair Credit Reporting Act, as it may be amended from time to time.

(vi) Seller will use commercially reasonable measures designed to properly dispose of all records containing personally identifiable information relating to Buyers and applicants, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such personally identifiable information so that the information cannot practicably be read or reconstructed.

(b) Confidentiality.

(i) Generally. Each party agrees that it will hold all Confidential Information in the strictest confidence and will not disclose or use any Confidential Information for any purpose other than in connection with the performance by such party of its obligations under this Agreement, and shall not disclose any Confidential Information to any third party, except that, subject to Section 13(a), each party may disclose Confidential Information: (A) to its Affiliates, and its and its Affiliates’ officers, directors, employees, auditors, agents, advisors and attorneys, (B) to its third party service providers, capital providers, and asset funders (to the extend such funders are impacted by the sale of assets) (collectively, “Representatives”) that have agreed in writing with such disclosing party to use and maintain the confidentiality of such Confidential Information in accordance with this Agreement, (C) to any Governmental Authority of such party, (D) potential buyers or assignees of all or any portion of the Receivables, or (E) to the extent such disclosure is required or compelled in any judicial or regulatory Proceeding or is otherwise required by applicable Laws. The parties acknowledge and agree that Seller’s origination, purchase, credit risk management and underwriting strategies constitute Confidential Information of Seller that is subject to the terms and conditions of this Section 13(b) that may not be disclosed to any third party. Each party acknowledges and agrees that it shall be responsible for any breach of this Section 12 by itself or its Representatives.

(ii) Account Level Data. The parties acknowledge and agree that all account level data, including the application, credit bureau and ongoing account performance history related to the Receivables sold to Purchaser, shall be the property of Seller. Seller hereby grants to Purchaser, a non-exclusive, worldwide, non-sub licensable, royalty-free, fully paid-up license to use, reproduce, prepare derivative works of such account level data to develop, refine, or enhance Seller’s origination, purchase, credit risk management and underwriting strategies. Seller shall provide to Purchaser the ongoing account performance data for the life of each Receivable sold to Purchaser hereunder. Such data shall be treated as Confidential Information of Seller that is subject to the terms and conditions of this Section 12(b).

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(iii) Following the termination of this Agreement, each party agrees that, other than with respect to Confidential Information that has been purged in the ordinary course of such party’s business, it will return or destroy all copies of Confidential Information of the other party, without retaining any copies thereof, and destroy all copies of any analyses, compilations, studies or other documents prepared by it or for its use containing or reflecting any Confidential Information; provided however, that each party may retain such limited copies or materials containing Confidential Information of the other party for customary document retention and audit purposes, as required by applicable Laws, or that has been otherwise archived in the ordinary course of such party’s business and subject to the terms of this Agreement.

(c) Publications. Seller shall not publish or otherwise distribute any written materials (including any website content or correspondence with Buyers) referencing Purchaser or any of its Affiliates, nor shall it orally discuss or reference Purchaser or any of its Affiliates in connection with any Receivable, Account or the Account Program with any Buyers or Account applicants, in each case, without the express prior written consent of Purchaser. Notwithstanding the foregoing, or any other provision of this Agreement, each of Parent Company of Seller and Purchaser may disclose the existence of this Agreement and the transactions contemplated herein on its Form 8-K filing, and Parent Company of Seller, Seller and/or Purchaser may issue a press release announcing the same substantially in the form of Exhibit 5.

Section 13.  Audits; Regulatory Examinations.

(a) Audits. During the term of this Agreement, Purchaser may review and audit (the “Audit”) any aspect of the origination, purchase and servicing of the Receivables sold to Purchaser, with such Audit occurring during regular business hours upon thirty (30) days’ prior written notice and requiring no more than 2 Business Days’ commitment by Seller and its employees; provided that any Audit requested in connection with an Event of Default (a “Specified Audit”) shall occur within five (5) Business Days’ prior written notice and shall require no more than five (5) Business Days’ commitment by Seller or its employees (or such longer period time as may reasonably be required by Purchaser). Seller shall cooperate with all reasonable requests and provide Purchaser, or its designees, with all necessary assistance and information in connection with any such audit and shall make its management personnel available to discuss with Purchaser, or its designees, any matters which may arise during such audit. In connection with any such audit, Seller will permit any representatives designated by Purchaser to review Seller’s information processes and controls and compliance practices and procedures. Purchaser may not request an Audit, other than a Specified Audit, to occur more than two times each year (absent an Event of Default), commencing with the Effective Date. Other than with respect to a Specified Audit and one Audit per year, all costs and expenses of any Audit shall be solely paid by Purchaser.

(b) Regulatory Examinations. Seller agrees to reasonably cooperate with any examination that may be required by any Governmental Authority with audit and examination authority over Purchaser; provided, however, that if such audit is occasioned by the breach of Purchaser’s obligations hereunder, out-of-pocket costs and expenses of such audit (including without limitation reasonable attorneys, accountants and other professional fees) shall be reimbursed and paid by Purchaser.

Section 14.  Merger or Consolidation of Seller.

(a) Assumption of Obligations. Subject to Purchaser’s termination rights under Section 3(c), any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person (including an Affiliate of Seller) succeeding to all or substantially all of the business or assets of Seller, shall automatically be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that, notwithstanding the foregoing, upon the closing of any such merger, conversion or consolidation, the successor or surviving Person shall expressly assume in writing all obligations of Seller under this Agreement.

(b) Notice of Change of Control. Seller shall promptly give written notice to Purchaser in the event that Seller or any direct or indirect holder of equity interests in Seller enters into any agreement or agreements that contemplates (i) the merger or consolidation of Seller with or into any Person, (ii) the sale, transfer or other disposition of any material portion of Seller’s assets or business to any Person (other than the sale of receivables in the normal course of Seller’s business) or (iii) any transfer of equity interests in Seller whereby the Persons beneficially owning, directly or indirectly, the equity interests of Seller as of the date hereof shall cease to beneficially own, directly or indirectly, for any reason, at least 80% of Seller’s outstanding equity interests.

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Section 15. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the other party when sent by certified mail, return receipt requested, or electronic mail (at such email addresses as a party may designate in accordance herewith), at the respective addresses set forth below:

if to Purchaser:

B. Riley Receivables, LLC

30870 Russell Ranch Road, Suite 250

Westlake Village, CA 91362

Attention: Gina Downs

Phone: (818) 746-9310

E-mail Address: gdowns@brileyfin.com

with a copy, which shall not constitute notice, to:

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

Attention: John Ventola

E-mail Address: jventola@choate.com

if to Seller:

W.S. Badcock Corporation

200 Phosphate Blvd., N.W.

Mulberry, FL 33860

Attention: Mitchell P. Stiles, Senior Vice President- Retail Operations

E-mail Address: Mitchell.Stiles@badcock.com

(863) 425-7506

with a copy, which shall not constitute notice, to:

W.S. Badcock Corporation

200 Phosphate Blvd., N.W.

Mulberry, FL 33860

Attention: Phillip Bayt, Senior Vice President and General Counsel

E-mail Address: phil.bayt@badcock.com

(863) 425-7637

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt). The parties may provide other communications hereunder via email, but such communications shall only be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as a return e-mail or other written acknowledgement, but not an automated response such as by the “return receipt requested” function).

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Section 16.  Miscellaneous.

(a) Amendment. This Agreement, including any exhibits or schedules hereto, may be amended from time to time only by an agreement in writing signed by Purchaser and Seller.

(b) Severability. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Receivable sold to Purchaser shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Laws, the parties hereto waive any provision of Laws which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

(c) Duration of Agreement. This Agreement shall continue in existence and effect until terminated as herein provided.

(d) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.

(e) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f) Choice of Forum. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the U.S. District Court for the Southern District of New York or any court of the State of New York sitting in New York County, and any appellate court from any thereof, in any action, litigation or proceeding of any kind arising out of or relating to this Agreement and agrees to bring any such action, litigation, or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient form to the maintenance of such action or proceeding in any such court.

(g) Assignment. This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the prior written consent of Purchaser. Purchaser shall have the full right, at its sole discretion, without need to obtain the consent of Seller or any other party, to (i) assign or participate all or a portion of its rights under this Agreement, and (ii) sell, assign, pledge, hypothecate or otherwise transfer any Receivables purchased hereunder.

(h) General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

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(iii) references herein to “Sections,” “Exhibits” and other subdivisions without reference to a document are to designated Sections, Exhibits and other subdivisions of this Agreement;

(iv) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

(v) the term “include” or “including” shall mean without limitation by reason of enumeration;

(i) Section Headings. Section headings are for convenience only and shall not be part of the terms and conditions of this Agreement.

(j) Execution; Successors and Assigns. This Agreement, any documents to be delivered pursuant to this Agreement and any notices thereunder, may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement, any notices thereunder, and signature pages to any of the foregoing, may be transmitted between them by facsimile or by electronic mail and that faxed, PDF or DocuSign (or other e-signature) signatures may constitute original signatures and that a faxed, PDF or DocuSign (or other e-signature) signature page containing the signature (faxed, PDF, DocuSign (or other e-signature) or original) is binding upon the parties. The original documents shall be promptly delivered, if requested. Subject to the express terms hereof, this Agreement shall inure to the benefit of and be binding upon Seller and Purchaser and their respective successors and permitted assigns.

(k) Further Agreements. Seller and Purchaser each agrees to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreement as may be necessary or appropriate to effectuate the purpose of this Agreement.

(l) No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and under no circumstances shall Seller or Purchaser be deemed agents of the other.

(m) Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

(n) Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

(o) Force Majeure. No party to this Agreement shall be liable for any failure to perform or delay in its performance of its obligations to the extent such failure or delay is as a result of war, invasion, act of foreign enemies, hostilities (whether war is declared or not), civil war, rebellion, revolution, insurrection, military or usurped power of confiscation, terrorist activities, nationalization, government sanction, blockade or embargo (a “Force Majeure Event”). Notwithstanding the foregoing, a Force Majeure Event shall not excuse a party from any of its obligations hereunder or liability for failure to perform (i) if such failure or delay is due to the non- performing party’s (or any of its personnel’s) gross negligence or willful misconduct, including failing to prevent or causing such failure or delay and (ii) to the extent that the non-performing party commercially reasonably could have prevented the failure or delay by reasonable precautions or could not reasonably have circumvented the underlying issues through the use of alternate sources, workaround plans or other means. In the case of a Force Majeure Event to which the previous sentence is not applicable, the non-performing party shall be excused from further performance or observance of the obligations so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance or unable to perform shall immediately notify the party to whom performance is due, describe at a reasonable level of detail the circumstances causing such delay and keep the other party informed on a daily basis of the status of its efforts to recommence performance of its obligations under this Agreement.

(p) Further Assurances. At any time or from time to time upon the reasonable request of Purchaser, Seller shall execute and deliver such further documents and do such other acts and things as Purchaser may reasonably request in order to effect fully the purposes of this Agreement and the other Account Documents, and to provide for payment of the Receivables made hereunder, with interest thereon, in accordance with the terms of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, Purchaser, and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

W.S. BADCOCK CORPORATION (Seller)

By:	/s/ Robert Burnette
Name:	Robert Burnette
Title:	Chief Executive Officer

B. RILEY RECEIVABLES, LLC (Purchaser)

By:	/s/ Martin Bernstein
Name:	Martin Bernstein
Title:	Senior Vice President

Signature Page to Master Receivables Purchase Agreement

EXHIBIT 1

FORM OF MASTER ASSIGNMENT AND CONVEYANCE

This Master Assignment and Conveyance, dated as of                         , is executed by W.S. Badcock Corporation, as seller (“Seller”) under that certain Master Receivable Purchase Agreement, dated as of December 20, 2021 (as amended, supplemented and otherwise modified from time to time, the “Agreement”). On Closing Date as listed in the attached Receivables Schedule, subject to the terms of the Agreement and in exchange for the Purchase Price, Seller hereby sells, transfers, assigns, sets over and conveys to B. Riley Receivables, LLC, as purchaser (“Purchaser”) under the Agreement, without recourse, except as provided in and subject to the terms of the Agreement, all rights, title and interest of Seller in and to the Receivables and related Net Insurance Amounts listed on the related Receivables Schedule and as provided below, together with the related Account Files and Servicing Records and all rights and obligations arising under the documents contained therein. The ownership of each related Account Document and the contents of the Account File and Servicing Records are vested in Purchaser and the ownership of all records and documents with respect to the related Receivable prepared by or which come into the possession of Seller shall immediately vest in Purchaser and shall be immediately transferred to Purchaser upon payment of the Purchase Price related thereto on the Applicable Closing Date pursuant to the terms of the Agreement.

In connection with the sale of any Receivables, the undersigned officer of Seller, solely in his/her capacity as an officer of Seller, hereby, and by delivery of each Receivables Schedule thereby, certifies as follows:

1. All Receivables set forth in each Receivables Schedule qualify as Eligible Receivables.

2. All of the conditions precedent in the Agreement to the closing of the purchase of the Receivables in each Receivables Schedule have been satisfied.

Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

W.S. BADCOCK CORPORATION (Seller)

By:
Name:
Title:

Signature Page to Master Assignment and Conveyance

Ex 1-1

Accepted and agreed:

B. RILEY RECEIVABLES, LLC (Purchaser)

By:
Name:
Title:

Signature Page to Master Assignment and Conveyance

Ex 1-2

EXHIBIT 2

RECEIVABLES SCHEDULE FIELDS

Fields included in Receivables Schedule delivered on the Initial Closing Date:

CustomerID

BorrowerStatusOpenedAccount

InterestBearingIndicator

BranchNumber

BranchName

BranchAddress

ReceivablePlanID

ReceivablePlanDescription

ReceivablePlanType

MonthlyPaymentAmount

EstimatedPrincipalPayout

PaymentFrequency

AmountFinanced

StartingARBalance

FinanceChargeAmount

InsuranceAmount

LateFeesAmount

AdjustmentAmount

ReceiptTotalAmount

NewSalesAmount

ChargeOffAmount

OtherAmount

TransferAmount

GrossAmount

TotalDue

ReceiptAmountCustomer

InsuranceReceiptAmount

LastPurchaseDate

OriginalNoteRate

OriginalRateDescription

LoanDate

LoanAge

PreviousDueDate

NextDueDate

PreviousCycleDate

NextCycleDate

DueDayOfMonth

Ex 2-1

LastPaymentDate

LastPaymentAmount

LegalStateCode

LegalAccountIndicators

BankruptcyFiled

ContractDaysDelinquent

ContractDelinquencyIndicator

InsuranceCode

InsuranceDescription

CreditLimit

FirstPaymentDueDate

LastPurchaseCreditScore

LastPurchaseCreditScoreDate

LastPurchaseCreditScoreRange

RefreshCreditScore

RefreshCreditScoreDate

RefreshCreditScoreRange

AlertCodeID

AlertCodeDescription

NumberOfMonths30PlusDaysPastDue

NumberOfMonths60PlusDaysPastDue

NumberOfMonths90PlusDaysPastDue

NumberOfMonths120PlusDaysPastDue

PCDIndicator

PCDFlag

ChargeOffDate

Fields containing the following information will be included in the Receivables Schedules delivered on subsequent Closing Dates: Initial Receivables Pool, a Par Receivable and the Purchase Price applicable to such Receivable

Ex 2-2

EXHIBIT 3

UNDERWRITING GUIDELINES

See attached

Ex 3-1

Underwriting

Guidelines

Contents
Plan Eligibility Guidelines	3
AR-005: Credit Approval	4
AR-015: Credit Report	8
AR-020: Credit Agreement	9
AR-035: Account Plan Guidelines	10
AR-045: MMP Changes	11
AR-050: Credit Limit and Balance	12
AR-055: Account Transfers	13
AR-060: Lay-a-way & COD Purchases	14
AR-065: Post Dated Checks & Future Dated Payments	15
AR-075: Non-Accrual	16
AR-080: Charge Off	17
AR-090: Bankruptcy	18
AR-095: Litigation/Legal Action	20
AR-105: Criminal Prosecutions	21
AR-110: Repossession	22
AR-115: Non-payment Due to Customer Death	26
AR-120: Collection Letters	27
AR-125: Customer Contact	28
AR-126 Critical Collection Events	30
AR-130: Use of Call Boxes and Call Services	32
AR-135: Skipped Accounts	33
AR-140: Partial Payments	34
AR-145: Account Past Due Adjustment	35
AR-150: Third Party Financing	36
AR-155: Account Flags	37
AR-165: Safeguarding Customer Information	46
AR-170: Accuracy and Integrity [Data furnisher duties – Credit reporting]	48
AR-175: Credit Reporting Accuracy and Integrity [Direct Consumer Disputes]	50
AR-180: Accuracy and Integrity [Indirect Dispute ACDV/e-OSCAR]	53
AR-185: Credit Reporting	55
AR-200: Payment Deferrals	57
RS-015: SafeGuard Rule	58
RS-020: Disposal Rule	59
RS-030: Fair Credit Billing Act – FCBA	60
RS-035: Fair Credit Reporting Act – FCRA	62
RS-040: Fair and Accurate Credit Transaction Act - FACT Act	63
RS-045: Fair Debt Collection Practices Acts – FDCPA	64
RS-050: Red Flags - Identity Theft and Address Discrepancies	67
RS-055: Truth In Lending Act – TILA	74
RS-065: Uniform Commercial Code – UCC	75
COMP-006: Compliance Training	78
COMP-007: Servicemembers Civil Relief Act	80
COMP-008: Equal Credit Opportunity Act	82
COMP-009: Unfair, Deceptive, or Abusive Acts or Practices (UDAAP)	85
PS-050: Accepting Checks	88
PS-055: Returned NSF Checks	91
SO-010: Refund and Return Policy	92
SO-012: Bedding Warranty and Exchanges	95
SO-014: Cash Control	98
SO-015: EOD Balancing	101
SO-096: Document Retention	102
Work Instructions - Charge off: Non-Accrual	104
Work Instructions - Credit Limit Reduction (90DLP)	105
Work Instructions - Credit Statement for Recurring Payments	106
Work Instructions - Credit Statement for Recurring Payments	107
Work Instructions - Lockbox	111
Work Instructions - Monthly Cycle Past Due Adjustment	112
Exhibit A	Ex A-1

Plan Eligibility Guidelines

Plan	Down Payment	MMP	Min Fin Amount	# Days Past Due Stop Add on	Lowest MMP Allowed	Min Credit Score**	Max Credit score**
Rev	Score Driven	Balance Driven	$10	11	15	230
06 EPNI	10%	6 Equal	600	11	30	700
12 EPNI	10%	12 Equal	1200	11	30	800
24 EPNI	10%	24 Equal	2400	11	10	900
36 EPNI	0-10%	36 Equal	3600	11		900
NCR	50%	6 Equal	100	11	15	0	229

Rev = Revolving

EPNI = Equal Pay, No Interest

NCR = No Credit Refused

**	Credit score based on Badcock’s proprietary model.

AR-005: Credit Approval

Effective Date: 3/31/2020

Supersedes: 12/12/2018

POLICY:

Account Application Rules:

Only WSBC approved application methods can be used for establishing an account. The W.S. Badcock Corporation allows anyone, who is not a minor (18-years and older except in AL 19-years of age), to complete Badcock Credit Application to apply for a Badcock Account. Our application is intended for individuals, not corporations.

Store Employees must complete the Credit Application process and they must meet the same criteria and requirements as customers to apply for and open an account.

Applicants can apply from home using the link from the Badcock website or in person at the store using either the ELO Credit Application Device, the Credit Application link available on the Surface Pro, their Cell Phone or Mobile Device. Store Personnel cannot enter Credit Application data via phone with an applicant.

Applicants cannot be charged an application fee when they apply for an account. No application fees are to be charged, even if the fee is refunded when a purchase is made by the applicant.

All required fields on the credit application must be entered to process the request, special instructions have been provided for the e-mail address field in the SBM Credit Underwriting Work Instructions included in the SBM Folder. Please note that in the Primary Phone Number field we cannot require an applicant’s cell phone number. However, if the applicant chooses to provide a cell phone number, then they consent to being contacted at that number. Cell phone numbers must be entered into the Cell Phone field in STOREnet.

No additional information is to be obtained or required for an applicant to apply for credit with us, unless the application for credit is Declined or receives a Pending Response.

A Credit Report is only to be requested for a customer when the account is being opened, a co-applicant being added or removed; or the system requires a new credit report. Customer accounts will be reviewed periodically by Credit Underwriting during the AR Review Process. Any adjustments to credit limits will be made and communicated to customers at that time. Customers will not be eligible for a credit limit review at any other time.

Signatures:

It is against Corporate Policy and Federal Law to request a credit report without the customer’s acknowledgement of the terms and conditions when submitting the credit application. For joint accounts, both applicants must acknowledge the terms and conditions. Please review to the Online Credit Application Training and Procedures Work Instructions located in the SBM Folder.

Accounts with incomplete or improper Credit Applications are not allowed to be charged-off. Any account with an incomplete or incorrect Credit Application that would otherwise charge off, will be direct charged to the store.

It’s against policy to enter false or incorrect information, or to enter applicant information without the applicant’s proper consent into the credit application system. Applications over the phone are not allowed. Entering application information as described previously, will result in disciplinary action up to and including employment termination or in accordance with dealer contract provisions.

Identification Verification and Authentication:

The Federal Trade Commission, as part of the FACT Act, has implemented federal regulations designed to reduce identity theft. Financial institutions, such as Badcock, must have a written identity theft prevention program. The program must identify, detect, prevent and mitigate the potential for identity theft and must include specific procedures for dealing with address discrepancy notifications from the credit bureau.

We must detect Red Flags in connection with opening a covered account and working with existing covered accounts. We must prevent and mitigate identity theft by providing appropriate responses to the Red Flags.

If the application receives a Pending Status the applicant must provide two (2) forms of ID with one of those IDs showing the physical address used during the credit application process. The IDs must be emailed to Credit Underwriting using the MFP device. The ID must be verified to ensure the applicant matches the ID and the credit application information prior to submitting the identification documents to Credit Underwriting.

A complete list of acceptable Identification is located on the FACT Act / Red Flag Verification Form located in the SBM Work Instructions folder located at https://links.badcock.com.

When the required identification documents are obtained, you must confirm:

●	That the documents presented for identification do not appear to have been altered or forged

●	The photograph or physical description on the identification is consistent with the appearance of the applicant or customer presenting the identification

●	That the ID is not expired at the point of account creation (subsequent purchases do not require the ID to be unexpired)

●	If you discover suspicious documents, you should contact Credit Underwriting before processing the request for credit. For a complete list of acceptable Identification please refer to the FACT Act / Red Flag Verification Form located in the SBM Work Instructions folder located at https://links.badcock.com.

Credit Cards as Verification:

In accordance with our Red Flag and Payment Card Industry (PCI) guidelines, we will NOT accept credit/debit cards as a second form of identification for Badcock Accounts.

Military IDs as Verification:

We will not accept Military IDs as verification. You cannot make a copy of a Military ID; therefore, military personnel are required to provide an alternative form of photo identification to open an account.

Photocopies:

●	After you have obtained the forms of identification the documents from the applicant, these be emailed to Credit Underwriting using the MFP device. Stores are not allowed to retain any photocopies of these forms of identification. After the initial copies of the IDs are made, scanned and confirmation of decision has been received from Credit Underwriting; the IDs and documentation obtained must be shredded.

●	DO NOT email any credit cards or write down any credit card numbers. They are not acceptable forms of ID.

Power of Attorney:

It is Badcock’s position not to accept Powers of Attorney to establish a new account or as a means of transacting business on account. If the account ever goes into default, a common defense in response to a contract enforcement action is that the Power of Attorney is invalid or has lapsed.

Military Personnel – We will consider Powers of Attorney of military personnel and what we can do to assist those family members that need to handle everyday affairs for a departed military family member for accounts that have already been established.

Legal departments of the various branches of the military routinely provide Powers of Attorney to those being called into active duty, as well as those being deployed overseas. These are usually General Powers of Attorney, and they are sometimes too broad to cover the specific instance of transacting business on a Badcock account.

If a customer presents you with a power of attorney, forward a copy to the Credit Underwriting department to determine if it will be accepted.

Badcock Multiple Account Policy:

The rule of “one account per household” does not exist. Each applicant must be considered for his or her own credit worthiness. Therefore, a husband and wife may have two separate accounts.

Joint Account (Co-Applicants) Rules:

Any two people may apply for and have a joint Badcock Account. If a Joint Account is being requested, both the Primary and Co-Applicant must complete the credit application process and agree to the terms and conditions before their credit can be pulled.

We do not allow for “Authorized Users” on W.S. Badcock Corporation accounts. Only the Primary and Co-Applicant properly assigned to a joint account may use the account.

It’s important to notify both joint accountholders of their obligation and responsibility concerning the balance and payment for purchases made on the account.

A customer may only be the Primary on one Badcock Easy Purchase Plan Account and a co-applicant on only one other account.

Individuals wanting a joint account must be submitted in STOREnet using the Co-Applicant Option and a credit offer will be based on the overall credit worthiness of both applicants.

Both parties may make purchases and are responsible for making payments for the life of the account.

We will not remove a party from an account unless the balance is paid to zero, and either of the accountholder(s) request to be removed. The store will need to contact credit underwriting so the account can be updated.

If a current individual Accountholder applies with another applicant to open a joint account to help someone build credit, we have a special rule for this situation:

●	The individuals wanting a joint account must be submitted in STOREnet using the Co-Applicant Option and a credit offer will be based on the overall credit worthiness of both applicants.

●	This Accountholder is responsible for their account and the joint account.

●	This Accountholder must be listed as the Co-Applicant on the new account.

After a Credit Request has been submitted:

Red Flag encompasses of all the alerts that can show up on the credit report together. The FACT Act / Red Flag Warnings are:

●	SafeScan

●	OFAC (Office of Foreign Assets Control)

●	Initial Fraud Alert

●	Extended Fraud Alert

●	Active-Duty Alert

If attempting to open an account with an alert appearing on a credit report, we will require the store to fill out the FACT Act / Red Flag form and email the two (2) required forms of identification to credit underwriting for further review and processing of the credit request.

Stores must submit the required FACT Act / Red Flag documentation to Credit Underwriting when these situations arise. Credit Underwriting will decision these applicants based on our underwriting rules. Pending credit requests will have a decision applied within 7 days of credit report date. Please refer to Sales Based Model Work Instructions for additional details.

Approval Decision and Establishing an Account:

After processing the credit application following all the procedures above, a decision will be made to approve or deny the request in STOREnet. Applicants are not considered approved until credit underwriting selects “Approved” within InterConnect, or the credit request was auto approved during the initial credit request process. As soon as an applicant is approved in STOREnet, the account is considered active and eligible for account purchases. Once a transaction completes on the sale, reporting to the credit bureau will begin. With all approved accounts, a signed credit agreement must be obtained. Therefore, follow the below rules for how to handle approved applicants:

●	Approved applicants will be required to sign an electronic Credit Agreement during the sales process when the first financed sale is created for the customer. The customer must electronically sign the Credit Agreement to accept the terms and conditions of the Credit Agreement to make the account eligible for financed purchases.

Approved Applications:

With the transition to the all Online Credit Application process, there is no credit application or copies of the forms of IDs collected to be retained in the store. There is no need to create a customer account jacket.

Denied Applications:

No files will need to be maintained at the store level for denied credit applications.

Account Application Process:

All Credit Applicants must complete the Credit Application process to request an account.

The Credit Application Terms & Conditions must be acknowledged by the customer. This provides us with the necessary permission to obtain a credit report.

Internet Applications Submitted: Customer can apply for an account online at www.badcock.com.

Approved Internet Applicants: The first order that is created on an account or if the account has a zero balance store personnel must verify the identity of the customer per the zero-balance identity verification policy. One form of acceptable Primary Photo ID from the FACT Act / Red Flag Verification Form in the SBM Folder must be verified and scanned to CanID@badcock.com using the MFP device prior to creating a new financed sales order for the customer.

Internet Application Process:

Approved applicants will receive a message similar to the following: “You have been approved for [Amount] at the [StoreName] store that is located at [StoreAddress]. Offer good for 90 days. Please see store for details and requirements.”

Denied applicants will receive a message similar to the following: “We’re sorry. We were unable to grant you credit at this time. Please contact [StoreAddress] at [StorePhone] for further details. In the meantime, you may visit WWW.BADCOCK.COM.”

For customers in which no result was given online and came into the store: There are times when an Applicant is not approved or denied online. No results/suggestions will be returned if an Applicant fails the electronic identification questions. Therefore, if an applicant did submit information consistent with the credit bureau, but did not correctly answer the questions, they will receive the “Unable to process your request” message. When an applicant, who was neither approved nor denied online comes into a store, the store will need to follow the FACT ACT verification process, filling out a FACT ACT Verification form, collecting two approved forms of ID from the customer and emailing those documents to Credit Underwriting for further processing.

Suspicious Activity and Fraud Protection

If during the credit application or selling process you encounter a situation involving a credit sale that seems suspicious, you have the right to hold up the sale process.

Please contact Credit Underwriting with your concerns and explain the situation.

If necessary, Credit Underwriting will add the Internal Review flag and require additional documentation from the accountholder or applicant.

AR-015: Credit Report

Effective Date: 06/24/2016

POLICY:

The corporation has worked with our Equifax to supply our stores with an Interconnect Decision Power Score. This score translates to a suggested credit limit in our point-of-sale system.

Credit Report Updates and Requirements:

●	A credit bureau report is required when opening any new revolving account

●	A credit bureau report is required when an established account has not had an updated report pulled within the previous 24 months

●	A credit bureau report will be required at any time a revolving account does not have a credit score in place in the system

●	A credit bureau report will be required under the “Red Flag Policy” for any account with a zero balance for more than 24 months.

The following items on the credit report must be reviewed prior to opening an account for an applicant:

●	Consumer statement

■	Appropriate Identifications must be collected and reviewed by the Credit Underwriting Department if present (see Red Flag and Reading and Responding to Credit Alerts).

●	Red Flag / FACT Act alerts

■	Appropriate Identifications must be collected and reviewed by the Credit Underwriting Department if present (see Red Flag and Reading and Responding to Credit Alerts).

●	Synthetic ID or other Fraud Identification Alerts

■	Appropriate Identifications must be collected and reviewed by the Credit Underwriting Department if present (see Red Flag and Reading and Responding to Credit Alerts).

AR-020: Credit Agreement

Effective Date: 08/10/2021

Supersedes: 07/31/2020

POLICY:

The Badcock Easy Purchase Plan Credit Agreement (“Credit Agreement”) is a contract between an accountholder and the Corporation. An executed W.S. Badcock Credit Agreement supersedes any prior Agreement that has been executed by the accountholder or joint accountholders. The Credit Agreement contains information governing the revolving account for purchases made at a Badcock Home Furniture &more store.

You should never paraphrase any information contained in the Credit Agreement. It is the responsibility of the customer to read and understand this document before signing.

All newly established accounts in which a purchase is financed must execute the Badcock Easy Purchase Plan Credit Agreement.

All Badcock Easy Purchase Plan Agreements must be signed and dated by the accountholder. No one else may sign for the accountholder. This is done electronically through the point of sale system when the customer makes their first financed purchase.

Once a customer signs the Credit Agreement, the provisions of the contract are in affect for the life of the account.

Another Credit Agreement CANNOT be completed or signed again as long as the account has a balance or a zero balance for up to 36 months, and the Signed Credit Agreement box is checked in Advanced Customer Settings.

Inactive Account: An account with a zero balance for over 36 months.

When a new Credit Agreement is required for an inactive account, the system will be updated to remove the checked box for Signed Credit Agreement to prompt for a new signed agreement during the next sales transaction.

If the customer wants to purchase again using the account, a new Credit Report must be pulled; a new Credit Application / Agreement must be signed and executed to reactivate the account. The same account number will be used for the customer.

Credit agreements are state-specific and the appropriate agreement is generated based on the selling store.

Credit Agreement Process:

Approval Decision and Establishing an Account:

After processing the credit application following all of the procedures above, a decision will be made to approve, deny or send the application to pending status. Even with an approval and a suggested credit limit, applicants are not considered approved until the applicant executes (signed) the Credit Agreement.

Once the Credit Agreement is executed the account is considered active. Reporting to the credit bureau will begin after the first order is financed and completed on the account.

To add financing to a sales order the accountholder must have an approved decision, a credit limit, meet the plan criteria and have a signed Credit Agreement on record in the system. The system will not allow for financing without the Credit Agreement box checked in Advanced Customer Settings which is done automatically when the agreement is digitally signed.

A digital version of the signed Credit Agreement document will be uploaded into our document imaging program for our official use. A printed copy will be generated and provided to the accountholder by store personnel.

Account Transfers:

If an account transfers from another state, a newly signed credit agreement must be obtained from the state in which the account transferred when the next purchase is made. CSARM will update the Customer Settings Signed Credit Agreement box so that a new agreement will be required for any additional sales.

Adding a co-applicant to the account:

If an existing accountholder wishes to have a co-accountholder added, then a new credit request must be submitted, and a new credit agreement must be executed. Credit Underwriting will need to be contacted prior to adding a co-applicant to an account.

AR-035: Account Plan Guidelines

Effective Date: 08/10/2021

POLICY:

A customer may have multiple plans within an account, as long as the total revolving balances of the plans are equal to or less than the account credit limit.

All stores are to participate in Special Purchase Plans or similar finance plans that are issued or approved by Badcock. They must also comply with the terms of, and promote, any other financial plans, programs, or procedures specified by Badcock.

Offering cash discounts results in an artificial inflation of the APR charged to finance accounts and is a violation of federal law. It is against policy to extend any cash discounts for purchases.

Below outlines the different plan types for Sales Based Model Stores.

Plan Name	Down Payment	Estimated MMP	Min Fin Amount	Past Due Stop Add on
Rev Plan	Follow CLG	Table Based Plan	$10	11 days
06EPNI	10%	6 Equal MMP	$600	11 days
12EPNI	10%	12 Equal MMP	$1200	11 days
24EPNI	10%	24 Equal MMP	$2400	11 days
36 EPNI	10%	36 Equal MMP	$3600	11 days
NCR	50%	6 Equal MMP	$100	11 days

Only plans the customer is eligible for will be available in STOREnet. The plan settings and credit score automatically determines the down payment requirement.

After an MMP is established, customers must make on-time monthly payments. Any amount paid over the established MMP will be applied to the balance (principal), and will not go towards the following month’s MMP.

The pre-payments function in STOREnet is not used.

Revolving Plans:

Revolving plans are those that carry an APR in accordance with your state’s guidelines. The down payment is determined by the credit report suggested amount and/or plan settings. The MMP will be determined by the elected plan chosen in STOREnet in the Financing Worksheet screen. Revolving Plans can have additional purchases added on, up to the customer’s available credit limit.

Special Purchase Plans (Same as Cash or Equal Pay No Interest):

Sale Documentation

New Customers: New customers who participate in any Special Purchase Plan must execute the Credit Application, the Badcock Easy Purchase Plan Credit Agreement, and the Special Purchase Plan Addendum at the time of purchase.

Existing Customers: Existing customers (those who have a current active revolving account with Badcock) who participate in any Special Purchase Plan must execute the Special Purchase Plan Addendum at the time of purchase. This Addendum is in addition to the executed Credit Agreement that should already be in their file.

Credit Bureau Reports

New Customers: New customers who participate in any Special Purchase Plan must complete and sign the Credit Application before a Credit Bureau Report is requested. Once the Credit Bureau Report is acquired, it is only valid for 24 months if the customer does not make a purchase. If a customer does not make a purchase within 24 months, a new Credit Bureau Report must be requested. The Badcock Easy Purchase Plan Credit Agreement must be signed when the first sale transaction is generated.

Existing Customers: Existing customers (those who have a current active revolving account with Badcock) who participate in any Special Purchase Plan must complete and sign all documentation as written above, but a Credit Bureau Report will only need to be acquired if a qualified Credit Bureau Report has not been pulled within 730 days or 24 months since zero balance.

The 36 EPNI 24 EPNI Finance Options are not offered to Dealers, Dealer Employees, Corporate employees, or any accounts that receive discounts (e.g., commercial, charitable discounts). Dealers, Dealer employees, and Corporate employees can still use the 12 or 6 EPNI Finance Options with a qualifying Decision Power Score.

AR-045: MMP Changes

Effective Date: 08/10/2021

Supersedes: 04/05/2018

POLICY:

Stores cannot request an MMP change on an account except in the event of a Workout Agreement, Plan Merge, or an MMP was set in error or if the balance has dropped significantly. All MMP changes will only impact future MMPs; the current MMP cannot be changed.

Workout Agreements:

If a customer cannot afford their payments and wants the MMP lowered, Credit Services must be contacted through a Footprints Work Order or Phone Call. Credit Services will review the account to provide the best possible option for the accountholder based on their Work Instructions for MMP Changes.

Account Plan Merge:

Plan merges should only be requested in the event of any changes to our finance plans or the closing of obsolete finance plans. In the event an accountholder has multiple revolving plans and the accountholder would like to add to their account, merging revolving plans to one may help the customer lower the MMP. Review the balances left on the plans and add them up to see if requesting a plan merge is needed. If so, plan merge requests must be done via a Work Order to the Credit Services department.

Follow the below steps for an account plan merge:

1.	The new sale should be written and completed under the new plan.

2.	Following the sale completion, the store should request the plan merge via a CSARM Work Order including the customer name, account number, balance of old plan, and the new plan that the balance needs to be merged to.

When an accountholder cannot make their MMP on a zero interest (EPNI or SAC Plan), “a direct request from the accountholder will be required to move the balance” from the zero interest plan to a revolving plan to lower the MMP. This must be done by Credit Services following the established guidelines for this action.

AR-050: Credit Limit and Balance

Effective Date: 5/22/2019

Supersedes:03/07/2019

POLICY:

To consistently grant credit limits to applicants, the W.S. Badcock Corporation’s Credit Underwriting Department must extend the suggested credit limit and down payment offer that is returned by Decision Power.

Effective March 1, 2019 applicants with a credit score not meeting our established minimum credit score will receive Declined response and we will not open a Badcock Easy Purchase Plan Account to the applicant. In addition to not meeting the minimum score, an applicant may be denied for one or more of the following reasons.

●	The applicant fails WSBC Identification Verification Policy. This includes failure to provide required documentation for Red Flag, ADI, or Safe Scan warnings, along with other potential electronic verification software services.

●	Customer has an active bankruptcy

●	Previous unpaid Charge Off account with Badcock

If an applicant is being declined for one of these reasons, the applicant will be declined in STOREnet. A system-generated Adverse Action Letter will be printed and mailed to the applicant weekly by Credit Underwriting.

Credit Underwriting will periodically review all accounts in good standing with an AR Management Review Credit Check (soft credit pull). The results of the credit response will be reviewed per the Credit Underwriting AR Management Review Guidelines, and the credit report date, credit score, credit limit, suggested credit limit and approved or declined indicator will be updated in the customer’s credit scoring profile in STOREnet.

Credit Underwriting will send out proper notification to customers receiving a credit limit change.

Accounts with credit limits that are higher than the Suggest Decision Power Credit Limit will be identified as credit limit exceptions using an Account Classification Code in STOREnet.

No credit limits will be approved for a limit higher than $7,500 based on the established score in the Decision Power Scoring Model.

Credit Balances:

Stores are responsible for reviewing any credit balances (negative amounts) on accounts. Store personnel must research the account history to determine if the reason for the credit balance. If the credit balance is an error, store personnel must take the necessary action in STOREnet to correct the credit balance.

If the credit balance is owed to the customer, store personnel must attempt to contact these accountholders to notify them of the credit balance. Store personnel should let the accountholder know the credit must be used for a new purchase or a refund will be issued.

If the accountholder comes into the store, a refund should be issued. If not, the store should submit a Work Order to Credit Services to request the balance amount be refunded and a check will be mailed to the customer.

Stores are not permitted to keep the funds from any credit balance that is owed to a customer. No refunds should be made on credit balances to anyone but the accountholder.

Monthly, Credit Services will run the Credit Balances report to notify Retail Ops of any credit balances over 45 days old. When credit balances reach over 60 days Credit Services will research the reason for the credit balance. Based on the research, Credit Services will either request a refund be mailed to the customer or clear the account balance.

If a refund check is received as returned mail, Credit Services will be turned over to Cash Management to comply with Escheat Law requirements.

AR-055: Account Transfers

Effective Date: 08/10/2021

Supersedes:05/22/219

POLICY:

Credit Services must approve all account transfers. Request to transfer an account must be submitting using the Account Transfer Template in Footprints.

Since all stores can access all accounts, transfers will be limited to accounts transferring from state to state.

For approved account transfers Credit Services will cancel the insurance from the account (if applicable). The receiving store will need to get a new insurance election form signed to add the new state’s insurance to the account (if applicable).

For accounts with a balance transferring in or out of Florida and Alabama, Credit Services will transfer the account balances to the appropriate plan for the receiving state.

Documentation:

All original documentation will remain at the originating store. Stores are not to mail the original account jacket & documents to Mulberry or the receiving store.

Accounts which transfer to a different state will require a newly executed credit agreement for the new state. Transferring an account from state to state is considered a change in Terms & Conditions; and a newly executed Credit Agreement should be obtained by the receiving store.

The new receiving store will create an account jacket for the documentation generated by the receiving store for the account going forward.

Baber Economy Stores:

The transferring of accounts between WSBC and Badcock Economy Stores is not allowed. You cannot make deliveries or do any collection activity for Badcock Economy Stores.

PROCEDURE:

●	The receiving (new) store must make a transfer request by creating a Footprints Work Order using the COLLECTIONS – Account Transfer Request template.

●	Credit Services will check the account for State to State transfer, Flags, Previous Charge- Off Balance, Open Orders, Quotes, Past Due Status.

●	Credit Services will make the decision and complete/decline the transfer request.

●	If the account meets the established criteria to be transferred, Credit Services will complete the transfer of the account to the receiving store.

AR-060: Lay-a-way & COD Purchases

Effective Date: 08/10/2021

Supersedes:05/22/2019

WSBC store personnel are not allowed to create Lay-a-way or COD transactions. The total amount of the sale must have the appropriate tend type for the method of payment used. There are to be no unpaid balances on Open Orders.

AR-065: Post Dated Checks & Future Dated Payments

Effective Date: 05/22/2021

POLICY:

A post-dated check or future dated promise is a form of a payment promise. Only Credit Services and Retail Account Manager Specialists (RAMS) personnel may established post-dated checks.

Accepting a post-dated or future dated payment will stop an account from receiving collection calls and letters.

When the Credit Services and Retail Account Manager Specialists (RAMS) personnel establish post-dated or future dated payments, the Future Date Payment letter (available through WinDebt) will be sent by CSARM to the customer no more than ten and no fewer than three days prior to posting of the future dated payment.

AR-075: Non-Accrual

Effective Date: 05/22/2019

Supersedes: 08/06/2018

POLICY:

Potential Charge-Off (Non-Accrual):

Potential charge-off accounts are those that could be charged off at cycle end each month. Accounts that are scheduled to charge-off will have the NA Alert Code (Non-Accrual) added to the account by CSARM monthly.

Non-Accrual:

At the beginning of the month, accounts that become uncollectable or meet specific criteria will be classified as Non- Accrual. The CSARM Reviewer will provide Credit Services with a report of Potential Charge-off accounts requiring the NA Alert Code. The NA Alert Code will remain on the account until charge-off unless a payment equal to or greater than the MMP is made prior to the end of cycle. The NA Alert Code will be removed from these accounts and collection activities will continue until the account is brought to a current status or eventually charged off.

When the store cycles each month, accounts with the NA Alert code will be charged off and the NA Alert Code will be replaced with the CO Alert Code. The appropriate post charge-off collection activity will be determined by CSARM.

●	Accounts with NI or TX Alert Codes will not charge-off, but the interest and late fees will still be stopped to prevent the account balance from increasing.

Non-Accrual Criteria:

●	Accounts with a Date of Last Payment (DLP) greater than 11 months (330 days)

Special Non-Interest Bearing Accounts:

The below criteria is used to classify Non-Interest Bearing (NIB) accounts. As long as an account retains its NIB status, it will not be automatically charged off at the end of cycle monthly with all of the other accounts that have Non-Accrual/E status. The NI and TX Alert Codes are used to create the NIB status for accounts.

The criteria for NIB accounts are:

●	180DLP flag is applied to accounts that have a date of last payment that is 180 days or more, this flag and the TX Alert Code remains on the account until charged off, a repossession is processed, or a payment is made on the account

●	Litigation Active flag is applied to accounts after litigation has been filed and required documentation is provided to Credit Services.

●	Deceased flagged accounts when the appropriate proof of death has been received or verified by Credit Services.

●	Customer Lawsuit flagged accounts when Legal has received a notification of a pending lawsuit.

●	Chapter 13 Active, Chapter 13 Complete Discharge, Chapter 7 Active, or Chapter 7 Discharge flag is applied to accounts as soon as we receive the bankruptcy notification.

Either part of the balance or the entire balance may eventually Charge Off when the account is removed from the NIB Status at the conclusion of the legal proceedings or bankruptcy.

AR-080: Charge Off

Reviewed: 5-22-2019

Effective Date: 5-22-2019

Supersedes: 9-16-2016

POLICY:

Each month, accounts that are in Non-Accrual (NA Alert Code) will be charged-off at cycle based on the assigned store for the account.

Accounts will be moved to Non-Accrual based on criteria outlined in CSARM Work Instructions, or any account to be deemed uncollectable at the discretion of Senior Management of CSARM.

Credits and Recovery:

Credit on previous charge off accounts is referred to as Recovery. Examples of recovery are payments or settlements. Under no circumstances should anyone write a receipt to an account that is charged off if the payment has not been made by the customer.

This is a violation of corporate policy and may be considered as a false entry to an account. This includes charge-off as well as active accounts. This is account manipulation and will result in serious consequences and at the minimum the potential charging of the account or accounts to the Dealer or potential disciplinary action for corporate employees.

AR-090: Bankruptcy

Effective Date: 05/22/2019

POLICY:

Bankruptcy is considered a critical event in collections by Badcock.

Badcock has identified the following as Critical Collection Events that require immediate action on the part of store personnel and Credit Services personnel:

Bankruptcy

Represented by Attorney

Cease Communications

STOP Phone Calls

STOP Home Visits

The occurrence of any Critical Collection Event requires immediate ACTION on the part of the person receiving notice of the critical event. To ensure understanding of each of these Critical Collection Events and the appropriate action required for each one, please review the full Critical Collection Events policy located at AR-126. This policy AR-090 specifically relates to Bankruptcy notification and how bankruptcies are managed by Badcock.

Notification of Bankruptcy:

If a customer advises, verbally or in writing, that they are in the process of filing bankruptcy or have filed bankruptcy, all collection activity must immediately cease and the Credit Services Department must be notified immediately either by phone or work order, although a phone call to Credit Services is recommended.

The account will be flagged with the “Represented by Attorney” flag immediately by Credit Services.

●	When the customer tells us they are filing or have filed bankruptcy, you may ask them for the name of the attorney and the attorney’s phone number. If they provide that information, enter it into the STOREnet Customer Activity Log immediately.

●	If they do not provide us with the attorney’s name and phone number, we will still immediately flag the account and cease collection activities.

●	Once Badcock receives confirmation of the bankruptcy, we will add the appropriate bankruptcy flag (Chapter 13 Active or Chapter 7 Active), add the NI Alert Code and remove the “Represented by Attorney” flag.

Additional Information Concerning Bankruptcy:

The instant a bankruptcy case is filed, the automatic stay takes effect freezing all actions against the consumer and the property, including repossession or sale of property recovered prepetition.

In the event of a joint account, the automatic stay applies to both parties on the account. Meaning, if one party on the account files bankruptcy, collections activity must stop immediately and neither of the accountholders can be contacted. When a customer or customer’s attorney advises that they have filed for bankruptcy, the following should be done immediately:

●	Notify the CSARM department: Ask for the name, address and telephone number of the attorney and provide this information to the CSARM department so they can verify if a case has been filed (they will flag the account in our point-of-sale system). If they cannot provide this information, contact the CSARM department and they will search in the Bankruptcy filing database.

●	Do not discuss the account with the customer or their attorney. Only authorized CSARM personnel are permitted to contact the customer’s attorney or the customer in limited situations.

●	Any documentation received from the bankruptcy court, trustee, attorney for customer, or the customer during the bankruptcy case should be forwarded to the Credit Services department.

Chapter 13 Bankruptcy - Reorganization of Debt

When a customer files Chapter 13 bankruptcy, all collections activity must cease.

Generally, a Chapter 13 bankruptcy involves the reorganization of the consumer’s debts and permits the customer to development a new payment plan arrangement with Badcock. Once the plan is in place payments are generally sent by the bankruptcy trustee to W.S. Badcock Corporation to apply to the account. Once the plan has paid out, the balance is uncollectable, the lien is extinguished and the customer receives a discharge.

We may not contact a discharged Chapter 13 bankruptcy account for collections purposes. If the customer pays their account in accordance with the Chapter 13 plan, they have satisfied their obligation to the bankruptcy court and any debt that existed prior to the plan being put in place owed to Badcock is discharged in bankruptcy.

If a case is dismissed, the situation is such that the customer never filed for bankruptcy. Normal collection efforts can be followed once the CSARM department receives the dismissal notice and removes the Bankruptcy flag from the account.

Chapter 7 – Total Liquidation of Assets

We must stop all collection activity until the bankruptcy dismisses, discharges or the customer reaffirms their debt with us. If the customer signs a reaffirmation agreement, no flag will be on the account and the account will be handled like all other active accounts.

The discharge of a Chapter 7 case where no reaffirmation or redemption has occurred will be reviewed by our CSARM department to determine if suit will be filed for possession of the merchandise

We cannot attempt to collect on the debt or ask for payment at all. We can only accept payment if the customer offers to pay in lieu of merchandise.

If a case is dismissed, the situation is such that the customer never filed for bankruptcy. Normal collection efforts can be followed once the CSARM department receives the dismissal notice and notifies the store in writing that it is safe to proceed.

Service Issues and Bankruptcy:

If a customer in bankruptcy notifies you of a service problem with an item that has an active warranty or extended warranty, you should notify CSARM. If CSARM determines that the warranty is active, we are required to honor the extended warranty. From there, we must provide the customer with contact information, any warranty information, and help with the exchange of the product under warranty. We are also responsible for providing service to any previously purchased merchandise that has been paid for and is under warranty.

Adding and Removing Bankrupt Accountholders:

It is a violation of the Bankruptcy Code to unilaterally remove either the debtor or the joint accountholder from an account to avoid the reach of bankruptcy protection. Therefore, do not remove any accountholders from an account without written permission and guidance from the Credit Services group.

AR-095: Litigation/Legal Action

Effective Date: 05/22/2019

Supersedes: 07/09/2018

POLICY:

Monthly the Credit Services BALI team will review and evaluate charged off accounts that meet the established criteria for litigation.

Approval process:

If an account meets the established criteria, the account will be placed with one of our outside Attorneys based on the customer’s state of residence. The appropriate Attorney flag will be placed on the account as notification that it has been placed with an Attorney.

Customer Attempts to Pay:

If a customer with an Attorney flag attempts to pay or inquire about their account, please do not provide them with any information or accept payment.

Please have them contact the Attorney directly.

TN Law Firm:

John B. Ingleson 615.895.3332 (Murfreesboro & Columbia, TN stores)

Lindsay Cameron Gross 931.526.3366 (Cookeville, TN store)

Rambo & Kingree 931.684.6213 (Shelbyville, TN store)

Jerre Hood 931.967.0838 (Winchester, TN store)

Judy Troutman 423.566-6001 (Lafollette, TN store)

Brian P. Mickles 423.266.1237 (Chattanooga & Cleveland, TN stores)

McCoy Law Firm:

Law Office of Jennifer McCoy 615.500.8577 (numerous Tennessee stores)

Finkelstein Law Firm:

Finkelstein Kern Steinberg & Cunningham 865-525-0238 or 888-200-6501 (numerous Tennessee stores)

GA Goodman Law Firm:

Law Offices of Emmett Goodman 877.354.3476

Smith Debnam Narron Law Firm (SC, NC, and VA stores):

Law Offices of Smith Debnam Narron Drake Saintsing & Myers, LLP 919-250-2142 or 888¬704-0884

American Alliance (all states):

AACANet 833-222-3270

Criminal Prosecutions or Misuse of any Legal Action:

Attempting to circumvent the spirit and intent of account administration is against Badcock policy. Furthermore, any practice which leads a customer to believe that they are about to be sued, when in fact they actually are not, has been construed to be a violation of the law.

Initiating criminal proceedings against a customer or sending correspondence threatening criminal prosecution is prohibited. Failure to adhere to this policy may result in the account in question being charged to you, or may further result in the Corporation seeking indemnification from you should a future claim be made against the Corporation for abuse of process, malicious prosecution, or any similar activity.

AR-105: Criminal Prosecutions

Effective Date: 01/26/2017

POLICY:

The W.S. Badcock Corporation does not approve or authorize the swearing out an affidavit, warrant, or initiating criminal prosecution against any Badcock customer related to the default of their Badcock Account. This is true regardless of any suggestion or authority from any local sheriff, judge, or similar official.

Initiating criminal proceedings against a customer or sending correspondence threatening criminal prosecution is prohibited. Never attempt to prosecute a customer or sign an affidavit or warrant without having first received written authorization from the W.S. Badcock Legal department which has made a determination that there has been a clear intent to defraud Badcock.

Failure to adhere to this policy may result in the account in question being charged to you, or may further result in the Corporation seeking indemnification from you should a future claim be made against the Corporation for abuse of process, malicious prosecution, or any similar activity.

AR-110: Repossession

Effective Date: 09/16/2016

Supersedes: 07/21/16

POLICY:

The Badcock Easy Purchase Plan Credit Agreement is a binding promise to pay on an account and a purchase money security agreement, the breach of which entitles Badcock to the repossession of the collateral securing the amount owed. In taking possession of the collateral, you may proceed without judicial process if this can be done without breach of the peace.

As a customer makes payments on an account and reduces the balance, items of merchandise clear Badcock’s lien according to a repossession formula. This is known as the first in, first out (FIFO) formula. Therefore, prior to commencing the repossession of an account, you must secure a list of those items in which Badcock still maintains a security interest.

This list of merchandise is on the Legally Entitled To (LET) document and is available in our point-of-sale system.

Prior to attempting to repossess merchandise, use the following checklist to ensure the account is eligible for repossession:

●	Verify Credit Agreement is signed by accountholder

●	Obtain an LET from STOREnet

●	Verify Model and Serial Number for Appliances and Electronics

●	Verify account is in default (check for recent payments)

●	Review status of pending insurance claims

●	Make sure you are able to locate the customer

●	Make sure we are legally allowed to repossess the account; verify account is not in bankruptcy, litigation, or covered under the Service member Civil Relief Act

If you have completed all of the above actions and the account is still not up to date, you may proceed with repossession.

LET:

Take only the items listed on the LET provided by STOREnet. If you take the items on the LET, attempt to have the customer sign the Repossession Notice Statement page. If they refuse, write “Customer Refused” in the customer signature space provided.

During the repossession, you must follow the below customer contact policies:

●	Never enter a home without the consent of the customer.

●	Never enter a home without the customer being present.

●	Under no circumstances should you attempt repossession when a minor is the only one home.

●	Please make sure any personal property contained in any repossessed property is left behind with the customer.

●	Never trespass to repossess property.

●	Do not accept or attempt to take any items not listed on the LET

Account Credit:

All items on the LET that were surrendered by the customer (including non-merchandise product associated with said items) must be entered into our point-of-sale system as a Repossession, not a Return.

The account will be credited for up to the original retail amount of the items repossessed. If all of the merchandise we are entitled to repossess is returned, the account will be closed and the balance reduced by an amount equal to the repossessed merchandise credit. If any items are missing from the entitled list, or there is significant finance and insurance accumulation on the account due to a poor payment history, then the account may still have a balance and the customer will be liable for the remaining balance.

Any unpaid balances remaining after repossession will charge off when it meets the established criteria.

Customer Dispute during Repossession:

During an attempt to repossess merchandise from a customer, if the customer refuses to return an item or asks you to stop and leave, unless you are processing a repossession with the assistance of law enforcement and a court order, stop the repossession and leave the customer’s property immediately. Depending on the account balance and merchandise involved, a decision by the Credit Services department will be made to either litigate the account or charge off the remaining balance.

Items Subject to Repossession:

Badcock does not consider under the counter dishwashers or gas ranges as permanent fixtures. If they are on the LET list and a customer voluntarily surrenders these items or a court order allows for their repossession, you may repossess these items.

However, you should be aware that during the repossession, you will be responsible for any damages resulting from the repossession or possible claims made afterwards. Therefore, any disconnections should be performed by a qualified servicer. It is in your best interest to weigh the potential risk of damage against the financial gain of repossession before removing these items.

Repossession of Computers, Laptops, and Tablets:

Computers, Laptops, and Tablets must be kept in the store for 10 days to allow the customer to retrieve their personal information. This is explained in the Computer Disclosure Agreement that must be signed with every sale of a Computer, Laptop, or Tablet.

Pawn Shops, Landlords, Storage:

When you learn that a customer has pawned merchandise, you should contact the pawn shop immediately and inform them of Badcock’s lien. If the pawn shop owner does not recognize Badcock’s lien, you should contact the Credit Services department and a letter will be sent to the pawn shop placing them on official notice of our lien.

Landlords often attempt to keep merchandise to offset unpaid rent. The law in all states is clear that Badcock has a prior lien on the merchandise. However, we may be responsible for reasonable storage fees. If a landlord remains difficult, please contact the Credit Services department and a letter can be sent to the landlord notifying them of Badcock’s lien. You should contact the Credit Services department if you encounter any problem with a customer who has left the merchandise in a storage unit. Although there is an issue as to priority of liens, these owners will often let you pay past due rent if reasonable.

You must contact Credit Services to obtain approval prior to paying any fees or unpaid rent to Pawn Shops, Landlords or Storage facilities if you want to be reimbursed for some or all of the fees. Credit Services will review the value of the merchandise and if approval is given the Corporation will normally reimburse 100% of the approved amount. Approvals for fees or rent exceeding $250.00 will require approval from the Senior Management of Credit Services.

Credit Services will add a comment in the Customer Activity Log when approval is given to pay fees for pawn shops, landlords or storage facilities to document the approved amount and for review purposes when the reimbursement request is received.

The Dealer must submit a receipt to the Credit Services department with the Customer Account # and the Merchandise Return # for review and payment.

Failure to obtain approval from Credit Services prior to paying any fees or unpaid rent will result in the request for reimbursement to be denied.

Penalties for Non-compliance:

If you violate the provisions of the Credit Agreement and repossess and sell collateral when no right to repossess exists, you would be liable to the customer for damages under various laws, including conversion, civil theft statutes, Fair Debt Collection Practices Act, and UCC Article 9. Punitive damages are available to the customer as well. Intent is irrelevant.

You will be required to return the property to the customer. No condition as to the return of the unsecured property may be place on the return. Said activity is also a violation of your Dealership Agreement.

Customer Request for Voluntary Repossession

If a customer contacts the store or Credit Services to request Voluntary Repossession (voluntary surrender) merchandise on their Badcock Account, the person in contact with the customer will explain The Badcock Easy Purchase Plan Agreement is a binding promise to pay on the account until the entire balance is paid. The customer will be notified their request for voluntary repossession and surrender of certain unpaid merchandise purchased on their Badcock Account in order to satisfy the account balance will be presented to the Manager of Regional Collections for review. The reviewing and repossessing process can take 5-7 business days for completion.

Any decision to accept or not accept the return of merchandise outside our stated return policy is at the sole discretion of Badcock and its authorized representatives in the Field Services department. A formula based on the age, type, value and condition of the merchandise will be used to determine if the request for Voluntary Repossession is approved or denied. If a request for Voluntary Repossession meets our established criteria, the customer will be informed of the following conditions that must be met:

1.	The voluntarily surrendered merchandise must be in sellable condition. Our company representative will make this determination upon inspection of the merchandise.

2.	Customer agrees to sign the “Legally Entitled To” document listing the merchandise to be Voluntarily Repossessed.

3.	Customer agrees to a re-stocking fee of 20% of the purchase price of each item which will be deducted from the credit you receive for the merchandise. As such, the credit received will only be for 80% of the purchase price.

4.	Customer agrees to a $99.00 transportation pick up fee, which will be charged to the customer to offset the transportation expense of picking up the merchandise. This fee can be paid by the customer at the time the merchandise is picked up by us or deducted from the credit being issued for the approved merchandise that is repossessed. This fee can be avoided if the customer makes acceptable arrangements to return it to the store where your purchase was made.

The customer’s voluntarily surrendered merchandise will be processed as repossession and reported to the credit reporting agencies as such. Any remaining balance after the repossession is processed will be the accountholder’s responsibility to pay.

Any request from store personnel for a Voluntary Repossession must be submitted through the Footprints Work Order process using the template provided in Collections.

If a Voluntary Repossession is tentatively approved by the Manager of Regional Collections, the person making the request will see the decision when the Footprints Work Order is completed. The appropriate Regional Account Manager Specialist will be notified or appropriate store and arrangements will be made with the customer to schedule the Voluntary Repossession of merchandise.

If merchandise is in re-sellable condition at the time of the visit, then the RAM and/or appropriate store will proceed to take the merchandise.

The returned merchandised will be processed as a repossession in STOREnet using the LET option; and it will be reported to the credit reporting agencies as such.

Any remaining balance after the repossession will be the accountholder’s responsibility to pay. Any remaining balance not paid by the customer will become part of the store’s annual charge-off amount.

When possible, the Credit Services department will request the customer contact us to see what payment arrangements can be made to get the account out of past due status and back to a good standing status.

Attempts to bypass the Voluntary Repossession process and return merchandise outside our stated return policy will be considered Account Manipulation and subject to the consequences associated with the Account Manipulation Policy. It’s important to note that store personnel must follow the established warranty and customer service policies. Store personnel must properly handle customer complaints and warranty issues to prevent these problems from getting out of control. Service or Warranty issues that are not properly addressed or handled by store personnel that result in non-payment or a demand by the customer to return the merchandise will not be processed as repossession. Merchandise accepted by the store for the above reasons will be done as a Merchandise Return.

Voluntary Repossession Request Review Procedure:

Store personnel or Credit Services personnel receives request for Voluntary Repossession of Merchandise from the customer.

A Footprints Work Order is submitted to Credit Services using the Voluntary Repossession Template or an e-mail is submitted to reporequests@badcock.com for review or request. All Voluntary Repossessions will be done as a full repossession of all LET items.

The Manager of Regional Collections will review the request using the Voluntary Repossession Formula to determine the proper response to the request (approved or denied).

For approved Voluntary Repossessions, the Manager of Regional Collections will notify the Regional Account Manager Specialist or store to schedule the Voluntary Repossession.

The Regional Account Manager Specialist or store employee will take the LET for the merchandise to be repossessed with them when conducting the repossession. The repossessed merchandise will be brought back to the store. The customer will sign a copy of the LET for the store’s files and receive a copy for their records.

The merchandise will be processed as repossession in STOREnet when the Manager of Regional Collections completes the repossession. A transfer of the merchandise will also be created and completed. Any additional price cuts desired by the store for RPO merchandise must be done in accordance with Corporate Store Policy.

After being properly detailed by the store personnel, the store personnel will be responsible for printing and tagging the correct merchandise with the new price and the RPO As Is Disclaimer. The merchandise will be placed in the Backroom Bargain Area for sale to customers.

No merchandise should be accepted during a Voluntary Repossession that cannot be sold for an amount at least equal to the amount owed.

The customer is still responsible for any remaining balance left on an account after the repossession has been completed. The Repossession Flag in STOREnet is automatically set when the repossession is completed. The Repossession Flag will remain on the account. The customer will not be eligible to make future purchases for at 25 months. and a new credit report and updated score will be required. The Credit Granting Policy will be followed at that time if approved; a Footprints Work Order would be required to remove the Repossession and Charge-Off Flag from the account.

For Partial Voluntary Repossessions (less than all of LET merchandise was repossessed) the Repossession Flag will be placed on the account and remain on the account until the remaining balance is paid in full. The customer cannot make any further purchases until the account has a zero balance. The customer will still receive monthly statements and can continue to make payments at the store.

The MMP will be lowered to the MMP for the remaining balance in accordance with our MMP Chart.

Balances on accounts after a Partial Voluntary Repossession that hit the Potential Non-Accrual Report will be charged-off. The customer is still responsible for any remaining balance left on a Partial Voluntary Repossession, even if the account charges off.

A Partial Voluntary Repossession account holder who pays the balance to zero can have their credit re-evaluated with a new Credit Report pull. Normal Credit Granting Policies will be followed at the time of the request. If approved, a Footprints Work Order would be required to remove the Repossession Flag from the account before purchases can be made.

A Customer denied for Voluntary Repossession will remain responsible for paying the full account balance.

Voluntary Repossession Merchandise Valuation Criteria

If the merchandise on the LET (Legally Entitled To) has the following items, a Voluntary Surrender request can be subject to a denial for these items:

●	Accessories

●	Bedding

●	Flooring

●	Upholstery & Electronics (sale date over 12 months)

AR-115: Non-payment Due to Customer Death

Effective Date: 05/22/2019

POLICY:

In the event a customer dies and you receive notification, the account should immediately be reviewed to verify whether the customer had life insurance on the account. Often the family will not be aware of this coverage.

If the customer had insurance, contact the Customer Insurance department for details on the process for handling this claim. It’s important to also notify Credit Services so the Deceased flag can be added to the account once the proper documentation or confirmation has been obtained.

If the customer does not have insurance coverage, the CSARM BALI team will determine whether a probate action will be filed and assume responsibility for taking the appropriate action.

If a probate proceeding is filed, CSARM BALI team will review the account and determine eligibility for filing a statement of claim in the probate proceeding in an effort to recover the legally entitled to merchandise or the balance of the account.

If the probate process does not yield results, the balance may be moved to non-accrual to be included in the monthly charge-off.

AR-120: Collection Letters

Effective Date: 05/22/219

POLICY:

Only correspondence approved by the W.S. Badcock Corporation may be sent to W.S. Badcock Corporation accountholders. Only the Accounts Receivables Management Team may send collection or account related communications to our accountholders. No other collection or account correspondence can be generated other than approved past due text messaging.

No free-form letters or hand-written comments are to be used when communicating with a customer about their W.S. Badcock Corporation account.

If the Regional Account Management Specialist is going to leave a letter for the customer, only W.S. Badcock Corporation generated letters may be used. The letter must be sealed in a Yellow Personal & Confidential envelope and mark the envelope with the customer’s name on the outside.

Windebt will generate the collection letters to past due accountholders based on the timing of due dates. All Windebt Collection Letters must be reviewed and approved by Senior Management of CSARM, the Legal Department, and the Compliance Department.

AR-125: Customer Contact

Effective Date: 05/22/2019

POLICY: General Contact:

The Accounts Receivables Management Team will only provide customer support on accounts during the hours of 9:00 a.m. through 9:00 p.m., Monday through Friday, Saturday from 11:00 a.m. to 8:00 p.m. and Sundays 11:00 a.m. to 7:00 p.m.

Authorized corporate personnel are allowed to engage in collection activity with our accountholders unless written authorization has been provided by the CSARM Team.

The acceptance of payments, asking for the past due balance on an account or providing service to a financed account is not considered collection activity. You cannot ask for the current month payment until after the due date, but you may remind them of their upcoming minimum monthly payment.

It is against corporate policy as well as federal law to use any language that may be considered as abusive or threatening when collecting. This is to be avoided and will not be tolerated.

These acts are violations of the State and Federal collection laws:

●	never threaten a customer or threaten to take any action that cannot legally be taken

●	never berate or harass the customer

●	never lie to or knowingly mislead a customer

If an accountholder or co accountholder asks to stop collection activities or advises that they are represented by an attorney (either by phone, in writing, or in person), immediate action must be taken. The CSARM department must be contacted immediately via a Footprints work order and advised that the customer requests to stop collections activities. CSARM will flag the account accordingly to cease communications.

Phone Contact:

Text messaging cannot be used to contact our accountholders. This could result in a message charge for an accountholder, which is in violation of FDCPA.

Contacting a customer at work (Place of Employment POE) should only be done as a last resort. If a customer asks you to stop contacting them at work, stop at once.

When contacting a customer by phone, the we should only call the customer up to three (3) times a day without reaching the customer. Once a message is left with an answering machine or a third party, we will wait twenty-four (24) hours to try again.

You cannot disclose the purpose of your call with anyone except the accountholder. You must identify yourself and identify the company name, but not your title or position with the company until you are speaking to the accountholder. Guidelines for leaving a message with someone other than the accountholder:

●	Identify the person the message is for.

●	Identify yourself and the company....do not identify your position or title.

●	Leave a message for the accountholder to call you that day and provide the phone number.

●	Never reveal the purpose of the call, simply state that the matter is personal or that you prefer to talk to the accountholder about it.

Guidelines for leaving a message on an answering machine:

●	Say only your name and your company’s name.

●	Ask the accountholder to please call you today.

●	Say your phone number.

Personal Visit:

When visiting a customer’s home, you may only visit the home two (2) times in one (1) day without reaching customer. Once you leave a message with a third party (as described above) or a letter in a confidential sealed envelope, you cannot visit the home again for twenty-four (24) hours.

When visiting the customer’s home, only discuss the account status with the customer. Do not talk to anyone else about the account, and do not discuss the delinquency in a manner so that others can hear the discussion.

If a customer is not at home, do not discuss the account status with anyone else at the home.

Never enter a customer’s home if only a minor is present.

Never contact a customer at work in person.

Email:

Email cannot be used as a collection correspondence with a customer.

Breach of Peace:

Stores must not violate any consumer protection laws. The following are a non-exhaustive list of actions that consumers are protected against and are considered a breach of the peace by courts:

●	Pushing open the door

●	Grabbing keys or hiding keys

●	Any touching of a customer

●	Wedging a foot in the door

●	Damage of the debtor’s property before, during, or after repossession

●	Using any abusive language

●	Threats of any nature

●	Feeling by the customer that immediate danger is near

●	An objecting customer

●	The objection of a third party

●	Any entry into a closed area (trespass)

●	Raising closed but unlocked window

●	Use of a police officer without a court order or writ

Third Parties

From time to time, the Company will engage a third-party vendor to contact customers and service accounts. Only vendors selected and approved by a Senior Vice President and approved by the legal department may service accounts or contact customers.

AR-126 Critical Collection Events

Effective Date: 07/18/2018

Supersedes: N/A

POLICY

We have identified the following as Critical Collection Events that require immediate action to be done by store personnel and Credit Services personnel:

Bankruptcy

Represented by Attorney

Cease Communications

STOP Phone Calls

STOP Home Visits

The occurrence of any Critical Collection Event requires immediate ACTION on your part:

●	If you

●	for no further collection visits to their residence

●	You must notify Credit Services immediately using either the Footprints Work Order system or email. Following up with a phone call to receive notification from a customer or store personnel of:

●	Bankruptcy (actual filing or an intent to file)

●	Representation by an attorney

●	Their demand for no further contact or communications with regard to their debt

●	Their demand for no further collection phone calls

●	Their demand Credit Services is also recommended.

To ensure you understand each of these Critical Collection Events and the appropriate action required for each one, we have provided the following detailed information:

Notification of Bankruptcy: If a customer tells you, verbally or in writing, they are in the process of filing bankruptcy or have filed bankruptcy, you must cease collection activity immediately and notify the Credit Services Department. The account will be flagged with the “Represented by Attorney” flag immediately by Credit Services.

●	When the customer tells us they are filing or have filed bankruptcy, you may ask them for the name of the attorney and the attorney’s phone number. If they provide that information, enter it into the STOREnet Customer Activity Log immediately.

●	If they do not provide us with the attorney’s name and phone number, we will still immediately flag the account and cease collection activities.

●	Once Badcock receives confirmation of the bankruptcy, we will add the appropriate bankruptcy flag (Chapter 13 Active or Chapter 7 Active), add the NI Alert Code and remove the “Represented by Attorney” flag.

Represented by Attorney: When notification is received verbally or in writing, you must cease collection activity immediately and notify the Credit Services Department. The account will be flagged with the “Represented by Attorney” flag immediately by Credit Services.

●	Credit Services has received verbal or written notification from the customer or store notifying us an attorney has been obtained to represent them for a potential Bankruptcy filing, or other legal action; but we have not received confirmation from the attorney or a bankruptcy notification. The Flag will remain on the account until we receive written validation of legal representation, bankruptcy filing, or written authorization from the customer signed and dated that they are not represented by an attorney.

●	The Flag report will be run monthly to update the status of accounts with the Represented by Attorney flag. If we do not receive payment within 120 days of flagging the account, the account will be set to charge off and we will evaluate the account to determine if litigation will be filed once it charges off.

●	No collection activity will be done when the Represented by Attorney flag is applied, but the account is subject to the date of last payment charge-off rules.

Ceasing Communication: When a customer has requested in writing that all collections communications are to cease and desist, honor the request and cease all collection communication and activity with the customer and notify Credit Services.

●	If the verbal request is related to one of the other flags created for Critical Events (Represented by an Attorney for the purpose of filing bankruptcy, STOP Phone Calls, Customer Lawsuit or STOP Home Visits), the appropriate account flag for the Critical Event will be used.

●	No collection efforts will be made on accounts with the Cease Communications flag. Credit Services will send the customer a letter acknowledging the Cease Communications request, and notify the customer of their obligation to pay, as well as our legal options to obtain payment.

●	For these Critical Events, we should receive the appropriate written documentation from the customer or a response from the letter that we send.

STOP Phone Calls: When notification is received verbally or in writing, we will immediately flag the account & cease collection calls.

●	If a customer provides notification in any manner (verbally or written) requesting collection phone calls stop, you must submit a request to Credit Services to add the STOP Phone Calls flag to the account.

●	The flag will be added by Credit Services and all collection calls to the customer will stop immediately. The customer will receive statements, collection letters and possible home visits. Payments can be made, but no new account sales can be made. By requesting collection calls to stop, the customer has limited our ability to collect and raised their credit risk. This increased credit risk is grounds for us to freeze the account to prevent future on-account purchases.

●	To remove the flag, we will ask for written authorization from the customer signed and dated with phone number(s) that can be used for collection calls. Credit Services only accepts a verbal request to rescind the previous STOP Phone Call request if the call is received on our recorded line and the Verbal Authorization statement is read to the customer with an affirmative response. When the flag is removed, the customer will be eligible for future on-account purchases.

STOP Home Visits: This account flag is primarily used by the Regional Account Manager Specialists. Upon a customer’s request, whether verbal or written, that Badcock stop collection home visits, you must stop making collection home visits to the customer immediately, and submit a request to add STOP Home Visits flag to the account using the Footprints Work Order process or sending an email to your supervisor.

●	The flag will be added by Credit Services and all collection home visits to the customer must stop immediately. While the flag is on the account, the customer will receive statements and payments can be made, but no new account sales can be made.

●	To remove the flag, Credit Services must receive written authorization from the customer signed and dated with a physical address that will be used for collection home visits if needed. Credit Services only accepts a verbal request to rescind the previous STOP Phone Call request if the call is received on our recorded line and the Verbal Authorization statement is read to the customer with an affirmative response. When the flag is removed, the customer will be eligible for future on-account purchases.

AR-130: Use of Call Boxes and Call Services

Effective Date: 05/22/2019

POLICY:

The use of call boxes or outside call services by store personnel or store locations (corporate or dealer) to contact W.S. Badcock Corporation (“Badcock”) customers is NOT permitted under any circumstances.

Stores previously using systems or services such as “Call-Em-All” or “CallFire” or any other device or software that automatically dials a phone number without human intervention should have discontinued the use of these systems and services no later than January 31, 2019. No employee or store personnel shall use these systems, software, or services for any purpose including, but not limited to, contacting any Badcock customer for collections, solicitation, or notification (even a current accountholder) of any current or upcoming sale or promotion.

Only approved collection personnel may contact Badcock customers using call systems or services in accordance with their approved Work Instructions and in compliance with all relevant laws and regulations.

AR-135: Skipped Accounts

Effective Date: 05/22/2019

POLICY:

A skipped account is one that has not paid, has moved, and has taken their merchandise with them without providing forwarding address information. Only authorized CSARM and Loss Prevention personnel may skip trace an account. When searching for skipped accounts all laws and WSBC policies must be followed.

Acceptable Actions:

The following is a list of acceptable actions CSARM & Loss Prevention may take when trying to locate a “Skipped Account”:

●	Check with the references provided on the Credit Application. The only questions you may ask anyone you contact about the skipped account are:

o	Do you know where they live? Do you know where they work? Do you know their contact information?

●	Check approved search services (Accurint/TLO) reports to see if there is an updated address.

●	Check their previous address, especially if it was with a relative.

Unacceptable Actions:

The following is a list of unacceptable actions CSARM and Loss Prevention personnel may not take when trying to locate a “Skipped Account”:

●	Do not repeatedly call relatives, places of employment or creditors. If someone you have contacted tells you they have no information, do not call them again. This is considered harassment and it is strictly prohibited.

●	Do not discuss the purpose of your call; simply state you have something important to discuss.

●	Never misrepresent yourself or mislead anyone to believe you are someone else.

●	Never reveal the identity of your employer unless asked, and then simply tell them you work for Badcock Home Furniture &more. Do not make any references to the fact that you work in collections or loss prevention.

●	Do not attempt to communicate or contact a customer if notified they are represented by an attorney. If you are notified an attorney represents the customer, follow the Critical Events procedure.

●	Never lie to anyone you contact.

●	Never get angry or upset with anyone you contact. Do not lose your temper and do not do anything that will cause the person you are contacting to get angry.

●	Do not threaten or intimidate anyone you contact and never use violence.

●	Do not call anyone before 8:00 a.m. or after 9:00 p.m. If the person you are calling is out of your area, know what time zone you are calling and what time it is there when you are calling.

●	Do not post any “Dead Beat” list or make any reference verbally or in writing about the debt owed to you by a customer.

●	Engaging in any action which may harass, annoy, embarrass, or mislead a customer or anyone else contacted concerning a skipped account.

AR-140: Partial Payments

Effective Date: 05/22/2019

POLICY:

A partial payment is any payment amount that is posted to an account that is less than the minimum monthly payment (MMP). If less than the MMP is accepted, the customer must be notified the remaining portion of the MMP must be made on or before the due date to avoid the account being past due and subject to collection activity and late fees.

A token payment is a payment that is an amount that does not reasonably reduce the customer’s balance or is equal to or less than the amount of the total finance and or insurance premiums.

Any manipulation of accounts with payments that change the status of an account or other misconduct will be deemed as account fraud, and the entire account balance will be charged to the Dealer or Corporate Store. This includes, but is not limited to, payments not made by the customer, partial payments made and later refunded, repossessions later resold to the same customer or any other unauthorized refunds. Manipulation of accounts may result in the loss of employment and/or dealership.

AR-145: Account Past Due Adjustment

Effective Date: 04/30/2020

Supersedes: 03/27/2020

POLICY:

The purpose of the Past Due Adjustment policy is to encourage customers to re-establish the practice of making consistent and full payments to bring their account back to a Current status.

Additional benefits of this policy could be reduced fees and interest for customers, account will be reported as current, and the customer may be able to use their line of credit for future account purchases.

The following is the report criteria Credit Services will be using to adjust the past due payments of eligible accounts:

●	We will adjust the past due balance for customers who make 2 out 3 payments during a three-month billing cycle period.

●	There must be a full MMP or more within the billing cycle for two of the three billing cycles.

●	These do not need to be consecutive payments.

●	Accounts with the following flags will not be eligible for a past due adjustment: PDA Not Eligible, Payment Deferred, Internal Review, Fraud, Reaffirmation Pending, and Customer Lawsuit.

Accounts can only receive a past due adjustment once every six months (twice a year).

Additional Requirements:

●	There cannot be any open items on the account.

●	Only revolving plans, Equal Pay No Interest, and NCR Plans can be adjusted. SAC Plans cannot be adjusted under this policy.

●	It’s possible the MMP may increase after the past due balance is adjusted if the long-term balance increases above the current MMP threshold.

●	Accounts may not receive more than two (2) past due adjustment in twelve (12) months. When an account receives a past due adjustment, the PDA Not Eligible (No Past Due Adjustments) flag will be added to the account. While this flag is on the account, no past due adjustments can be made. When the flag add date reaches five months CSARM will remove the flag. The PDA Not Eligible flag removal process will be done monthly.

MONTHLY PAST DUE ADJUSTMENT PROCEDURE:

The morning of Cycle Cut-Off, Credit Services will generate a report of accounts with past due payments that meet the policy requirements. The past due status for these accounts will be adjusted to zero and the payments past due will be added to the long-term balance of the associated plan. Any Master Plan balance will be transferred to the revolving plan with highest balance.

No action needs to be taken by the store for Past Due Adjustments.

AR-150: Third Party Financing

Effective Date: 04/30/2020

Supersedes: 03/27/2020

POLICY:

From time to time at the company’s discretion, we may offer financing from a Third-Party Provider. It’s the responsible of the Dealer or Store Manager to ensure complete Adherence & Compliance to the specific policies and procedures established with any provider. Failure to follow Third Party Finance Policy & Procedure as outlined by W.S. Badcock Corporation can result in the following:

●	Dealer Commission charge-back.

●	Third Party Account value charge-back.

●	Discontinuation of third-party financing in your store(s).

●	Disciplinary Action for Corporate Employees

Third Party Financing Information Security

No confidential information is to be disclosed to any third party. All non-public information (NPI) is to be kept secure in the Customer Privacy Protection (CPP) file and access should be limited to appropriate personnel only. Any disposal of this information, per retention guidelines, must be done with the use of a Certified Document Disposal Company or crosscut shredder.

AR-155: Account Flags

Effective Date: 06/02/2020

Supersedes:07/20/2019

POLICY:

Account flags are placed on accounts by Credit Services to alert store personnel about information needed or restrictions placed on an account for legal or compliance reasons. Setting a flag will impact various actions on accounts, including accepting payments, making new transactions (including cash sales), blocking collection activities for letters, phone calls, home visits, repossessions, and statements. A matrix of the flags and flag settings is available by clicking the Account Flag Matrix Link. This matrix highlights important actions that are allowed or prohibited when the associated Flag is on the account.

The placing or removing of account flags will be handled by Credit Services.

Credit Services personnel will only override the settings for corporate stores following department policy for each flag situation. Credit Services will not remove a flag to allow a payment to be posted to an account.

PROCEDURE:

Flags can be accessed by navigating to View Advanced Customer Settings Menu > Receivables Tab > Actions > Legal Settings. Flags will also appear any time a customer is accessed in either View All Revolving Plan Activity for a Customer, Enter a Sales Order or Enter a Customer Payment/Refund/Gift Certificate.

To request that an account be reviewed for a flag removal or flag addition, a Work Order must be submitted to Credit Services.

A brief description for the use of each flag is provided to assist you in understanding the reason for the account flag and any special instructions regarding the flag.

Chapter 13 Active: This is a Critical Event. When notification is received in writing or verbal notification is confirmed by Credit Services, we will immediately flag the account and cease collection activities.

The account is an active Chapter 13 bankruptcy. The automatic stay rules are in place at all times for accounts with this flag.

The NI Alert Code will be added to the account and the optional Credit Insurance will be cancelled (if applicable) by Credit Services when the flag is added to the account.

No collection activity will occur while this flag is applied to the account. Only Credit Services BALI Team can add or remove this flag.

Chapter 7 Active: This is a Critical Event. When notification is received in writing or verbal notification is confirmed by Credit Service, we will immediately flag the account and cease collection activities.

The account is an active Chapter 7 bankruptcy. The automatic stay rules are in place at all times for accounts with this flag.

The NI Alert Code will be added to the account and the optional Credit Insurance will be cancelled (if applicable) by Credit Services when the flag is added to the account.

No collection activity will occur while this flag is applied to the account. Only Credit Services BALI Team can add or remove this flag.

Cease Communications: This is a Critical Event. When notification is received in writing or verbal notification is confirmed by Credit Services, we will immediately flag the account and cease collection activities.

This flag is applied to an account when a customer has requested that all collections communications are to cease and desist. If an account holder makes the request verbally, we will instruct the customer to submit the request in writing. If the verbal request is related to one of the other flags created for Critical Events (Represented by an Attorney for bankruptcy, litigation or other purpose, STOP Phone Calls, Customer Lawsuit or STOP Home Visits), the appropriate account flag for the Critical Event is to be used.

No collection efforts will be made on accounts with the Cease Communications flag. Credit Services will send the customer a letter acknowledging the Cease Communications request, as well as our legal options to obtain payment. Credit Services will evaluate the account to determine if litigation is the appropriate action concerning the account if the flag remains on the account once it is charged off.

To remove the Cease Communications flag, Credit Services must receive a written authorization from the customer. We will not accept a verbal request to rescind the previous Cease Communications request. The written authorization can be in the form of a letter or a new credit application; however, the authorization must be signed and dated by the customer with phone number(s) and address that the customer agrees to be used for collection activities. When the flag is removed, the customer may be eligible for future on-account purchases.

Customer Lawsuit: This is a Critical Event. When notification is received in writing, we will immediately flag the account and cease collection activities.

The Corporation has received a lawsuit from an attorney representing the customer. The flag will remain on the account until the lawsuit has been settled or completed.

The NI Alert Code will be added to the account by Credit Services when the flag is added to the account.

The account will not charge-off unless approval is given from the Legal Department, and no collection activity will be done when the Customer Lawsuit flag is applied. Credit Services will monitor the account monthly to determine the status of the account. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Represented by Attorney: This is a Critical Event. When notification is received verbally or in writing, we will immediately flag the account and cease collection activities.

Badcock received verbal or written notification from the customer or store personnel that the customer hired an attorney to represent them for a potential bankruptcy filing, or other legal action, but we have (i) not received the attorney information from the account holder or a letter of representation from the attorney (ii) received the attorney information but have not been able to confirm the attorney’s representation of the customer; or (iii) not received a bankruptcy notification.

The Account Flag report will be run monthly to update the status of accounts with the Represented by Attorney flag. If we do not receive payment within 120 days of flagging the account, the account will be set to charge off and we will evaluate the account to determine if litigation will be filed once it charges off.

There will be no collection activity when the Represented by Attorney flag is applied.

To remove the Represented by Attorney flag, Credit Services must receive a written authorization from the customer. We will not accept a verbal request to rescind the Represented by Attorney flag. The written authorization can be in the form of a letter, which must be signed and dated by the customer. When the flag is removed, the customer may be eligible for future on-account purchases.

STOP Phone Calls: This is a Critical Event. When notification is received verbally or in writing, we will immediately flag the account and cease collection activities.

Upon a customer’s request, whether verbally or written, that Badcock stop all collection phone calls, you must stop calling the customer immediately; and must submit a request to add STOP Phone Calls flag to the account using the Footprints

Work Order process.

The flag will be added by Credit Services and all collection calls to the customer must stop immediately. While the flag is on the account, the customer will receive statements and payments can be made, but no new account sales can be made.

By requesting collection calls to stop, the customer has limited our ability to collect and raised their credit risk to us. This increased credit risk is grounds for us to freeze the account to prevent future on-account purchases. To remove the Stop Phone Calls flag, Credit Services must receive a written authorization from the customer. The written authorization can be in the form of a letter or a new credit application; however, the authorization must be signed and dated by the customer with phone number(s) that the customer agrees to be used for collection calls.

Credit Services will only accept a verbal request to rescind the previous STOP Phone Call request if the call is received on our recorded line, and the Verbal Authorization Statement is read to the customer with an affirmative response. When the flag is removed, the customer will be eligible for future on-account purchases.

Chapter 13 Complete Discharged: The account holder completed the Chapter 13 bankruptcy plan approved by the court. Any remaining balance on the account will be cleared by CSARM BALI team.

A new credit report will be required to extend credit to the account after the bankruptcy has discharged. Re-activating a bankruptcy flagged account can only be done with a zero balance (Receivables or Charge-off). To remove the flag a work order must be submitted.

Only Credit Services BALI Team and authorized Credit Services personnel can remove this flag following the established Policies and Procedures.

Chapter 7 Discharged: The account holder received a discharge of the debt in the Chapter 7 bankruptcy case. We will have one attempt to contact the customer to repossess the merchandise we are Legally Entitled To. We cannot ask the customer for money.

A new credit report will be required to extend credit to the account after the bankruptcy has discharged. Re-activating a bankruptcy flagged account can only be done with a zero balance (Receivables or Charge-off). To remove the flag a work order must be submitted.

Only Credit Services BALI Team and authorized Credit Services personnel can remove this flag following the established Policies and Procedures.

Reaffirmation Pending: The BALI Team will add this flag when an attorney representing a Chapter 7 Active Bankruptcy customer requests a Reaffirmation Agreement. After the Chapter 7 Bankruptcy discharges, the signed Reaffirmation Agreement is received and scanned into the customer’s account file and payments are made per the agreement, the Reaffirmation Pending flag will be removed.

Once the Chapter 7 Active Bankruptcy and Reaffirmation Pending flags have been removed the account is no longer under bankruptcy protection and the account is restored to an active status. Only Credit Services BALI Team can add or remove this flag. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Charge-Off: The account has met the established criteria for non-payment to be charged-off. The account cannot be re- activated and the account holder or co-applicant cannot make future credit purchases if a balance remains on the account. To remove the flag a work order must be submitted.

Charge-Off Flag can be removed by any Credit Services Assistants as long as the established Policies & Procedures are followed. If a litigation related flag is also on the account, verification of any court costs or interest that may be owed is required prior to removing the Charge-Off flag in addition to the account having a zero balance (Receivables or Charge-off).

Court Payment Plan: The Court Payment Plan flag will be applied to an account upon the happening of either of the two following events:

The court did not enter a final judgment against the account holder (stays an entry of a final judgment) because the account holder entered into a pre-judgment stipulation with Badcock agreeing to make monthly payments. The pre-judgment stipulation is filed with the court.

Litigation resulted in a money judgment being entered against the account holder; however the court stayed execution of the judgment because the account holder agreed to enter in a stipulation to make payments on the judgment until it is satisfied. The stipulation is made part of the final judgment (sometimes also called a Consent Judgment). The balance must be paid to zero and court costs paid before the Court Payment Plan flag can be removed. To remove the flag, a work order must be submitted. A new credit report will be required to re-activate the account for future finance purchases.

Failure to pay as agreed will result in the court either (i) entering a default judgment (in the case of a pre-judgment stipulation), or (ii) issuing execution of the judgment (in the case of a pre-judgment with stay of execution), upon a motion and/or affidavit being filed by Badcock. Depending on the result, the appropriate flag will be applied by Credit

Services. Only Credit Services BALI Team can add or remove this flag.

Deceased: The Corporation has received appropriate documentation (death certificate) proving the account holder is deceased. The BALI Team will determine if filing a claim against the estate in Probate Court is an option. The NI Alert Code will be added to the account by Credit Services when the flag is added to the account,

Dispute: The Corporation has received appropriate documentation from the account holder to notify us of a dispute with the balance or the account. Credit Services will review the dispute and the supporting account documents to determine if the dispute is valid or not. Credit Services will complete the review and either resolve the dispute with the appropriate action or notify the account holder the balance is valid within 30 days of receiving the dispute. The NI Alert Code will be added by Credit Services when the flag is added to the account.

Fraud: Credit Services has received documentation proving the account was fraudulently created. Credit Services will consult with the Loss Prevention department to determine if additional action is to be taken, such as filing a police report or obtaining other documentation to verify the fraud.

The NI Alert Code will be added to the account by Credit Services when the flag is added to the account. Once the fraud has been proven and the account balance captured and charged to the store, Credit Services will clear the account balance and make the necessary reporting to the Credit Reporting Agencies to ensure the account does not report. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Insurance Claim Filed: The customer has filed and received approval for an insurance claim using the optional credit insurance. The Customer Insurance Department adds this flag when the customer submits an Unemployment or Disability Claim Form and approval and payment have been received. After the insurance claim is paid in full or no activity in excess of 45 days, the claim is closed and the Insurance Claim Filed flag is removed. An Insurance Claim Filed flag will NOT be placed on accounts with Property or Life submitted claims, regardless of the approval status.

No collection activity will occur while this flag is on the account. It’s recommended that stores review accounts with Insurance Claim Filed flags to determine if the claim is still active. If it’s determined the claim is not active, a request to remove the flag should be submitted to allow collection activities to continue if the account is past due.

Pending Litigation Approval: Accounts with this flag will be litigated. The Pending Litigation Approval flag will be added to the account while the BALI team gathers the necessary documents to place the account with the Attorney.

Litigation Active: Account is actively going through the Litigation process.

Flag Removed: In order for the Litigation Active flag to be removed (i) a final judgment for money (without a pay plan) must be received, or (ii) the customer must enter into a pre-judgment stipulation or stipulation on a judgment with stay of execution (sometimes called a Consent Judgment) under payment terms set forth in Court Payment Plan section above. The outcome of litigation will determine what flag will be added to the account when the Litigation Active flag is removed; Money Judgment (no payment plan), Court Payment Plan, Wage Garnishment, or Repossession. The account must be paid to a zero balance along with court costs for the Litigation Active flag to be removed. To remove the flag, a work order must be submitted. A new credit report will be required to re-activate the account for future finance purchases.

Only the Credit Services BALI Team can add or remove this flag.

Litigation Incomplete: This flag means the account was either filed previously or was returned by the Attorney due to multiple reasons.

The entire balance on the account must be paid along with court costs if applicable before the Litigation Incomplete flag can be removed.

To remove the flag, a work order must be submitted. A new credit report will be required to re-activate the account for future finance purchases. Only Credit Services BALI Team can add or remove this flag.

Money Judgment (No Pay Plan): Litigation resulted in a money judgment against the account holder with no payment arrangements recorded with the court. This flag replaces the Litigation Active flag.

Any payments made to accounts flagged Money Judgment must be taken by Credit Services BALI Team to ensure we comply with the legal requirements to record a Satisfaction of Judgment within the required time frame when the balance is paid in full.

Do not quote a pay-off balance for accounts with the Money Judgment flag until you have confirmed what was awarded in the judgment. Credit Services must provide you with the total pay-off amount for these accounts. If interest was awarded in the Final Judgment the accrued interest must be paid before the Money Judgment flag can be removed.

For a Money Judgment flag to be removed; the balance must be paid to zero, court costs must be paid, and the Satisfaction of Judgment must be filed with the courts before the request to remove the flag will be processed.

To remove the flag, a work order must be submitted. A new credit report will be required to re-activate the account for future finance purchases. Only Credit Services BALI Team can add or remove this flag.

Wage Garnishment: Litigation resulted in a money judgment against the account holder and a wage garnishment was subsequently filed by Badcock and issued by the courts requiring the garnishment of the account holder’s wages to the amount of the judgment.

The balance must be paid to zero (Receivables or Charge-off) before the Wage Garnishment flag can be removed. Failure to pay as agreed will result in the filing of a Default Judgment against the customer. To remove the flag, a work order must be submitted. A new credit report will be required to re-activate the account for future finance purchases. Only Credit Services BALI Team can add or remove this flag.

Repossession: The account had merchandise on the LET repossessed and processed through STOREnet using the repossession process. The Repossession flag is automatically set when this process is used for a voluntary repossession (must be approved by CSARM).

A new credit report will be required to extend credit to the account after the repossession flag has been removed. Removing a Repossession flag can only be done with a zero balance (Receivables or Charge-off). To remove the flag a work order must be submitted. This Repossession date must be at least 25 months or longer for the flag to be removed.

Skipped: Field Services may submit a request to add the Skip flag to accounts they have verified the customer is no longer at the address provided.

Credit Services will require proof of correct address to remove a Skipped flag from accounts with a past due status.

Return Mail Flag: Due to the customer’s address we have in our system not matching the Post Office records (National Change of Address – NCOA) the mail being sent to the customer is being returned to us. This flag will serve as a notification to the store to verify the address is correctly entered into the system using the appropriate abbreviations and Address Line 1 in STOREnet. The Address Line 2 field should not contain any information.

The customer must be notified to either go online to the Official USPS Change of Address website update their address or go to the Post Office that serves them to update their address. Failure to notify the Post Office of their change of address will result in the mail continuing to be returned and the Return Mail flag being added to the account.

The Return Mail flag will prevent future purchases and the mailing of statements. The flag will block the sending of collection letters, but home visits and collection phone call activity will continue.

Credit Services will require proof of correct address to remove a Return Mail flag from accounts with a past due status.

Account Closed Customer Request: When customer contacts Credit Services requesting their account be closed, the Account Closed Customer Request will be added to the account. This flag is not to be used in conjunction with any of the Litigation, Bankruptcy, Repossession or Charge-Off flags.

Customer Documentation Needed: This is for accounts missing signed Credit Agreements. When it is discovered that a signed Credit Agreement is not on file or expired, a request to add the flag can be done using the Footprints Work Order process.

The flag will be added by Credit Services. To remove the flag, Credit Services must receive a copy of the signed and dated Credit Agreement. The signed Credit Agreement will cover transactions going forward from the date of the Credit Agreement.

180DLP: Credit Services will add this flag and the TX Alert Code to accounts monthly when the account reaches over 180 days since date of last payment. This flag will stop the addition of late fees and finance charges and prevent any sales transactions. Monthly, CSARM will run a report for accounts with this flag and remove the 180DLP flag and TX Alert Code if a payment has been made on the account or the past due has reached zero. This will enable finance charges and late fees to be assessed to these accounts after a payment is received.

60DLP: Credit Services will add this flag and the TX Alert Code to accounts monthly when the account reaches over 60 days since date of last payment for MS and FL stores only. This flag will stop the addition of late fees and finance charges and prevent any sales transactions. Monthly, CSARM will run a report for accounts with this flag and remove the 60DLP flag and TX Alert Code if a payment has been made on the account or the past due has reached zero. This will enable finance charges and late fees to be assessed to these accounts after a payment is received.

PDA Not Eligible: Accounts may receive a past due adjustment only once every six-months. When an account receives a past due adjustment, the PDA Not Eligible (No Past Due Adjustments) flag will be added to the account. While this flag is on the account, no past due adjustments can be made. When the flag add date reaches five months CSARM will remove the flag or if the account reaches a zero balance. The PDA Not Eligible flag removal process will be done monthly. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Bad Phone Number: When CSARM is notified a phone number associated with an account is a disconnected or no longer associated with the accountholder, the Bad Phone Number flag will be added. This is an information only flag. This flag will not stop purchases. When store or company personnel access an account with this flag, a new primary phone number should be obtained and entered into the Customer Settings. If a phone number is changed with the Bad Phone flag a work order should be submitted to remove the flag. CSARM will remove the flag and contact the number to verify the newly entered number is associated with the accountholder.

SMRA Plan: When CSARM adds the SMRA Plan to an eligible active duty military accountholder, the SMRA Plan flag will be added. While the flag is on the account, the customer will receive statements and payments can be made, but no new account sales can be made. An account with the SMRA Plan flag cannot have litigation filed on the account, however, all other collection activity is allowed.

Primary Multiple Accts: When Credit Underwriting discovers an accountholder is listed as the primary on more than one account, the Primary Multiple Accts flag will be added to both accounts. The flag will remain on the accounts until one of the accounts reaches a zero balance. This flag will prevent additional sales to either account while the flag is in place. When the flag is removed the SSN will be removed from one account and the credit limit on the account to remain active will have the credit limit verified to ensure it does not exceed the authorized credit limit.

Internal Review: Credit Underwriting will add this flag to accounts on a case by case basis for various reasons. The most common reason is related discrepancies during the credit application and approval process or if fraudulent activity is suspected. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Only the Director of Credit Underwriting can remove Internal Review flags from accounts.

Account Closed by Creditor: Credit Underwriting will add this flag to accounts on a case by case basis for various reasons. The most common reason is related discrepancies which have been confirmed through the credit application and approval process, or if fraudulent activity has been determined to have occurred during the application process. Only the Director of Credit Underwriting can remove Account Closed by Creditor flags from accounts.

McCoy Law Firm TN: The account has been sent to our attorney for Tennessee accounts. This Law Firm will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments.

Law Office of Jennifer McCoy 615.500.8577 (numerous Tennessee stores)

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is for the flag to be removed.

Finkelstein Law Firm: The account has been sent to our attorney for Tennessee accounts. This Law Firm will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments.

Finkelstein Kern Steinberg & Cunningham 865-525-0238 (numerous Tennessee stores)

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

TN Law Firms: The account has been sent to an attorney for Tennessee accounts. These Law Firms will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments. The law firm information is listed below and the stores they cover:

Jerre Hood	931.967.0838	(Winchester, TN store)
John B. Ingleson	615.895.3332	(Murfreesboro & Columb ia, TN stores)
Brian P. Mickles	423.266.1237	(Chattanooga & Cleveland, TN stores)

No payments can be accepted by the store or Credit Services. Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

American Alliance: The account has been sent to this Agency for possible litigation. This agency will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The Agency must be contacted directly to make payments.

American Alliance of Creditor Attorneys 833-222-3270

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

Settlement: This is for accounts the CSARM Team has agreed to accept less than the total balance owed due to specific circumstances. The customer will receive a settlement letter outlining the settlement plan if the entire amount of the settlement is not paid at time of the offer. Settlement offers have a limited offer time period. If the settlement amount is not paid within the specific time period, the Settlement flag will not be applied and the entire remaining account balance will be due. Flag will only be added once customer pays the agreed upon settlement amount in full. At the company’s direction settlements will be offered on charge-off accounts not placed with third party agencies.

When the settlement amount is paid, Credit Services will remove the remaining balance and report the account to the credit bureau as paid less than full amount. The customer will not be eligible to have an active account for at least 5 years from the Settlement flag date.

Pulling credit and establishing credit limits for accounts flagged settlement will be done by Credit Services following the Flag Removal Credit Limit Procedure.

Employee Corporation - Corporate Stores Only: Corporate employees who sign the Employee Account Addendum will have this flag on their account. This flag will prompt a payroll deduction of ½ of MMP at each pay period. Accounts with this flag will not receive collection activity.

Credit Services will receive a list of employees from Human Resources for adding and removing Employee Corporation flags. This flag will be for corporate stores only.

AVANTEUSA – AVANTEUSA is a Third Party Collection Agency: The account has been sent to a third party collection agency to be worked. Customer must be referred to the Collection Agency (AVANTEUSA @ 1-866-618-9041) with any questions.

Payments can be accepted by the store or Credit Services.

Charge-off Balance must be paid to zero and a new credit report is required for the flag to be removed.

Phoenix – Phoenix is a Third Party Collection Agency: The account has been sent to a third party collection agency to be worked. Customer must be referred to the Collection Agency (Phoenix @ 1-855-342-6567) with any questions.

Payments can be accepted by the store or Credit Services.

Charge-off Balance must be paid to zero and a new credit report is required for the flag to be removed.

Sunrise – Sunrise is a Third Party Collection Agency: The account has been sent to a third party collection agency to be worked. Customer must be referred to the Collection Agency (Sunrise @ 1-844-727-2638) with any questions.

Payments can be accepted by the store or Credit Services.

Charge-off Balance must be paid to zero and a new credit report is required for the flag to be removed.

GA Goodman Law Firm: The account has been sent to our attorney for Georgia accounts. This Law Firm will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments.

Law Offices of Emmett Goodman 877.354.3476

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

AL Law Firm: The account has been sent to our attorney for Alabama accounts. This Law Firm will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments.

Law Offices of Key, Greer, Harrison & Casey 205.403.3484

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

Smith Debnam Narron Law Firm: The account has been sent to our attorney for South Carolina, North Carolina and Virginia accounts. This Law Firm will work the accounts similar to a third party collection agency. Accounts that do not pay will have litigation filed on them. The law firm must be contacted directly to make payments.

Law Offices of Smith Debnam Narron Drake Saintsing & Myers, LLP 919-250-2142 or 888-704-0884

No payments can be accepted by the store or Credit Services.

Balance must be paid to zero (Receivables or Charge-off) and a new credit report is required for the flag to be removed.

Balance Uncollectable: Due to various reasons, Credit Services has determined collection activities will not continue for the remaining balance on the account. Any remaining balance on the account will be moved to Non-Accrual and the account will be charged-off during the monthly charge-off process.

The NI Alert Code will be applied when the Balance Uncollectable flag is added to the account. The NI Alert Code will be removed if the Balance Uncollectable flag is removed.

The account number cannot be used again by the customer to make finance purchases as long as the account has the Balance Uncollectable flag and any balance (Receivables or Charge-Off). Customers must have a zero balance (Receivable or Charge-off), and a new credit report pulled for customers with a Balance Uncollectable flag on a previous account to be eligible to make finance purchases.

This flag is used primarily for accounts assigned to locations 9046, 9047, 9048.

STOP Home Visits: Upon a customer’s request, whether verbal or written, that Badcock stop collection home visits, you must stop making collection home visits to the customer immediately, and submit a request to add STOP Home Visits flag to the account using the Footprints Work Order process or sending an email to your supervisor. The flag will be added by Credit Services and all collection home visits to the customer must stop immediately. While the flag is on the account, the customer will receive statements and payments can be made, but no new account sales can be made.

By requesting collection home visits to stop, the customer has limited our ability to collect and thereby raised their credit risk to us. This increased credit risk is grounds for us to freeze the account to prevent future on-account purchases. To remove the STOP Home Visits flag, Credit Services must receive written authorization from the customer signed and dated with a physical address that will be used for collection home visits if needed. We will only accept written authorization to rescind the previous STOP Home Visits request. Credit Services will only accept a verbal request to rescind the previous STOP Phone Call request if the call is received on our recorded line, and the Verbal Authorization Statement is read to the customer with an affirmative response. When the flag is removed, the customer’s will be eligible for future on-account purchases.

HPP: Credit Services will add this flag to accounts with a confirmed payment hardship in accordance with the CSARM Work Instructions. The customer has agreed to their account being closed to new activity until a zero balance is reached or the account has met the established criteria to remove flag. The account balance is transferred to a special Hardship Payment Plan in STOREnet. Payment default on this special hardship payment plan will result in the account charging off in accordance with the CSARM work instruction guidelines. The HPP flag cannot be removed from an account until the account balance reaches a zero balance or the account has met the established criteria to remove flag.

FL Opt Out: Accounts with this flag means that the customer opted out of our new contractual rate for the state of Florida. The flag was added by Credit Services. To remove the flag, Credit Services must receive a copy of the signed and dated Credit Agreement. The signed Credit Agreement will cover transactions going forward from the date of the Credit Agreement.

SCVA Opt Out: Accounts with this flag means that the customer opted out of our new contractual rate for the state of South Carolina or Virginia. The flag was added by Credit Services. To remove the flag, Credit Services must receive a copy of the signed and dated Credit Agreement. The signed Credit Agreement will cover transactions going forward from the date of the Credit Agreement.

TLO: This is an informational flag for the BALI team. Any accounts with this flag means that it is under review for possible litigation due to the delinquency of the account. This flag can be removed if the account has reached a zero balance or the account is no longer past due.

Dealer Employee: This is an informational flag for the CSARM team. Dealer and Dealer Employee accounts will have this information flag to alert the CSARM team and Retail Ops. The flag will be added when a Dealer or Dealer Employee is entered into STOREnet with a User ID, and it will be removed when the person is no longer employed by a Dealer store.

Legal Demand Letter: This flag is for accounts meeting our past due status criteria to receive a Legal Demand Letter from our approved Attorney(s). These accounts will receive correspondence from our Attorney notifying them of their options to avoid charge-off and possible litigation. When the flag add date reaches six months CSARM will remove the flag or if the past due has reached zero.

Pre Charge Off: This flag is for accounts meeting our past due status criteria that have been placed with a 3rd Party Collection Agency prior to charge-off. These accounts will receive correspondence and phone calls from our 3rd Party Collection Agency notifying them of their options to avoid charge-off and possible litigation. This flag will be removed if payment arrangements are met, a Settlement is successfully completed, or the account meets the criteria to be moved to Charge Off status. If payment arrangements are not made prior to the charge-off date of last payment criteria, the account will charge-off during the monthly charge-off process.

Payment Deferred: Accounts may receive a one-time payment deferral for the current payment due when there is a state of emergency or natural disaster. This one-time exception is only allowed during the period specified and only once every six-months. When an account receives a payment deferral for the extraordinary circumstance clause in accordance with AR-145, the Payment Deferred flag will be added to the account. When the flag add date reaches five months CSARM will remove the flag or if the account reaches a zero balance. The Payment Deferred flag removal process will be done monthly. Accounts with this flag are not eligible for a Past Due Adjustment in accordance with AR-145.

Do Not Text: This flag is for accounts that have received a text message that have replied STOP or have notified CSARM or any third-party collectors (verbally or in writing) that they would no longer like to receive text messages. This flag can only be removed with written consent that they would like to begin receiving text messages again.

ADI-Returned Mail: This flag is placed on an account when the new account welcome letter was either not deliverable by the post office or came back as returned. To remove the flag, Credit Underwriting must receive confirmation of customer address. Only credit underwriting can remove this flag after following approved policy & procedures.

AR-165: Safeguarding Customer Information

Effective Date: N/A

Supersedes: N/A

POLICY:

The Safeguards Rule requires Badcock to consider all areas of its operation, including areas that are particularly important to information security - its stores.

It is the policy of the W.S. Badcock Corporation (“Badcock”) to utilize Personal Data relating to its employees, customers, and suppliers only for legitimate business purposes. Such information will be collected, processed, stored, and transferred among Badcock retail locations wherever located, only in a manner consistent with Badcock business practices and policies, and in compliance with applicable laws.

Compliance. Failure to comply with this policy may result in disciplinary action or possible consumer-initiated legal action.

Ensuring Compliance of Safeguard Policy:

Protecting Computer Systems:

Effective security management includes the prevention, detection, and response to attacks, intrusions, or other system failures. In an effort to assist in the protection of customer information, WSBC implements industry-standard security counter-measures, which include, but are not limited to:

●	Anti-virus software, firewalls, and intrusion detection and protection systems.

●	Routine notifications of new viruses, security risks, and hoaxes shall be communicated on an “as-is” basis.

●	Offsite Internet access for employees to connect to the Badcock network from home or other off-site locations shall be protected by industry-standard accepted anti-virus software and kept up to date. Personal computers must also be kept current with all critical patches and updates by their operating system provider.

Protecting Customer Confidentiality:

●	Jackets, sales Orders, and other personal data must be out of sight of any third party.

●	Check references prior to hiring employees who will have access to customer information and train on GLB and Safeguard Rule.

●	Instruct and regularly remind all employees of the Safeguards Policy, and our legal requirement, to keep customer information secure and confidential.

●	Limit access to customer information to employees who have a business reason for seeing it.

●	Impose disciplinary measures for any breaches of the Safeguard Rule.

●	Store records in a secure area. Never leave records unattended and unlocked.

●	Ensure that storage areas are protected against destruction or potential damage from physical hazards, like fire or floods.

●	Dispose of customer information in a secure manner pursuant to W.S. Badcock Corporation’s document retention and shredding policy as well as the FTC Disposal Rule.

●	Report any fraudulent attempt by anyone to obtain customer information.

Prohibited Activities:

The disclosure of non-public customer information to unauthorized individuals is prohibited. Examples of unauthorized disclosure include, but are not limited to:

●	Providing customer names and addresses to any outside party (including non-profit) for marketing or fundraising.

●	Sharing customer account information or history outside of the office or with co-workers if there is not a legitimate business reason to do so.

●	Using or sharing customer information for any non-Badcock work-related purposes.

Employee Training:

Employees with access to non-public information shall be trained by the Dealer or Store Manager to take basic steps to maintain the security, confidentiality and integrity of customer information, including but not limited to:

●	Locking rooms and file cabinets where customer information is kept, where appropriate.

●	The need to change passwords as required and not post passwords near employees’ computers.

●	Disposal/destruction of non-public personal information.

●	Referring calls or other requests for customer information to designated individuals who have had safeguards training.

●	Recognizing any fraudulent attempt to obtain customer information and reporting it to the legal department or corporate security department.

●	Instruct and regularly remind all employees of the Safeguards Policy, and our legal requirement, to keep customer information secure and confidential.

General Information:

An Authorization to Release Information form must be completed by customers if they wish to have their account information shared with other individuals.

This authorization form will need to be completed for each person to whom the customer wishes their account information shared or discussed by the store. The names of these authorized people must be entered into the customer notes, and the identification of the accountholder and any authorized person must be verified prior to releasing any non-public information.

When in doubt regarding this policy – ASK.

AR-170: Accuracy and Integrity [Data furnisher duties – Credit reporting]

Effective Date: 05/22/2019

1. Purpose

The purpose of this policy is to ensure W.S. Badcock Corporation (“Badcock”) establishes, implements and maintains reasonable policies and procedures regarding the accuracy and integrity of the consumer information our company furnishes and reports to a consumer reporting agency (CRA) in compliance with 16 C.F.R. Part 660.3. Badcock is a data furnisher. As such, the Fair Credit Reporting Act (FCRA) along with governmental agencies such as the Consumer Financial Protection Bureau and the Federal Trade Commission impose many responsibilities on our organization. This policy addresses the steps we take to ensure the data we furnish to a credit reporting agency is accurate and complete. It also supplements the policies regarding our response to consumer disputes about the information we furnish to a credit reporting agency (CRA).

2. Scope

These policies and procedures apply to all Badcock employees, contractors, consultants, temporary workers, service providers, and any third parties who participate in furnishing information about consumer accounts to consumer reporting agencies.

3. General

Badcock will exercise reasonable efforts:

●	To furnish information about consumer accounts to consumer reporting agencies that is accurate; and

●	To furnish information about consumer accounts to consumer reporting agencies that has integrity.

●	Badcock will not knowingly furnish information related to a consumer account that is false, misleading, inaccurate, or incomplete.

4. Procedure

Duty to Review and Update - Policies and procedures related to the accuracy and integrity of reported credit information will be periodically reviewed semi-annually or more frequently if necessary, by the Compliance Department in conjunction with the Credit Services and Accounts Receivable Management Department (“CSARM”) and Legal Department based upon consideration of:

●	The business activities in which Badcock engages;

●	The nature and frequency of the information Badcock provides to CRAs;

●	The technology used by Badcock to furnish information to CRAs;

●	The nature, frequency and severity of any complaints or disputes Badcock receives in connection with its credit reporting activities; and

●	The impact of any mergers, portfolio acquisitions or sales, or other acquisitions or transfers of accounts on Badcock’s credit reporting process or the accuracy or integrity of the information furnished in order to prevent re-aging of the information, duplicative reporting, or other problems that may arise relating to the accuracy and integrity of the furnished information.

Data Furnisher Batch Process – Badcock furnishes information relating to consumers to one or more CRAs for inclusion in a consumer report through the electronic reporting system known as E-Oscar and under the standard data reporting format known as Metro-2. Badcock provides updates of consumer reports to the CRAs monthly using a batch process, wherein the Metro-2 file containing consumer account data is generated from StoreNet. The Information Technology Department (“IT”) is responsible for the creation of the Metro-2 file and the transmission of the file to the CRAs using a secure data encryption method. Such process is outlined in the IT Metro 2 process procedures and work instructions. Content of Data Furnished on an Account - The information relating to a consumer or a consumer account by Badcock will:

●	Identify the appropriate consumer;

●	Reflect the terms of and liability for the relevant account reported;

●	Reflect the consumer’s performance and other conduct with respect to the account;

●	Be substantiated by records in the possession of Badcock at the time the information is furnished;

●	Be furnished in a form and manner that is designed to minimize the likelihood the information may be incorrectly reflected in a consumer report;

●	Be deleted, updated, or corrected accordingly based upon:

●	An investigation of a dispute submitted either directly by a consumer to Badcock or received by Badcock from a CRA if the information reported is inaccurate;

●	The transfer of an account to a third party;

●	An investigation by Badcock concluding the consumer may be a victim of identity theft pursuant to our company’s identity theft prevention program; or

●	Payment of the account by the consumer.

In addition, any information furnished by Badcock to a CRA will be furnished in a standardized and understandable form, manner and with a date identifying the time period to which the information pertains.

Training - Staff training shall be conducted for all employees, officials, contractors, and service providers for whom it is reasonably foreseeable that they may be involved in the furnishing of information relating to consumers to consumer reporting agencies by Badcock.

Training regarding these policies and procedures shall take place at least annually, and additional training shall be provided to staff by the CSARM Department or as directed by the Compliance Department.

Practices of Contractors and Service Providers – The Compliance Department shall ensure the activities of all service providers and contractors whose activities may affect the accuracy or integrity of information about consumers furnished to CRAs by Badcock are conducted in accordance with these policies and procedures.

Internal Controls Regarding Accuracy and Integrity of Furnished Information – The management and staff of the CSARM, Compliance, and Legal Departments shall periodically, but no less than semi-annually, review the current standard procedures used to furnish information about consumers to CRAs to ensure information is reported accurately and with integrity as outlined in these policies and procedures.

The Internal Audit Department staff shall also perform a periodic review of a randomly selected sample of information provided to CRAs to ensure Badcock is adhering to these policies and procedures.

5. References and Related Documents

Document Number(if applicable)	Title
N/A	Metro 2 (Information Technology Department Procedure/Work Instruction)

6. Disciplinary and Remedial Action

In collaboration with HR, any violation of this policy will subject the employee to progressive remedial action, including immediate termination.

7. Record Retention

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record. Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the Human Resources department.

8. Review History

Date	Reviewed by	Description of Update
3/19/2019	CSARM; Legal; Compliance	Policy created.

9. Governance

Approving Body: Operational Compliance Committee	Date
Approval: Approved at meeting	4/19/2019

AR-175: Credit Reporting Accuracy and Integrity [Direct Consumer Disputes]

Effective Date: 05/22/2019

1. Purpose

The purpose of this policy is to detail the process by which W.S. Badcock Corporation (“Badcock”) timely recognizes and responds to consumer disputes submitted in writing, directly to Badcock by consumers at the address provided for in the Badcock Easy Purchase Plan Credit Agreement and Security Agreement (“Credit Agreement”).

As a furnisher of consumer information to a CRA, the Fair Credit Reporting Act (FCRA) imposes many responsibilities on our organization regarding consumer disputes including the duty to investigate and respond. Once a consumer submits a dispute directly to Badcock regarding any of the information we have furnished, we are required to investigate the dispute, determine the accuracy and integrity of the information we furnished and respond to the consumer. The Credit Services and Accounts Receivable Management Department (“CSARM”) is responsible for receiving and administering all direct consumer disputes.

2. Scope

This policy applies to all direct disputes related to a consumer account received directly from a consumer in writing. A direct dispute is a dispute submitted in writing directly to Badcock by a consumer concerning the accuracy of any information contained in a consumer report and pertaining to an account or other relationship that the furnisher has or had with the consumer.

3. General

Badcock will accept written disputes from consumers related to accounts in Badcock’s possession on which Badcock credit reports. On all written disputes that are not deemed frivolous or irrelevant, Badcock will perform a reasonable investigation of the dispute and respond to the consumer with the results of the dispute within 30 days. If the reasonable investigation reveals that information reported to credit reporting agencies (CRAs) is inaccurate, misleading, or incomplete, Badcock will notify all CRAs to which the information was reported to modify, block, or delete the information.

Frivolous or irrelevant disputes will include, but will not be limited to, disputes that have already been investigated and responded to or disputes that do not contain sufficient information to identify the account, or to identify the specific information disputed by the consumer. These disputes will be responded to within 5 days of receipt by Badcock with information explaining why the dispute was deemed frivolous or irrelevant and any missing information that may be necessary to initiate an investigation of the dispute.

For accounts that have not been credit reported by Badcock, these disputes will be deemed frivolous or irrelevant and will be responded to within 5 days of receipt with information to direct the consumer to other channels to resolve their dispute.

4. Procedure

Duty to Investigate - As a furnisher of consumer information to a CRA, Badcock is required to conduct a reasonable investigation of a direct dispute if the consumer submits a proper, written notice of dispute [See Contents of Dispute below] and it relates to:

●	The consumer’s liability for a credit account;

●	The terms of a credit account;

●	The consumer’s performance or conduct related to an account; or

●	Any other information related to the consumer’s credit standing, character, or reputation.

Contents of Written Dispute - The consumer must include the following information in the written notice of dispute before Badcock is required to investigate and respond and the notice must be delivered to the address posted by Badcock for this purpose.

If a CSARM employee of Badcock is in doubt as to whether the consumer’s dispute meets the required threshold to trigger our duty to investigate, the dispute shall be forwarded within 24 hours of receipt to the Compliance and Legal Departments for a final determination.

The consumer’s notice of dispute must include:

●	Sufficient information to identify the account or other relationship that is in dispute, such as an account number and the name, address, and telephone number of the consumer, if applicable;

●	Specific information the consumer is disputing and an explanation of the basis for the dispute; and

●	All supporting documentation or other information reasonably required by the furnisher to substantiate the basis of the dispute. This documentation may include, for example a copy of the relevant portion of the consumer report that contains the allegedly inaccurate information; a police report; a fraud or identity theft affidavit; a court order; or account statements.

●	Posted Address for Written Disputes – Badcock shall include the address for submitting direct disputes to Badcock’s attention (1) on the consumer report, (2) within the Credit Agreement,

Exceptions - Badcock is not required to investigate a direct dispute if the CSARM Department determines the dispute is related to:

●	The consumer’s identifying information such as the consumer’s name, date of birth, Social Security number, telephone number(s), or address(es);

●	The identity of past or present employers;

●	Inquiries or requests for a consumer report;

●	Information derived from public records, such as judgments, bankruptcies, liens, and other legal matters;

●	Information related to fraud alerts or active duty alerts;

●	Information provided to a consumer reporting agency by another furnisher; or

●	A dispute submitted by a credit repair organization. If Badcock has a reasonable belief the direct dispute was submitted by, prepared on behalf of, or submitted on a form supplied to the consumer by a credit repair organization or an entity that would be defined as a credit repair organization, if not for their non-profit status, a reinvestigation is not required. A credit repair organization cannot trigger a reinvestigation by contacting us directly on behalf of a consumer. Additionally, this exclusion applies to forms prepared by such organizations; thus, a consumer cannot trigger a reinvestigation by submitting a dispute directly to a data furnisher on a form supplied to the consumer by a credit repair organization.

Frivolous Disputes - Badcock is not required to investigate a direct dispute if it is determined the dispute is frivolous or irrelevant.

A dispute may be deemed frivolous or irrelevant if:

●	The consumer did not provide sufficient information to investigate the disputed information as outlined above; or

●	The dispute is substantially the same as a dispute previously submitted by or on behalf of the consumer, regardless of whether the dispute had been previously submitted directly or through a CRA, so long as the consumer has not provided additional supporting information regarding the dispute.

Upon a determination by the CSARM Department a dispute is frivolous or irrelevant, Badcock will notify the consumer of the determination within five business days of making the determination by mail or other means if authorized by the consumer. The notice must contain Badcock’s reasons for making the determination and identify what information is necessary to investigate the disputed information.

Reasonable Investigation Requirements - Upon receipt of a valid direct dispute, Badcock will review all relevant information provided by the consumer with the dispute notice, complete a reasonable investigation within 30 days of receipt, with the option for an additional 15 days if the consumer submits additional information during the 30-day period to investigate the consumer’s dispute and if the investigation finds the information reported was inaccurate, and promptly notify each consumer reporting agency to which Badcock provided inaccurate information of that determination and provide to the consumer reporting agency any correction to that information that is necessary to make the information provided by the furnisher accurate.

The CSARM Department will ensure our review of all relevant information provided by the consumer with the dispute notice includes the documents the consumer included with the dispute or transmits to us during the investigation period and Badcock’s own information with respect to the dispute.

Under no circumstances will Badcock simply remove the item from the consumer’s credit report without first conducting the reasonable investigation described above and responding to the consumer unless one of the exceptions listed above applies to the situation.

Valid and Invalid Direct Disputes - In the event a dispute is received from a consumer, be it written or oral, the debt should be marked as disputed on the consumer’s credit report. This will be true in all instances when a consumer disputes a debt, so long as the debt is being reported to a CRA.

Written Dispute Following a Cease and Desist - If a consumer submits a valid dispute directly to Badcock at the address posted for this purpose after sending a written cease communication request, Badcock will respond to the consumer solely to inform the consumer of the result of our investigation or to inform the consumer his or her dispute is frivolous or irrelevant.

Review by Compliance Department - The Chief Compliance Officer will monitor the dispute response process and compile a summary report of the ACDV disputes each month. This report will be analyzed by the Chief Compliance Officer and the Compliance Management Committee at its next scheduled meeting to identify any need for changes in our policies, procedures or investigative response plan, our Equal Credit Opportunity Act (ECOA) policies or procedures or our Unfair, Deceptive, Abusive Acts and Practices (UDAAP) policies and procedures.

5. Disciplinary and Remedial Action

In collaboration with HR, any violation of this policy will subject the employee to progressive remedial action, including immediate termination.

6. Record Retention

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record.

Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the CSARM department.

7. Review History

Date	Reviewed by	Description of Update
3/28/2019	CSARM; Legal; Compliance	Policy created.

8. Governance

Approving Body: Operational Compliance Committee	Date
Approval: Approved at Meeting	4/19/2019

AR-180: Accuracy and Integrity [Indirect Dispute ACDV/e-OSCAR]

Effective Date: 05/22/2019

1. Purpose

The purpose of this policy is to detail the process by which W.S. Badcock Corporation (“Badcock”) timely recognizes and responds to consumer disputes submitted to our organization indirectly by way of a credit reporting agency (CRA).

As a furnisher of consumer information to a CRA, the Fair Credit Reporting Act (FCRA) imposes many responsibilities on our organization regarding consumer disputes including the duty to investigate and respond. Once a consumer submits a dispute to a CRA regarding any of the information we have furnished, the CRA is required to investigate the dispute and collect information from us about the accuracy and integrity of the information we furnished. As the data furnisher, we have a legal duty to investigate the dispute and respond.

2. Scope

This policy applies to any indirect dispute received by Badcock from a credit reporting agency.

An indirect dispute is a dispute submitted by the consumer to a CRA concerning the accuracy of any information contained in a consumer report and pertaining to an account or other relationship that Badcock has or had with the consumer.

3. General

Badcock will accept indirect disputes from consumers routed through CRAs via the e-OSCAR system. Any indirect dispute received by company name will trigger a reasonable investigation of the dispute and a response to the CRA with the results of the investigation within 15 days. This reasonable investigation will include all information at the disposal of Badcock as well as any information transmitted to Badcock by the CRA. If the investigation reveals that any information reported by Badcock to CRAs was inaccurate, misleading, or incomplete, Badcock will inform all CRAs to which the information was reported and request that this information be modified, blocked, or deleted.

4. Procedure

CRAs use an automated process called the Automated Credit Dispute Verification (ACDV) to route consumer disputes to Badcock. Upon receipt of an ACDV, Badcock, through its Credit Services and Accounts Receivable Management (“CSARM”) department will:

●	Log the dispute/ACDV in the company’s complaint and dispute management system;

●	Enter the date upon which Badcock must complete its investigation and file its response to the ACDV into the company’s complaint and dispute management system;

●	Assign the dispute for an investigation and forward the ACDV to the person responsible for conducting ACDV investigations;

●	Conduct a complete investigation regarding the disputed item to determine the accuracy and completeness of the information Badcock furnished to the CRA and which is the subject matter of the consumer’s dispute;

●	Include in our investigation a review of all relevant information relating to the dispute, including documents the CRA included with the ACDV or transmits to us during the investigation period and Badcock’s own information with respect to the dispute;

●	Under no circumstances simply remove the item from the consumer’s credit report without first conducting the reasonable investigation described above and responding to the ACDV;

●	Timely report the outcome of the investigation to the CRA [not the consumer];

●	If the investigation reveals information that is inaccurate or incomplete, inform all CRAs which compile and maintain consumer information on a nationwide basis of the result of the investigation; and

●	If an item is determined to be inaccurate, incomplete, or unverifiable, modify or delete the item in the consumer report or permanently block the reporting of that item.

Badcock must complete its investigation within the time frame dictated by the CRA in the ACDV notice of dispute. Administration by CSARM and Review by Compliance Department-The CSARM department will administer, oversee and monitor the dispute response process and compile a summary report of the ACDV disputes no less than quarterly. This report will be analyzed by the Compliance Department to identify any need for changes in our policies, procedures or investigative response plan, our Equal Credit Opportunity Act (ECOA) policies or procedures or our Unfair, Deceptive, Abusive Acts and Practices (UDAAP) policies and procedures.

5. References and Related Documents

Document Number(if applicable)	Title
CSARM Procedures/Work Instructions

6. Disciplinary and Remedial Action

In collaboration with HR, any violation of this policy will subject the employee to progressive remedial action, including immediate termination.

7. Record Retention

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record.

Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the CSARM department.

8. Review History

Date	Reviewed by	Description of Update
4/5/2019	CSARM; Legal; Compliance	Policy created.

9. Governance

Approving Body: Operational Compliance Committee	Date:
Approval: Approved at meeting	4/19/2019

AR-185: Credit Reporting

Effective Date: 05/22/2019

1. Purpose

The purpose of this policy is to ensure W.S. Badcock Corporation’s (“Badcock”) compliance with its duties as a data furnisher to credit reporting agencies (CRAs) under the Fair Credit Reporting Act (FCRA).

2. Scope

This policy applies to all credit reporting operations of Badcock including the documentation and updating of account level information prior to credit reporting to a CRA.

3. General

Badcock is a data furnisher as defined by the FCRA and must provide credit reporting agencies with accurate and complete information about the consumer.

Badcock is committed to updating the consumer’s credit report with timely, accurate and complete information. Further, Badcock prohibits any employee from discussing the impact a payment or nonpayment may have on the consumer’s credit score, credit rating, credit worthiness or making any other statement to the consumer or any third party about his or her credit report.

4. Procedure

No employee of Badcock may remove an item from a consumer’s credit report for any reason. Removing an item from a consumer’s credit report may only be performed by authorized CSARM personnel following established procedures and work instructions. Consumer’s seeking removal of information from the consumer’s credit report shall be immediately transferred to the Credit Services department (“CSARM”). Upon receipt of the communication from the consumer (whether by phone, physical or electronic mail, or any other communication method), the CSARM department shall make an independent decision as to whether the account information or any other information reported by Badcock to the credit reporting agency was in error or the result of identity fraud.

Should it be determined any information was reported in error, the CSARM department shall submit a request to the credit reporting agency to update the previously reported information with accurate and complete information or flag the report as identity fraud. Any accounts removed from the consumer’s credit report by the CRA because they do not belong to the consumer or accounts that are flagged as identity fraud shall be closed.

During communications with the consumer or an authorized third party known to have accurate and complete information about the consumer, and information pertaining to personally identifiable information or account information Badcock has in its data base with regard to the consumer, the CSARM employee shall update and correct the information on the account and any tied accounts to reflect the updated information. The system shall automatically update the new information to the credit reporting agency.

All disputed accounts flagged as Fraud shall be escalated to the Loss Prevention Department. The Loss Prevention Department will investigate the potential fraud activity and report the incident to law enforcement if warranted. The Loss Prevention team will report back to CSARM the results of their investigation and CSARM will take the necessary steps to properly resolve the disputed fraudulent account based on their findings.

In the event an account is placed with a Law Firm for the purposes of Litigation, the CSARM team will flag the account with the appropriate law firm flag in STOREnet to prevent any additional sales or collection activity on the account. Badcock will not update or report any information to any CRA during the time an account is placed with a Law Firm. Any updates provided to any CRA will be handled by Badcock after the account is returned.

In the event an account is placed with a Collection Agency for the purposes of recovery collections, the Credit Services team will flag the account with the appropriate Collection Agency flag in STOREnet to prevent any additional sales or collection activity on the account by Badcock personnel. Any updates provided to any CRA will be handled by Badcock only after the account has been returned to Badcock from the Collection Agency.

If the Collection Agency elects to update the customer’s credit report during the time the account is placed with the agency, the agency must comply with all necessary FCRA requirements. Badcock will not update or report any information to any CRA during the time an account is placed with a Collection Agency.

In order to comply with this policy, Badcock shall report updates to consumer credit reports monthly to the credit reporting agency.

5. Disciplinary and Remedial Action

In collaboration with HR, any violation of this policy will subject the employee to progressive remedial action, including immediate termination.

6. Record Retention

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record.

7. Review History

Date	Reviewed by	Description of Update
3/19/2019	CSARM; Legal; Compliance	Policy created.

8. Governance

Approving Body: Operational Compliance Committee	Date:
Approval: Approved at meeting	4/19/19

AR-200: Payment Deferrals

Effective Date: 04/30/2020

POLICY:

To comply with any special regulations or acts in affect due to a declared state of emergency by the state or federal government or to protect accountholders good standing during a natural disaster or extraordinary circumstances, at our discretion, we may defer the current payment due only for our accountholders giving them additional time to make that payment and to avoid a late fee.

PAYMENT DEFERRAL PROCESS:

At our discretion, we will allow for one-off payment deferral requests or at cycle payment deferrals for accounts rolling from Current to 1-30 past due status during extraordinary circumstances.

For either option, only the Current Payment Due will be deferred to avoid a late fee being added to the account. If a one- off request is granted, the past due status of the account will not change due to the Current payment adjustment. The accountholder will remain past due until past due payments are made.

The Payment Deferred flag will be added to the account and remain on the account for five months to avoid another payment deferral being granted. When processing a deferral, the Credit Services agent will need to set a future payment on the collection system (Windebt) before it gets approved and completed by management.

Accounts with a Payment Deferred flag will not be eligible for a Past Due Adjustment under our normal guidelines.

Monthly, CSARM will review Payment Deferred flagged accounts and the flag will be removed when the flag add date reaches five months.

RS-015: SafeGuard Rule

Policy RS-015 – SafeGuard Rule

Effective Date: 01/29/2020

Safeguards Rule History and Guidelines

As Badcock and it’s stores collect personal information from customers, such as their names, addresses and phone numbers, bank and credit card account numbers, income and credit histories, account information, and Social Security numbers, we are required to follow the Gramm-Leach Bliley Act (GLB). Under this act, Badcock is required to provide an annual privacy policy notice to our customers. The Federal Trade Commission (FTC) has issued the Safeguards Rule under the GLB.

Under the Safeguards Rule, Badcock must:

●	Maintain physical, electronic, and procedural safeguards that comply with applicable laws and regulations to protect the confidentiality and security of nonpublic personal information pertaining to our customers.

●	Protect against any anticipated threats or hazards to the security and integrity of such records.

●	Protect against unauthorized access to or use of such records or information which could result in substantial harm or inconvenience to any customer.

Badcock’s Requirements under the Safeguards Rule:

The Safeguards Rule requires Badcock to maintain a written information security plan that describes its program to protect customer information. As part of our plan, Badcock must:

●	Designate one or more employees to coordinate the safeguards;

●	Identify and assess the risks to customer information in each relevant area of the Company’s operation, and evaluate the effectiveness of the safeguards for controlling these risks;

●	Design and implement a safeguards program, and regularly monitor and test it;

●	Select appropriate service providers and contract with them to implement safeguards; and

●	Evaluate and adjust the program in light of relevant circumstances, including changes in the Corporation’s business arrangements or operations, or the results of testing and monitoring of safeguards.

In addition to developing our own safeguards, Badcock is responsible for taking steps to ensure that Dealers, Corporate stores, and service providers safeguard customer information in their care. Because of this federal requirement, Badcock has adopted a Safeguarding Customer Information policy.

RS-020: Disposal Rule

Policy RS-020 – Disposal Rule

It is very important to remember that much of the consumer information that we handle on a day-to-day basis is non-public information. With this in mind, all non-public information must be held in the strictest confidence, and when it is no longer required to be retained it should be destroyed pursuant to the Corporation’s policy of shredding and the Federal Trade Commission’s (FTC) Disposal Rule.

FTC Disposal Rule

The FTC Disposal Rule essentially provides enhanced protection to prevent identity theft by responsibly disposing consumer information.

The FTC Disposal Rule requires all entities to take “responsible measures” to keep “consumer information derived from a credit report” out of the hands of those who are not authorized to see or use it. Essentially, it is intended to provide enhanced protection against identity theft.

The law covers all consumer information from or derived from a consumer report in paper, electronic, or other forms.

Compliance

In order to assure compliance with the rule and protection of our customers, the following is required of all Corporate and Dealer Stores and Corporate Personnel handling consumer credit information:

●	After the necessary retention period, shred all paper records with respect to customer information from or derived from a credit bureau report.

●	With respect to electronic information, after the necessary retention period, erase or otherwise destroy computer disks or erase information from computer hard drives or storage files when it is no longer needed.

●	Create policies and procedures for the disposal of paper records and electronic information.

●	Audit the disposal practices to confirm compliance and to make sure nothing is overlooked.

RS-030: Fair Credit Billing Act – FCBA

Policy RS-030 – Fair Credit Billing Act - FCBA

Fair Credit Billing Act – FCBA

The Fair Credit Billing Act (FCBA) is an amendment to the Truth in Lending Act intended to protect consumers from unfair billing practices and to provide a mechanism for addressing billing errors in “open end” credit accounts, such as Badcock In- Store Credit Accounts.

Prior to engaging in any collection efforts, creditors must first be sure all consumer disputes and requests for information are responded to and explained.

Creditors who fail to comply with FCBA, amongst other penalties, lose the right to collect the amount in error, including any finance charges. A customer may also choose to sue the creditor in violation and in the case they win, may be awarded damages, plus twice the amount of any finance charge.

Applicable disputes about billing inquiries/errors:

●	Unauthorized charges

●	Charges that list the wrong date or amount

●	Charges for goods/services that weren’t accepted or delivered as agreed

●	Math errors

●	Failure to post payments and other credits, such as returns

●	Failure to send bills to the current address provided the customer has supplied a change of address at least twenty (20) days before the billing period ends

●	Disputes about the quality of goods and service are not “billing errors,” so FCBA does not apply.

Billing inquiry from consumer:

FCBA is triggered when the consumer contacts the Billing Inquiries address listed on the statement.

●	Written notice of dispute sent to Billing Inquiries address on customer statement no later than sixty (60) days after the creditor’s first transmitted billing statement.

●	Oral notification is not sufficient.

Creditor’s responsibilities:

●	Customer Statement – open ended creditors must send a customer statement stating the due date and possible late charges

●	Post Customer Payments - credit all payments to a customer’s account on the date they’re received

●	Timely Credits and Refunds - promptly credit or refund overpayments and other amounts owed to a customer’s account

●	Acknowledgement of Receipt - the creditor must acknowledge receipt of the notice in writing within thirty (30) days after receiving it, unless the problem has been investigated and resolved.

●	Error Investigation - The creditor must investigate and resolve the billing error dispute within two (2) complete billing cycles, unless the creditor decides to correct the account as requested or the notice is withdrawn by.

●	Correction of Error - If an error has occurred, it must be corrected, notice must be mailed to the consumer, and the correction must be reported to each credit reporting agency notified of a delinquency.

●	Response of No Error - If it is determined that there was no billing error, the creditor must mail or deliver an explanation of its reasons, plus documentation evidencing the conclusion.

Store compliance:

●	Forward billing dispute notice to the Collections Department promptly for proper processing.

●	Remind customers that oral notification of billing disputes is not sufficient.

●	Cease any and all collection activity until the Corporation has had an opportunity to comply with the provisions of FCBA.

●	Do not close the account or restrict it in any way.

●	If a customer requests a complete audit of their account, please contact the Collections department in Mulberry.

RS-035: Fair Credit Reporting Act – FCRA

Policy RS-035 – Fair Credit Reporting Act - FCRA

The Fair Credit Reporting Act (FCRA) enables consumers to obtain information from credit reporting agencies and holds reporting agencies accountable for compliance to procedures and regulations.

Relating to Badcock, stores and the main office are responsible for the following:

●	A consumer report may only be used for permissible business use – establishing a Badcock credit account.

●	A consumer report must remain confidential and may not be disclosed or delivered to third parties.

●	Written notice must be supplied to applicants being declined credit and must include the reason for decline and address of the agency that furnished the credit report.

●	Any applicant that disputes any information contained in their report must be reported to the Collections department.

RS-040: Fair and Accurate Credit Transaction Act - FACT Act

Policy RS-040 – Fair and Accurate Credit Transaction Act – FACT Act

The Fair and Accurate Credit Transaction Act or FACT Act, as it is commonly called, amends the Fair Credit Reporting Act (FCRA) and is intended to protect consumer private information. Credit bureaus will provide certain alert information as part of the credit bureau reports to indicate potential risk, fraud and/or identity theft.

Upon receipt of an alert, stores are required to complete a FACT ACT / Red Flag Verification Form. Stores may also be required to take specific actions to verify the applicant’s identity before granting credit or increasing the credit limit on an existing account.

Initial Fraud Alert:

This will be an alert that is placed on the credit bureau file for anyone who asserts in good faith a suspicion that they have been or are about to become the victim of fraud. This alert will be on file for at least ninety (90) days.

Active Duty Alert:

This will be an alert that is placed on the credit bureau file at the request of active duty military personnel. This alert will remain on the file for a period of not less than twelve (12) months.

Extended Fraud Alert:

This will be an alert that is placed on the credit bureau file for anyone that submits an identity theft report to one of the national consumer reporting agencies. This alert will remain on the file for a period of up to seven (7) years.

Address Discrepancy Alert:

This alert will be returned when the address used on the Credit Application and input as part of the inquiry, does not match any of the addresses in the credit bureau file.

RS-045: Fair Debt Collection Practices Acts – FDCPA

Policy RS-045 – Fair Debt Collection Practices Acts - FDCPA

The Fair Debt Collection Practices Acts (FDCPA) is the most important legislation affecting the credit and collection industry. The findings and purpose of these acts are to eliminate abusive, deceptive and unfair collection practices.

In addition to Federal FDCPA, many states have adopted collection legislation.

NOTE: Even if no state statute on collection practices exists, most states prohibit “abusive or unconscionable” collection practices. Creditors and their agents are subject to these state laws. In its analysis of whether a collection practice is abusive or unconscionable, a state court will examine FDCPA to determine whether the practice is identified as a violation. If the activity does qualify as a violation, the court will most likely decide that an abusive or unconscionable collection practice took place under state law. The procedure of the court is to use FDCPA as the standard to measure the abusive collection activity and then apply the general terms of the state law to the activity.

Badcock policy requires that you comply with FDCPA and all state laws with respect to collection practices. It is your obligation to be well versed and remain in compliance with collection practices laws and Badcock policy related to collections.

Acquisition of Location Information

When communicating with a person other than the customer to locate a customer:

●	Clearly identify yourself

●	Only confirm/correct location information

●	DO NOT stat any information about the account

Ex. Whether the customer owes Badcock money or merchandise.

●	Communication with the Customer and Third Parties

●	Various laws limit communication concerning the debt to the customer:

●	DO NOT discuss any account information with any relatives, third party or service provider.

●	Communicating with any third party about the debt is prohibited.

Time and Place of Contact

●	Contact cannot be made at any unusual time or place known to be inconvenient to the customer.

●	Usual convenient time for contact - between 8:00 a.m. and 9:00 p.m.

●	Sunday calls are not suggested

●	Unless efforts have been made during the week to contact the customer without success

●	Do not contact the customer at their place of employment.

●	The call may be overheard by fellow employees. The customer may be prohibited from taking personal calls at work, and such call may interfere with their job.

Attorney Representation

●	If a customer is represented by an attorney concerning the debt, contact must be made through the Legal Department.

Cease Communication

●	If the customer advises you in writing that he or she does not wish to be contacted in connection with the debt, cease collection efforts immediately and contact the Legal Department for further instructions.

Answering Machines

●	The answering machine may be accessible to more than just one party and any message left may be over heard by another party. Therefore, when leaving a message it must be addressed to the individual only, and a request for a return call and the number to contact you.

Prohibited Collection Activity

Harassment & Abuse

In your collection efforts, you may not engage in any conduct which harasses, oppresses, or abuses the customer. Without limiting the general application of the foregoing, the following are considered violations and are prohibited:

Threats of Violence

The use of or threat to use violence or other criminal means to harm the physical person, reputation, or property of any customer is prohibited.

Such statements such as: “Now were going to get tough here,” or “We’re going to get you one way or another,” are clear examples of threats.

Obscene Language

The use of obscene or profane language, the natural consequence of which is to abuse the customer, is prohibited. Religious slurs, profanity, obscenity, calling the customer a deadbeat or a liar, and the use of sexual or racial epithets are clear examples.

Publication of a List

Advertising the debt for sale, or shaming the customer to coerce payment by publishing a customer debt so that others can see it is prohibited.

Repeated Telephone Calls

Multiple contacts with the customer may constitute a violation. Certainly, causing the telephone to ring or engaging any person in telephone conversation repeatedly with the intent to annoy or abuse is prohibited.

Failing to identify yourself

Failing to disclose your identity to the customer in connection with a telephone call is considered harassment.

False or Misleading Representation

Any false, deceptive, or misleading representation to collect a debt is prohibited. Without limiting the general application of the foregoing, the following are considered violations and are prohibited:

Affiliation with Government

The false representation that you are affiliated with, vouched for, or bonded by the United States or any state, including the use of any badge, uniform, or facsimile, is a violation.

Misrepresentation of Amount of Debt

The false representation of the character, amount, or legal status of any debt is prohibited.

Misrepresenting use of Attorney

The representation or implication that you are an attorney or that any communication is from an attorney is prohibited. The use of the words “Plaintiff v. Defendant” without an actual suit being filed is prohibited.

Threat of Arrest

A statement that nonpayment of the debt may result in the arrest or imprisonment of the customer is prohibited. To threaten the consumer with seizure of property or wages, without disclosing that court orders may be required for any such action is also prohibited.

Threatening Action That Is Not Intended

The threat to take any action that cannot legally be taken or is not intended is prohibited.

Falsely Implying a Criminal Act

The false representation that the customer has committed any crime or other conduct in order to disgrace the customer is prohibited.

Simulated Legal Process or Governmental Communication

The use of or distribution of any written communication which simulates or is falsely represented to be a document authorized, issued, or approved by any court, official, or agency of the United States is prohibited. The false representation or implication that a document is legal process is prohibited. The use of return addresses and the form or shape of envelopes indicating that the letter is being mailed from a governmental office is prohibited.

Use of Any other Business Name

You may not use any name that would falsely imply that another party is involved in the collection of the debt. You must use your name when dealing with the customer. The use of any business, company, or organization name other than your true name or business name is prohibited.

Deceptive Forms

Designing or furnishing forms knowing they are deceptive or will be used to deceive the customer into believing that someone other than you is collecting the debt is prohibited.

UNFAIR PRACTICES

Any unfair or unconscionable means to collect or attempt to collect a debt is a collection practice violation. Without limiting the general application of the foregoing, the following are considered violations and are prohibited:

Collection Charges

The collection of any incidental charges, such as a service fee, to the collection of the debt is prohibited.

Post Dated Checks

Depositing or threatening to deposit any postdated check prior to the date on such check is prohibited. The solicitation of a postdated check for the purposes of threatening or initiating criminal prosecution is prohibited. Our policy prohibits accepting post-dated checks for account payments.

Communicating By Post Card

Communicating with a customer by post card regarding the debt is prohibited.

Language or Symbol

Using any language or symbol other than your address on any envelope when communicating with the customer is prohibited.

LEAST SOPHISTICATED CONSUMER:

In cases where courts try to determine whether a violation of collection practices has occurred, the courts use the test of the “least sophisticated consumer,” which means if anyone on the low side of reasoning capacity would believe that certain conduct constituted a collection practices violation, then a violation will have occurred.

RS-050: Red Flags - Identity Theft and Address Discrepancies

Policy RS-050 – Red Flags – Identity Theft and Address Discrepancies

1. Purpose. The purpose of this policy is to establish the process by which W.S. Badcock Corporation (hereinafter “Badcock”) implements and manages its compliance with the Fair Credit Reporting Act as amended by the Fair and Accurate Credit Transactions Act (FACT Act) and the Red Flag, Identity theft and Address Discrepancy rules (hereinafter the “Red Flag rules”), which require Badcock to develop and provide for the continued administration of a written program to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or servicing any existing covered account.

2. Scope. This policy applies to all employees of Badcock and service providers (including dealers) who interact with consumers concerning a Badcock account.

3. General

Badcock’s Identity Theft and Address Discrepancy Program (the “Program”) is designed to comply with Sections 114 and 315 of the FACT Act. Section 114 of the FACT Act and its implementing regulations require financial institutions to develop and implement a written identity theft prevention program that is designed to detect, prevent, and mitigate identity theft in connection with the opening of a covered account or any existing covered account. Section 315 of the FACT Act and its implementing regulations require users of consumer reports to develop and implement reasonable policies and procedures designed to enable the user to form a reasonable belief that a consumer report relates to the consumer about whom it has requested the report, when the user receives a notice of an address discrepancy.

Badcock treats the potential for identity theft very seriously and understands that the best way to prevent identity theft is to have strong policies, procedures and internal controls in place for the opening of accounts and the continued servicing of existing accounts. Under the Program, Badcock has developed and implemented policies and procedures, training and testing to prevent, detect and mitigate the impact of identity theft. We have also implemented controls to help identify and eliminate reasonably foreseeable identity theft related risks to consumers associated with Badcock accounts.

4. Definitions

Active Duty Alert: An alert that is placed on the credit bureau file at the request of active duty military personnel. This alert will remain on the file for a period of not less than twelve (12) months.

Address Discrepancy Alert: An alert returned when the address used on the Credit Application and input as part of the inquiry, does not match any of the addresses in the credit bureau file.

Covered account: Any account, whether revolving or otherwise, that Badcock offers or maintains, primarily for personal, family, or household purposes that involves or is designed to permit multiple payments or transactions.

It includes any other type of account that Badcock offers or maintains for which there is a reasonably foreseeable risk for identity theft.

Extended Fraud Alert: An alert that is placed on the credit bureau file for anyone that submits an identity theft report to one of the national consumer reporting agencies. This alert will remain on the file for a period of up to seven (7) years. Identity Theft: A fraud committed or attempted using the identifying information of another person without authority. Initial Fraud Alert: An alert that is placed on the credit bureau file for anyone who asserts in good faith a suspicion that they have been or are about to become the victim of fraud. This alert will be on file for at least ninety (90) days.

Office of Foreign Assets Control (OFAC) Alert: An alert that is placed on the credit bureau file for anyone who may be potentially be listed on OFAC’s Specially Designated Nationals (SDN) list or one of OFAC’s other sanction lists. Red Flag: A pattern, practice, or specific activity that indicates the possible risk of identity theft.

Safescan Alert: An alert that is created when Safescan, a fraud prevention tool, finds that the consumer-provided information is questionable or potentially suspicious.

5. Identification of Red Flags

A. Risk Factors – Badcock has considered the following factors in identifying relevant Red Flags for covered accounts:

1.	The types of covered accounts it offers and maintains;

2.	The methods it provides to open its covered accounts;

3.	The methods it provides to access a covered account; and

4.	Its previous experiences with identity theft.

B. Sources of Red Flags – Badcock has incorporated relevant Red Flags from sources such as:

1.	Incidents of identity theft that Badcock has experienced;

2.	Methods of identity theft that Badcock has identified that reflect changes in identity theft risks; and

3.	Applicable supervisory guidance.

C. Categories of Red Flags – Badcock considers information from the following sources and categories to help prevent, detect, and mitigate identity theft involving any covered account.

1.	Alerts, notifications, or other warnings received from consumer reporting agencies or service providers, such as fraud detection services;

2.	The presentation of suspicious documents;

3.	The presentation of suspicious personal identifying information, such as a suspicious address change;

4.	The unusual use of, or other suspicious activity related to, a covered account; and

5.	Notice from consumers, service providers and third parties, victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with a covered account.

Examples of Red Flags from each of the above sources/categories are outlined below.

Alerts, Notifications or Warnings from a Consumer Reporting Agency

●	A Safescan or similar warning is included with a consumer report that may indicate the potential for identity theft.

●	An Office of Foreign Assets Control (hereinafter “OFAC”) alert is included with a consumer report or reported to Badcock.

●	A fraud (initial or extended) or active duty alert is included with a consumer report.

●	A consumer reporting agency provides notice of credit freeze in response to a request for a consumer report.

●	A notice of address discrepancy is provided by a consumer reporting agency.

Suspicious Documents

●	Documents presented for identification appear to have been altered or forged.

●	The photograph or physical description on the identification is not consistent with the appearance of the applicant or customer presenting the identification.

●	Other information on the identification is not consistent with information provided by the person opening the account or customer presenting the identification.

●	Other information on the identification is not consistent with readily accessible information that is on file with Badcock.

●	An application appears to have been altered or forged, or gives the appearance of having been destroyed or reassembled.

Suspicious Personal Identifying Information

●	Personal identifying information provided is inconsistent when compared against external information sources used by Badcock. For example:

■	Identification address does not match address provided by a consumer reporting agency.

■	The Social Security number is listed on the Social Security Administration’s death master file.

●	Personal identifying information provided by the customer is not consistent with other personal identifying information provided by the customer. For example, there is a lack of correlation between the Social Security range and date of birth.

●	Social Security number has been issued by the Social Security Administration within the last five years.

●	Personal identifying information provided is associated with known fraudulent activity as indicated by internal or third party sources used by Badcock. For example, the address or phone number on an application is the same as the address and phone number provided on a fraudulent application.

●	Personal identifying information provided is a type commonly associated with fraudulent activity as indicated by internal or third party sources used by Badcock. For example:

■	The address provided is identified as fictitious, a mail drop, or a prison.

■	The phone number is invalid.

●	The Social Security number provided is the same as that submitted by other persons opening an account or other customers.

●	The address or telephone number provided is the same or similar to the address or telephone number submitted by an unusually large number of other persons opening accounts or by other customers.

●	The person opening the covered account or the customer fails to provide all required personal identifying information on an application or in response to notification that the application is incomplete.

●	The person opening the account or the customer cannot provide authenticating information beyond that which would be available from a wallet or consumer report.

The Unusual Use of, or Suspicious Activity Related to the Covered Account

●	Shortly following the notice of a change of address for an account, Badcock receives a request for the addition of authorized users on the account.

●	A new Badcock account is used in a manner commonly associated with known patterns of fraud, such as the majority of available credit is used for merchandise that is easily convertible to cash and first payment defaults.

●	An account is used in a manner than is not consistent with established patters of activity on the account. For example:

■	Non-payment when there is no history of late or missed payments;

■	A material increase in the use of available credit, including a request for a substantial increase;

■	A material change in purchasing or spending patterns.

●	A covered account that has been inactive for a reasonably lengthy period of time is used.

●	Mail or statements sent to the customer is returned repeatedly as undeliverable although transactions continue to be conducted in connection with the customer’s covered account.

●	Badcock is notified of unauthorized charges in connection with the customer’s account.

●	Badcock is notified that the customer is not receiving account statements.

Notice from consumers, service providers and third parties, victims of identity theft, law enforcement authorities, or other persons regarding possible identity theft in connection with a covered account

●	Badcock is notified by a customer, a victim of identity theft, law enforcement authority, or any other person that it has opened a fraudulent account for a person engaged in identity theft.

6. Detecting Red Flags

Having identified the potential Red Flags as outlined above, Badcock seeks to detect Red Flags in connection with opening and servicing Badcock accounts by:

A. Obtaining identifying information about, and verifying the identity of, a person making an application to open a new account or access an existing account, for example, using the policies and procedures regarding identification and verification of customers; and

B. Authenticating consumers, monitoring transactions, and verifying the validity of change of address requests, in the case of existing covered account.

7. Preventing and Mitigating Identity Theft

Once a Red Flag has been detected by a Badcock employee or store personnel or a customer, law enforcement, or any other person notifies Badcock of possible identity theft in connection with a covered account or an existing covered account, CSARM or the Legal Department must be notified. The Senior Vice President of Credit Services and Account Receivables Management (CSARM) or his/her designee will determine Badcock’s response(s) to any Red Flags detected or identified. Such response(s) will be commensurate with the degree of risk posed and consideration of all the facts and circumstances. Appropriate responses may include, but are not limited to, the following

●	Denying an applicant’s request to open an account;

●	Denying access or use of an existing account;

●	Monitoring a covered account for evidence of identity theft;

●	Contacting the customer;

●	Changing any passwords, security codes, or other security devices that permit access to the covered account;

●	Reopening a covered account with a new account number;

●	Notifying any credit reporting agencies to which Badcock has furnished information in connection with a covered account or any consumer associated with a consumer account;

●	Closing an existing covered account;

●	Not attempting to collect on a covered account;

●	Notifying law enforcement; or

●	Determining that no response is warranted under the particular circumstances.

8. Updating the Program

This program will be reviewed periodically to reflect changes in risks to customers or to the safety of Badcock due to experiences with identity theft, changes in methods to detect, prevent or mitigate identity theft or changes in the business such as mergers, acquisitions, joint ventures or service provider arrangements.

9. Oversight and Administration; Reporting

The Board of Directors is ultimately responsible for the implementation and oversight of the Red Flag Program. The Board has designated the Vice President of Compliance to be the Compliance Officer. The Board has commissioned a Compliance Oversight Committee and the Compliance Officer shall report to the Compliance Oversight Committee and/or the Board not less than annually on the Red Flag Program.

The Vice President of Compliance in collaboration with the Senior Vice President of CSARM will prepare the Red Flag Program report and address material matters related to identity theft and red flags and evaluate issues such as:

●	The effectiveness of the policies and procedures of Badcock in addressing the risk of identity theft in connection with the opening of covered accounts and with respect to existing covered accounts;

●	Service provider arrangements;

●	Significant incidents involving identity theft and management’s response;

●	Recommendations for material changes to policies, procedures, training, testing, or controls.

10. Other Legal Requirements

Badcock will monitor other related legal requirements that may be applicable, such as:

●	Implementing any requirements under 15 U.S.C. 1681c-1(h) regarding the circumstances under which credit may be extended when the financial institution or creditor detects a fraud or active duty alert;

●	Implementing any requirements for furnishers of information to consumer reporting agencies under 15 U.S.C. 1681s-2, for example, to correct or update inaccurate or incomplete information, and to not report information that the furnisher has reasonable cause to believe is inaccurate;

●	Complying with the prohibitions in 15 U.S.C. 1681m on the sale, transfer, and placement for collection of certain debts resulting from identity theft; and

●	Complying with applicable state data breach, data security laws, data security controls, identity theft and red flag laws and requirements.

11. Responsibilities

Roles / Process Area	Responsibilities

Legal, CSARM, Management	Administer monitoring in collaboration with Compliance Department

Compliance Department	Oversee Compliance Training Program: work with CSARM to ensure monitoring in place. Report to the Board of Directors annually on the Red Flag Program.

12. References and Related Documents

Document Number	Title

AR-005	Credit Approval

AR-015	Credit Report

13. Disciplinary and Remedial Action

Any violation of this policy will subject the employee or vendor/service provider to progressive remedial action, including but not limited to, immediate termination as applicable.

14. Record Retention

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record. Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the human resources department.

15. Review History

Date	Reviewed by	Description of Update

7/11/2018	Operational Compliance Committee	Policy reviewed and approved.

8/14/2018	Board of Directors	Policy reviewed and approved.

16. Governance

Approving Body: Board of Directors Date:

Approval: Approved at meeting. 1/14/2019

RS-055: Truth In Lending Act – TILA

Policy RS-055 – Red Flags – Truth In Lending Act - TILA

The Truth In Lending Act (TILA) was introduced with the intention for the consumer to shop for the best price for credit in the same way one shops for the best price for an automobile. TILA measures are in place to guarantee the accurate and meaningful disclosure of the costs of consumer credit and thereby to enable consumers to make informed choices in the credit marketplace.

TILA requires creditors and lenders to furnish a clear description of all the important terms and requirements relating to any credit transaction. Creditors and lenders must furnish the detailed information to consumers before extending credit, such as:

●	the conditions under which a finance charge (including interest and late fees) may be imposed on the consumer’s account, including the extent of any “grace period” before finance charges accrue;

●	the method by which the creditor will determine the balance on which a finance charge is imposed;

●	the method of determining the amount of any finance charge, including interest, late fees and any minimum or fixed charge;

●	the periodic rate of interest (such as 1½% per month);

●	the so-called nominal Annual Percentage Rate (APR), which is computed by multiplying the periodic interest rate by the number of periods in a year to arrive at an annual rate;

●	disclosure of whether the agreement gives the creditor a security interest in any merchandise purchased with the credit card (or any other property); and

●	a statement of the consumer’s right to dispute charges (this statement must also be provided every six (6) months).

Periodic Disclosures

●	Open-end issuers must provide consumers with statements at the end of each billing period, which includes the following additional disclosures (these should be familiar to you from your monthly credit card bills):

●	the date of the bill and the beginning date of the billing cycle;

●	the outstanding balance owed at the beginning of the billing cycle;

●	the date and amount of each extension of credit during the billing cycle, with a description of the transaction sufficient to identify it;

●	any credits to the account (such as payments received);

●	all finance charges for the billing cycle, itemized as interest, late fees, minimum fees, annual fees, etc.;

●	the balance on which the finance charge was computed and a statement as to how the balance was arrived at;

●	the APR;

●	the final balance;

●	the date by which payments must be made to avoid any finance charge statement; and

●	the address of the creditor for purposes of disputing charges or other inquiries.

Consumer Action for TILA Violations

TILA allows the consumer to bring a lawsuit if a creditor fails to make the required disclosures, or if the creditor treats the account relationship differently.

Generally, the consumer is entitled to any actual damages (any monetary loss) suffered as a result of a violation of the TILA disclosure rules. Customers may also ask for “statutory” damages (TILA has set limits), and if the customer wins the lawsuit, they may also be entitled to court costs and attorneys’ fees.

Under some circumstances, customers may also be able to include “consequential” damages, such as emotional distress or harm resulting from the violation of TILA.

If violations are considered a widespread practice, a class action lawsuit can be brought against the offending party as well.

Warning: Offering cash discounts results in an artificial inflation of the APR charged to finance accounts and is a violation of federal law. It is against policy to extend any cash discounts for purchases.

RS-065: Uniform Commercial Code – UCC

Policy RS-065 – Uniform Commercial Code - UCC

While the general law of repossession is covered under Article 9 of the Uniform Commercial Code (UCC), repossession of property is primarily controlled by a contract entered into by the customer – in our case, the Badcock Easy Purchase Plan Credit Agreement and special purchase option addendums.

Default as a Precondition to Repossession:

Under the UCC, the customer’s default is necessary before you may repossess the collateral.

Waive to Declare Default:

Consistent, compliant application and enforcement of the Credit Agreement and/or purchase option addendum is very important. Leniency in allowing delinquent payment may compromise the creditor’s ability to declare default on a delinquent account.

By accepting late payments and by other conduct, you have specifically modified the credit agreement and waived the contractual right to seek strict compliance absent written notice of expected compliance in the future. The customer has a reasonable impression that the late payments will be accepted and the extensions will be granted.

For example: A customer often falls behind in their payments on an account and consistently misses due dates over a period of months.

You may be permissive in the beginning allowing delinquent payments, but may suddenly, and without warning, seek to declare the debt in default and accelerate the note. This is highly disfavored in the law, and you may not “by your acts or omissions” permit the customer to assume that the contract will not be strictly enforced, then crack down on the customer by rigidly insisting on performance. In this example, you are prohibited from proceeding without giving specific notice of required compliance.

Notice of Strict Compliance:

Many courts have held that where a secured creditor routinely accepts a customer’s delinquent payments, the creditor may be waiving strict compliance with the contractual agreement. Therefore, not insisting on timely payment in the past may cause some difficulties in the future if the customer raises the issue.

Anyone who has not insisted upon strict compliance with due dates in the past, but who has instead accepted late payment, must give reasonable notice to the customer in writing that you will insist on strict compliance in the future.

Legally Entitled To:

Badcock maintains a purchase money security interest in merchandise purchased until it is paid for. Once an item of merchandise is paid for through regular monthly payments, our lien is released. In other words, various federal and state consumer protection laws, as well as Badcock policy, prohibit the repossession from a customer of any merchandise we are not legally entitled to.

As a customer makes payments on an account and reduces the balance, items of merchandise clear Badcock’s lien according to a repossession formula. This formula is known as the Legally Entitled To formula or FIFO formula. Prior to the repossession of an account, you must secure a list of those items in which Badcock still maintains a security interest. Seizing merchandise you are not entitled to without a waiver of rights gives the customer cause of action against you.

Peaceful Repossession:

Badcock’s security agreement or credit agreement provides that you may acquire peaceful possession of the collateral. This means that the customer is to voluntarily surrender the property.

The most important restriction on your right to use self-help repossession is that the repossession must not constitute a breach of the peace.

Breach of Peace:

The general rule is that you cannot utilize force or threat, cannot enter the customer’s residence without consent, and cannot seize any property over the objections of the debtor’s or a third party who may be present. Any activity indicating the objection to the repossession, whether engaged by the customer or members of the customer’s family, is evidence that the repossession is not peaceful.

Deceptive practices, threats and certainly physical force constitute a breach of the peace and are prohibited.

Other actions that are to be considered a beach of the peace include, but are not limited to:

●	Damaging a person’s property (that which is not being repossessed) during repossession

●	Pushing open the door

●	Grabbing keys or hiding keys

●	Wedging a foot in the door

●	Using any abusive language

●	Threats of any nature

●	An objecting customer or third party

●	Any entry into a closed area (Trespass)

●	Raising a closed but unlocked window

●	Use of a police officer without a court order or written notice

Redeeming Collateral:

At any time before the property is sold or disposed of, a customer has an unqualified right to redeem the collateral. This can be done by fulfilling all the obligations of the agreement, and by paying the balance due.

Waiver of Rights:

There are times when a customer may not have items subject to Badcock’s lien. In this situation, a customer may voluntarily wish to reduce their outstanding indebtedness by surrendering other items purchased we do not have a security interest in to reduce the amount of their balance.

Alternative items being surrendered should be listed on the Waiver of Rights and every effort should be made to get the customer to sign the Mutual Waiver of Rights.

You cannot force the customer to agree to surrender items not on the LET.

COMP-006: Compliance Training

Policy COMP-006 – Compliance Training

Effective Date: 06/14/2018

PURPOSE

The purpose of this policy is to establish the process by which W.S. Badcock Corporation (hereinafter “Badcock”) implements and manages its compliance training program at all levels of the organization. Badcock’s compliance training program is designed to reinforce our policies and procedures, help us identify individual and systemic areas of weakness and drive improvements to the compliance training program.

SCOPE

This policy applies to all employees of Badcock. Training will also be verified or required for certain vendors and service providers (hereinafter “service provider) who interact with consumers or with consumer data.

GENERAL

Compliance training will be provided to members of the Board of Directors, employees, certain vendors and service providers (including Badcock dealers), commensurate with their roles and responsibilities and access to consumer data or their interaction with consumers.

Badcock’s compliance training program will include, but not be limited to, the following subject areas:

CFPB Compliance; Complaint Management; applicable state Collection Practices Act; Fair Credit Reporting Act; Telephone

Consumer Protection Act; Gramm Leach Bliley Act; Unfair, Deceptive, Abusive Acts and Practices, Equal Credit

Opportunity Act; Vendor Management and Oversight; and related policies and procedures.

PROCEDURE

Badcock is committed to the ongoing training and personal development of each of its employees throughout the term of their employment. Additionally, it is important to Badcock that certain vendors and service providers that have interaction with consumers or access to consumer data (including Badcock dealers) receive compliance training, as well.

Training on the topics enumerated above will be managed and administered by the Compliance Department in collaboration with our Training Department. The training program shall be delivered to employees by the Training Department, its designee, a third party trainer, or the Compliance Department. Testing and successful passage of testing related to consumer financial protection and communication laws may be required for any employee or service provider that may interact with a consumer.

New hire training will be provided to all new hires who interact with consumers and/or have access to consumer data. Such training will be tailored to the role and responsibilities of the individual but include, at a minimum, training on CFPB Compliance, Complaint Management, Unfair, Deceptive, Abusive Acts and Practices, Equal Credit Opportunity Act and any related financial consumer product or service policies and procedures.

Ongoing training will include all employees who interact with consumers and/or have access to consumer data. Such training will be tailored to the role and responsibilities of the individual and scheduled at regular intervals.

Annual training will be provided to all employees who interact with consumers and/or have access to consumer data regardless of position and all members of senior management and of the Board of Directors. Such annual training will cover at a minimum CFPB Compliance, Unfair, Deceptive, Abusive Acts and Practices, Equal Credit Opportunity Act and the related policies and procedures.

In the event non-compliance by an employee, remedial action will include follow up training and coaching and will be based on the nature, scope, and severity of each employee’s non-compliance. Remedial action training will be documented and supervised by management.

Where testing is required following training, a minimum passing score on all tests is 80%. Employees who do not achieve a passing score will retake the test. The Training Department will identify those employees who do not achieve a minimum passing score of 80% by the third attempt and notify human resources and the employee’s manager. Together with the employee’s manager with the Human Resources Department will determine the appropriate, progressive remedial action which may include termination.

All test results will be consolidated and analyzed by the Compliance Department in collaboration with the Training Department to determine if weaknesses in the training program, Badcock’s policies and procedures or other systemic reasons are the root cause of poor test scores. The Vice President of Compliance will present consolidated results of the test scores and any root cause analysis results and findings to the Operational Compliance Committee for their review and determination of any necessary corrective action. The results and findings of the Operational Compliance Committee will be escalated to the Compliance Oversight Committee for appropriate remedial action.

The Training Department will maintain the training schedule, records of completion and the materials used for each training course for employees and vendors and service providers. The Compliance Department will maintain the training schedule, records of completion and materials used for each training course for members of the Board of Directors and senior management.

The Vice President of Compliance will oversee the selection, review and delivery of the training content.

RESPONSIBILITIES

Roles / Process Area	Responsibilities
Training Department	Administer Training Program in collaboration with Compliance Department
Compliance Department	Oversee Compliance Training Program; collaborate with the Training Department in the administration and delivery of the Training Program

DISCIPLINARY and REMEDIAL ACTION

In collaboration with HR, any violation of this policy will subject the employee to progressive remedial action, including, which includes but is not limited to, immediate termination as applicable.

RECORD RETENTION

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record.

Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the human resources department.

GOVERNANCE

Approving Body: Compliance Oversight Committee of the Board of Directors
Approval: Approved at meeting	Date: 01/19/2018

COMP-007: Servicemembers Civil Relief Act

Policy COMP-007 – Servicemembers Civil Relief Act

Effective Date: 03/05/2020

Supersedes: 06/14/2018

PURPOSE

The purpose of this policy is to ensure W.S. Badcock Corporation complies with the Servicemembers Civil Relief Act in connection with the servicing of its consumer credit accounts and collection of a debt.

SCOPE

This policy applies to W.S. Badcock Corporation’s practices when communicating with, and collecting debt from, consumers who are protected by the Servicemembers Civil Relief Act (SCRA).

●	This policy extends to debts and obligations incurred prior to the individual’s entry into active military service.

●	This policy extends to service personnel in the Army, Navy, Air Force, Marine Corps and Coast Guard engaged in active duty, commissioned officers of the Public Health Service, members of the National Oceanic and Atmospheric Administration in active service and members of the National Guard who are called to active service for more than thirty days in order to respond to a national emergency. National Guard Reservists who are ordered to report to active duty and any person ordered to report for induction are entitled to the rights and protections of Titles I, II, and III of the SCRA.

●	This policy extends to non-servicemembers who are primarily or secondarily liable on a service member’s obligation or liability.

●	This policy extends to non-servicemembers who are dependents of military personnel who are subject to the protections afforded by the SCRA such as the service member’s spouse, children and any individual for whom the service member provided more than one-half of the person’s support for 180 days immediately preceding an application for relief under the SCRA.

The SCRA provides a number of protections to those who are protected by the SCRA with regard to obligations, debts and liabilities incurred prior to military service. A few examples of these protections include but are not limited to the interest rate charged on the debt, commencement of legal action, and foreclosure of property or replevin proceedings. The protections take effect on the date of entering active duty and generally terminates within 30-90 days after the date of discharge from active duty.

GENERAL

Upon receipt of notification and confirmation that an individual is eligible for SCRA protection, W.S. Badcock Corporation will not initiate or pursue the following actions during the person’s eligibility period:

●	Reporting adverse credit information to credit reporting agencies

●	Charging in excess of 6% for interest, fees, or other charges on any account

●	Litigating, foreclosing, repossessing, or otherwise pursuing or exercising a security interest in personal property belonging to the person

●	Terminating or accelerating any contract or agreement that is the basis for the debt

PROCEDURE

If any employee, service provider or dealer receives a request from a consumer requesting SCRA protection, such employee, dealer or service provider shall immediately submit a work order or send an email to the Credit Services and Accounts Receivable Management (CSARM) Department along with a copy of the consumer’s military orders for review and processing.

W.S. Badcock Corporation takes the position that once an individual who is entitled to the protections afforded them under the SCRA notifies our company of their SCRA eligibility the following shall occur:

●	The customer account shall be notated with all information received about the person or persons entitled to SCRA eligibility on the account and all the accounts owed by such person(s) will be flagged with the “SCRA” flag.

●	Interest, fees and charges in excess of 6% applied to the account by W.S. Badcock Corporation shall be forgiven and shall not resume until such time W.S. Badcock Corporation receives reliable information confirming the protections of the SCRA no longer apply to the account.

●	Legal action, garnishment, repossessions and such other legal proceedings, shall not be pursued on any accounts associated with the individuals protected by the SCRA.

RESPONSIBILITIES

Roles / Process Area	Responsibilities
Credit Services and Accounts Receivable Management	Review and process SCRA requests

REFERENCES and RELATED DOCUMENTS

Document Number (if applicable)	Title
Servicemembers Civil Relief Act	50 U.S.C. §§ 3901-4043

DISCIPLINARY and REMEDIAL ACTION

Any violation of this policy will subject the employee, dealer, or service provider to progressive remedial action, including but not limited to, immediate termination as applicable.

RECORD RETENTION

The Human Resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record. Any confirmed violation of this policy by a dealer will be noted by Retail Operations.

Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the Human Resources Department.

COMP-008: Equal Credit Opportunity Act

Policy COMP-008 – Equal Credit Opportunity Act

Effective Date: 06/14/2018

PURPOSE

The purpose of this policy is to ensure that W.S. Badcock Corporation (hereinafter “Badcock”) complies with the Equal Credit Opportunity Act (hereinafter “ECOA”) and its implementing regulation B when granting consumer credit and collecting consumer debt and effectively integrates this policy into Badcock’s Compliance Management System (hereinafter “CMS”).

Under the ECOA, credit transactions include every aspect of a consumer’s dealings with a creditor regarding an application for credit or an existing extension of credit. Badcock must comply with the ECOA to ensure its practices do not discriminate against persons who fall within one of the protected class categories listed below.

SCOPE

This policy extends to consumer credit granting and debt collection activities and to all Badcock employees and dealers.

Protected Class - Under the ECOA and its implementing Regulation B, creditors may not discriminate against an applicant in any aspect of a credit transaction (i) on the basis of race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to contract), (ii) because all or part of an applicant’s income comes from a public assistance program, or (iii) because an applicant has exercised in good faith any right under the Consumer Credit Protection Act. (12 CFR 1002.2(z), 1002.4(a)).

GENERAL

It is the policy of Badcock to conduct its business such that statements, acts and practices of Badcock do not discriminate against any individual on the basis of race, color, religion, national origin, sex, marital status, age, receipt of public assistance, or the exercise in good faith of any right under the Consumer Credit Protection Act. It is also the policy of Badcock to conduct its business such that statements, acts and practices of Badcock do not discourage consumers in the previously mentioned classes from engaging in credit transactions, including the application for or extension of credit from Badcock, the settlement of debts, making payment arrangements, or exercising rights enumerated in Federal consumer financial laws.

To this end, Badcock shall develop and approve policies and procedures that prohibit discrimination or discouragement of consumers on a prohibited basis and monitor the controls in these policies and procedures for effectiveness. All employees and dealers interacting with consumers will receive training on these policies and procedures and acknowledge in writing that discrimination and discouragement is prohibited at Badcock.

PROCEDURE

Vice President of Compliance – The Vice President of Compliance will oversee Badcock’s compliance with all laws and regulations, including but not limited to the ECOA, governing Badcock’s offering of financial products and services as part of its CMS.

All Employees and Dealers – Badcock shall hold all employees and dealers responsible through its training and testing, monitoring, corrective action and whistleblower programs to ensure each employee and dealer is responsible for maintaining compliance with Badcock’s ECOA policies and procedures.

Scoring Criteria – Badcock collects data about consumers and their willingness to pay their debts using scoring criteria. The scoring criteria, models and methodologies are developed in house or purchased from third parties. Such scoring criteria must not directly or indirectly result in discriminatory credit granting, debt collection or credit reporting practices. The Senior Vice President of Credit Service and Accounts Receivable Management shall develop input criteria that does not consider or use criteria or attributes based on race, color, religion, national origin, sex, marital status, age (provided the applicant has the capacity to contract), receipt of public assistance income or exercise in good faith of any right under the Consumer Credit Protection Act, including but not limited to, zip code demographics, birth date, litigation or complaint history, fluency in the English language, etc. The Compliance Department in collaboration with the Credit Services and Accounts Receivable Management Department shall:

●	Periodically but not less than annually, test all scoring methods to ensure compliance with the input criteria;

●	Periodically but not less than annually, test the impact of Badcock’s use of all scoring methods to detect and correct the existence of intentional or unintentional disparate impact on members of protected classes resulting from credit granting, workflow processes, settlement offers, interest, charges, fees, collection litigation; credit reporting and other discretionary processes and decision points in the credit granting and collection process;

●	Conduct Board of Directors, Management and employee and dealer training on the requirements of the ECOA, this policy, the complaint escalation process and Badcock’s whistle blower policy;

●	Include questions in the call audit/monitoring process to detect noncompliance with this policy and the law;

●	Review call audit/monitoring results periodically regarding ECOA noncompliance, report findings to the Operational Compliance Committee and /or the Compliance Oversight Committee and recommend corrective action; and

●	Ensure all third party service providers adhere to Badcock’s ECOA policy through training, testing and relevant contract provisions.

Discretionary Practices Generally – In order to foster excellent communication with consumers in connection with the granting of credit or collection of debt, certain employees and dealers have the authority to make exceptions to Badcock’s credit granting, collection and credit reporting policies from time to time. In order to ensure no employee or dealer makes an exception or exercises his or her discretionary authority in a manner that results in the disparate treatment of persons in protected class categories, written criteria shall be established by the Credit Services and Accounts Receivable Management Department and made conspicuously available to all employees and dealers pertaining to:

●	Decision Power credit scoring model criteria and credit granting guidelines;

●	Settlement offers;

●	Amount of or reduction or waiver of interest, charges, fees;

●	Collection litigation practices;

●	Credit reporting practices including the removal of an item from a credit report Employees or dealers who seek to deviate from the written criteria must obtain the approval of Senior Vice President of Credit Services and Accounts Receivable Management before doing so. Such approval shall be documented in the screen notes on the account. Any approved credit granting overrides will be listed in AR-050.

Receipt Based Model Dealer Credit Granting Overrides-

Receipt Based Model Dealers are permitted to deviate from Badcock’s Decision Power credit decision only if the dealer maintains and adheres to the approved and authorized Credit Granting Override Guidelines submitted to Credit Services and Accounts Receivable Management Department in compliance with AR-050.

Badcock will test and monitor exceptions and overrides to credit limits and will report any overrides or exceptions not following the Dealer’s approved Credit Granting Override Guidelines to Retail Operations for remediation up to and including termination. Additionally, any account determined by Badcock not to comply with the dealer’s Credit Granting Override Guidelines will be charged to the dealer pursuant to policies AR-050 and SO-075.

ECOA Complaint Escalation – Any complaint submitted to Badcock regarding ECOA noncompliance shall be immediately escalated to the Vice President of Compliance, General Counsel, and Senior Vice President of Credit Services and Accounts Receivable Management for review, response and corrective action as deemed necessary. A full report of any such complaint and Badcock’s response to the complaint shall be reported to the Compliance Oversight Committee of the Board of Directors at the next regularly scheduled meeting.

RESPONSIBILITIES

Roles / Process Area	Responsibilities
Compliance	Administer the ECOA compliance program.
Credit Services and Accounts Receivable Management	Develop policies and procedures. Work with compliance to administer the ECOA compliance program.

REFERENCES and RELATED DOCUMENTS

Document Number (if applicable)	Title
AR-050	Credit Limit and Balance
SO-075	Transfer or Termination of Dealership

DISCIPLINARY and REMEDIAL ACTION

In collaboration with HR, any violation of this policy will subject the employee or dealer to progressive remedial action, including, but not limited to, immediate termination.

RECORD RETENTION

The Human Resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record. Any confirmed violation of this policy by a dealer will be noted by Retail Operations.

Records pertaining to this policy will be retained in the appropriate form and for the duration required under state and/or federal law, by the Human Resources Department.

COMP-009: Unfair, Deceptive, or Abusive Acts or Practices (UDAAP)

Policy COMP-009 – Unfair, Deceptive, or Abusive Acts or Practices (UDAAP)

PURPOSE

The purpose of this policy is to prevent W.S. Badcock Corporation (hereinafter “Badcock”), its employees and its service providers (including dealers) from engaging in acts or practices related to the offering of consumer credit products and collection of consumer debt that could, depending on the facts and circumstances, constitute an unfair, deceptive or abusive act or practice as prohibited by the Dodd-Frank Act (UDAAP(s)).

SCOPE

This policy applies to all employees and service providers (including dealers) of Badcock who interact with consumers, their data, or payments.

UDAAPs can cause significant financial injury to consumers, erode consumer confidence, and undermine fair competition in the financial marketplace. As a retailer offering consumer financial products and services to consumers, Badcock and our service providers are subject to the prohibition against UDAAPs in the Dodd-Frank Act. UDAAPs can result from three different categories of acts or omissions:

Unfair Acts or Practices – An act or practice is unfair when:

1.	It causes or is likely to cause substantial injury to consumers;

2.	The injury is not reasonably avoidable by consumers; and

3.	The injury is not outweighed by countervailing benefits to consumers or to competition.

Deceptive Acts or Practices - An act or practice is deceptive when:

1.	The act or practice misleads or is likely to mislead the consumer;

2.	The consumer’s interpretation is reasonable under the circumstances; and

3.	The misleading act or practice is material.

Abusive Acts or Practices - An act or practice is abusive when it:

1.	Materially interferes with the ability of a consumer to understand a term or condition of a consumer financial product or service; or

2.	Takes unreasonable advantage of –

A. a consumer’s lack of understanding of the material risks, costs, or conditions of the product or service;

B. a consumer’s inability to protect his or her interests in selecting or using a consumer financial product or service; or

C. a consumer’s reasonable reliance on a covered person to act in his or her interests.

GENERAL

Badcock will refrain from any conduct that is unfair, deceptive, or abusive to consumers. All new business processes that will affect consumers or consumer data should be reviewed for UDAAP risk by the Operational Compliance Committee prior to implementation. Existing business processes will be reviewed by the Vice President of Compliance periodically to determine whether they pose risk of consumer harm. The Vice President of Compliance will provide recommendations to remediate any business process that poses risk of consumer harm to management, the Operational Compliance Committee and/or the Compliance Oversight Committee of the Board of Directors.

All Badcock employees and dealers who interact with consumers will receive training no less than annually on the Company’s policies against UDAAP.

PROCEDURE

Vice President of Compliance /Compliance Oversight Committee – The Vice President of Compliance will develop and implement Badcock’s UDAAP Compliance Program. In collaboration with the Director of Training, the Vice President of Compliance will ensure proper, role based, UDAAP training is conducted annually for executive management, Board of Directors, and all employees and dealers who interact with consumers.

Unless otherwise required by this policy, the Compliance Oversight Committee of the Board of Directors and the Vice President of Compliance will meet at least annually to review all complaints, litigation, and administrative actions filed against Badcock in light of UDAAP considerations and to ensure Badcock has monitoring systems in place to prevent unfair, deceptive or abusive acts or practices.

Identifying UDAAP at Badcock - Depending on the facts and circumstances, the following non-exhaustive list of examples of conduct related to the sale of consumer products and services and collection of consumer debt could constitute UDAAPs. The Vice President of Compliance and the Compliance Oversight Committee shall be responsible for instituting a training, monitoring, audit and control program to prevent any of these possible UDAAP violations from occurring at. Badcock.

●	Making misleading cost or price claims or inadequate disclosure of material terms of a product or service in advertising or the sales presentation (i.e. effect of credit insurance on payment terms).

●	Omitting material limitations or conditions about a product or service from an offer for sale.

●	Failing to provide promised products or services.

●	Offering to provide a product or service that is not in fact available.

●	Using oppressive sales or bait-and-switch techniques in the advertising or sales process.

●	Selling used items as new, or failure to disclose to a customer than an item for sale is not new.

●	Unlicensed sale of credit insurance products.

●	Coercion in selling credit insurance, participating in forced placement of credit insurance on an account, failure to disclose and adhere to the voluntary nature of credit insurance program, or any deceptive practices in the sale of credit insurance.

●	Cancelling or transferring out of credit balances or failing to post payments timely or properly to a consumer’s account.

●	Collecting or assessing a debt and/or any additional amounts in connection with a debt (including interest, fees, and charges) not expressly authorized by the agreement creating the debt or permitted by law.

●	Unauthorized repossession or taking possession of property without the legal right to do so.

●	Disclosing the existence of a consumer’s debt to a third party, employer and/or coworker without the consumer’s consent.

●	Representing to consumers they may pay less than the minimum amount due without clearly and prominently disclosing any fees associated with paying a reduced amount.

●	Falsely representing the character, amount, or legal status of the debt.

●	Misrepresenting whether information about a payment or nonpayment would be furnished to a credit reporting agency.

●	Misrepresenting to consumers their debts would be waived or forgiven if they accepted a settlement offer, when this statement is in fact not true.

●	Threatening any action that is not intended or we do not have the authorization to pursue, including false threats of lawsuits, arrest, prosecution, or imprisonment for non-payment of a debt.

●	Asserting that a debt collection communication is from an attorney or from a government source or that the source of the communication is affiliated with the government.

●	Making repeated telephone calls and/or home visits to consumers with the intent to annoy, abuse, or harass any person at the number called and/or address visited.

●	Brandishing or displaying a weapon in the course of collection of a debt.

●	Threatening to use violence or other means to harm the physical person, reputation, or property of any consumer.

●	Using obscene, profane, or derogatory language in communication with a consumer.

RESPONSIBILITIES

Roles / Process Area	Responsibilities
Training	Collaborate with Compliance to ensure that UDAAP training is provided to employees, management, BOD, and service providers.
Compliance	Administer W.S. Badcock Corporation’s UDAAP Compliance Program.

REFERENCES and RELATED DOCUMENTS

Document Number (if applicable)	Title
COMP-030	Compliance Training Policy

DISCIPLINARY and REMEDIAL ACTION

In collaboration with HR, any violation of this policy will subject the employee or vendor/service provider to progressive remedial action, including immediate termination.

RECORD RETENTION

The human resources department shall note any confirmed violation of this policy by any employee in the employee’s personnel record.

GOVERNANCE

Approving Body: Compliance Oversight Committee of the Board of Directors
Approval: Approved at meeting	Date: 02/15/2018

PS-050: Accepting Checks

Policy PS-050 – Accepting Checks

POLICY:

All checks must be entered into STOREnet immediately upon receipt and applied to the appropriate Sales Order or Account.

Personal Checks:

When accepting a personal check, make sure of the following:

●	The name must be pre-printed on the check by the bank.

●	No temporary checks.

●	The complete physical address and phone number including area code must appear on the check (No PO Box).

●	If the address on the check differs from address on the ID, both must appear on the check.

●	Personal checks require an ID. The identification type and number must appear on the check (Identification must be valid).

●	Acceptable forms of ID include: Valid U.S or Canadian driver’s license, Active Military ID, Valid U.S or Canadian Passport.

●	Physical address and phone numbers may be handwritten on the check.

●	All checks must have the Account Number written on the front of the check.

●	Upon receipt of the check, the check must be stamped “For Deposit Only”.

●	When processing in STOREnet, use “MAIL” in the state field.

Post-Dated Checks:

Do not accept any post-dated checks as a form of payment for a customer’s account.

Third-Party Checks:

Do not accept any third-party checks. Due to the high risk of check fraud, especially with Government Checks and Payroll

Checks, we only accept checks from the check writer in the amount equal to the payment or purchase amount being made.

Some examples of third-party checks:

●	United States Government Checks

●	Payroll Checks

●	Business Checks (must be approved by District Manager)

●	Any other third-party endorsed checks Stores can accept checks from Banks or Mortgage Companies made out to Badcock for account payments & payoff. Stores cannot accept checks from Debt Consolidation Services for payments made to an account. These checks must be returned to sender.

ECA Checks:

Electronic Check Authorization (ECA) is a check guarantee service that minimizes the risk of returned checks. All checks for Cash Sales and Original Down Payments (New Account Sales) must be processed using the ECA option in STOREnet, entering all required information, regardless of the amount of the check. Checks for on-account payments are not guaranteed and should not be processed using ECA. When accepting a check to be processed as ECA, make sure of the following:

●	All personal checks: check writer, signer, and presenter must all be the same.

●	Checks must be written on a U.S or Canadian bank account.

●	All checks: the check date, purchase date and call in date must be the same.

●	The merchant number is noted on the check (For Deposit Stamp).

●	Checks must be approved by one of NCT’s authorization methods.

●	If the ECA response declines the check, the customer must pay by either cash, debit or bank card. We will not accept the declined ECA checks.

WSBC absorbs all fees associate with using ECA for SBM stores

Manual Authorizations:

Use the following procedure if you have a check transaction that requires a manual authorization:

●	Verify the customer’s Photo ID against the name on the Check.

●	Management should call the appropriate 800 number provided for each check, and provide them with our merchant number.

●	Management should obtain the manual authorization number and enter that number into the authorization field for the check in STOREnet.

The Corporate-provided contact numbers for Check Manual Authorizations must be posted in your front counter area. These numbers should be out of the sight of customers, but easily accessible for you. These are the only numbers to be called should you need to obtain a manual authorization for a check transaction.

Since the need for manual authorizations for check transactions are rare in STOREnet, we should take all necessary and reasonable precautions to prevent against any potential fraudulent activity.

PS-055: Returned NSF Checks

Policy PS-055 – Returned NSF Checks

POLICY:

All non-sufficient funds (NSF) check notifications are sent to CSARM. Upon reciept, CSARM will notify the store when a check has been returned as NSF. If you happen to receive one at your store, please notify Cash Management.

ECA Payment Deemed NSF

We do not charge an NSF fee on account for checks run through ECA. NCT (our check guarantee service) will collect the NSF fee.

If a check comes back to CSARM or the store as NSF after it has been run through ECA, CSARM will submit the claim to NCT to be reimbursed for the check. Once reimbursement is received at the store, it must be deposited on a separate deposit slip.

If the claim is denied and is not reimbursed, CSARM will contact the store to explore next steps, which may include contacting the customer.

NSF for any check run as CHK

CSARM will remove the payment from the account and apply the NSF fee. They will also send a Return Check Notice letter to the customer asking them to come in to reconcile the check. Stores should not attempt to contact the customer to obtain payment for the check. Once received, this does not to be processed a separate bank deposit slip.

If check repayment is not made within 30 days, contact CSARM to explore possible actions.

Charge-back to stores:

Not collecting funds to make up for bad check within 30 days on cash sales or down payments may result in the full amount of the check to be charged back to the store.

SO-010: Refund and Return Policy

Policy SO-010 – Refund and Return Policy

Effective Date: 04/13/2021

Supersedes: 11/03/2020

POLICY:

All merchandise sold by Badcock Home Furniture &more is covered under our “10-Day Return and Refund Policy”. Merchandise returned in “like-new” condition under the policy guidelines is eligible for a full refund, merchandise exchange, or in-store credit at the customer’s choosing.

Refund Exceptions

Merchandise not in “like-new” condition, as well as defaced, abused, neglected, or similar merchandise, may not be accepted for return during the return and refund period. Some conditions that will prevent an item from being returned include, but are not limited to:

●	smoke

●	pet hair

●	stains due to food, drink, pets, bodily fluids, or any other substance

Returns After Delivery

After delivery, the following are acceptable returns for the specified timeframes:

1-10 days from delivery date: If a customer returns an item for any reason within 10-days of delivery, they will receive full credit for merchandise via a refund or exchange. The item(s) must be in “like-new” condition.

11-30 days from delivery date: If a customer returns an item for any reason other than “Defective”, they will receive full credit for merchandise reselection or will be required to pay a 20% restocking fee if they request a refund. The item(s) must be in “like-new” condition. If the merchandise is “Defective”, then the customer is eligible for full credit for merchandise reselection or a full refund.

31-365 days from delivery date: After 31-days, only “Defective” merchandise can be returned, and full credit will be given for merchandise reselection. Please follow Badcock Policy and Procedure for determining return and refund amount for any non-merchandise offerings included in the Order.

Exchanges written for defective merchandise should be of equal or greater value. The customer will be responsible for any greater price difference on the exchange. No refund will be given to the customer if the exchange difference is less, in this case the sale is to be written as an evenly priced exchange.

Merchandise returns should not be accepted on any item 31 days or more after the date of delivery, except for defective merchandise. Dealers must work with corporate personnel to determine if merchandise is defective. No restocking fee should be charged on any defective merchandise.

If merchandise that is not defective is returned after 31 days and a restocking fee was not applied, then the entire amount of the restocking fee up to the entire amount of the item(s) may be charged-back to the store, less potential commission percentage.

Refund Requests

For refund requests with cash purchases over $200.00 and all check purchases, a check will be mailed to the customer from the Corporate Office within 14 days of the return of the merchandise. Refunds for purchases made using a credit card, Badcock financing program, or Third Party Financing will be credited immediately upon return of the merchandise. The original receipt is required for all return and refund requests.

Tender Type	10-Day Return and Refund Policy
Cash ($200 or less)	Store provides cash refund upon return of merchandise
Cash (more than $200)	Check mailed from Corporate Office within 14 days of merchandise return
Check	Check mailed from Corporate Office within 14 days of merchandise return
Credit or Debit Card	Store credits back to same card upon return of merchandise
In-House Financing	Credited back to account upon return of merchandise
Third Party Financing	Credited back to account upon return of merchandise

If a check is required from the home office, the request must be made by the store. This is performed in our point-of-sale system and does not require a Work Order to RSS.

Manufacturers’ Warranties

Badcock stands behind all manufacturers’ warranties with free parts and labor for up to one year after the date of delivery for defects due to material or workmanship related problems covered by a manufacturer’s written warranty, excluding Appliances, Electronics, Bedding, Area Rugs and Lawn & Garden Equipment. If a repair cannot be made, the decision on any refunds, credits, or exchanges during the one-year period will be at WSBC’s sole discretion.

Electronics & Appliances

Electronics must be returned in original packaging and all instruction manuals, remotes, and other accessories must be returned with the item (if applicable).

All major appliances and electronics will be covered by the manufacturers’ written warranties, if any. Some items may require authorization from the manufacturer prior to replacement or refund approval.

Lawn & Garden Equipment

All Lawn and Garden merchandise (including grills) will be covered by the manufacturers’ written warranties, if any. Warranty decisions are made by the local authorized servicer, not the retailer. The customer is responsible for repair charges for all non-warranty repair work within the warranty period. Lawn and Garden equipment pick-up and delivery charges are the responsibility of the customer.

Bedding

See IM-065: Bedding Warranty and Exchanges

Area Rugs

Area rugs only covered by the manufacturer’s written warranty, if any. Area rugs can only be replaced during the warranty period, pursuant to the manufacturer’s written warranty.

Reduced Price Merchandise

Merchandise sold at a reduced price is sold “As-Is”. This includes, but is not limited to, clearance and floor sample merchandise. “As-Is” merchandise is excluded from this return and refund policy and no exchanges shall be allowed.

Items and Fees Not Subject to Refund

Delivery Service Fees will not be refunded after the sale and delivery has been completed.

Non-Refund Charges Responsibility

For situations where Delivery Service Fees are not refunded, the customer will be responsible for the remaining balance. Failure of the customer not paying for remaining delivery fee resulting in a charge off balance will become the responsibility of the Dealer.

For situations when a return is done for a Badcock account sale and the 20% restocking fee is charged, but the down payment was less than 20%, the customer will be responsible for the remaining balance on the account to include any non- refunded charges.

SO-012: Bedding Warranty and Exchanges

Policy SO-012 – Bedding Warranty and Exchanges

Reviewed:

Effective Date: 04/13/2021

Supersedes: 02/12/21

POLICY:

Comfort: Our bedding comfort policy provides customers with 45 nights to make sure their mattress set meets their comfort expectations. We do require that the customer has the bedding in their home for a period of 30 nights prior to any reselection to allow for body/sleeping adjustments. After the 30-night adjustment period but prior to the 45th day, they may receive full credit towards a reselection mattress set one time to find the proper comfort level. If the bedding set they select is greater in value than what was originally purchased, they will be responsible for the difference in price. If a suitable alternative set cannot be found from our selections between the 30th and 45th day, a return and refund may be provided less a 20% handling fee and return delivery charges may apply. All returned items must be clean and free of any stains or odors.

Manufacture Defects:

All bedding is covered by the manufacturer’s warranty and can be returned during the warranty period pursuant to the manufacturer’s written warranty. Bedding must be free of soiling and stains and have proper center support if either a queen or king size, otherwise the manufacturer’s warranty is voided. It is strongly suggested our customers purchase one of our mattress protectors (sold separately) to protect their investment and warranty. The warranty period on replacement bedding reverts back to the original purchase date. A customer can exchange due to manufacturer defect as many times as needed up to the warranty period from the original purchase date following the defect guidelines.

All Mattress Inspections must be completed with a Bedding Inspection Form. Upon notification at the store level that there is a concern with the mattress set, the customer will be provided at no cost a pre-inspection kit that will include a string with clips and an instruction form. The form will guide the customer through the inspection process and the guidelines and requirements for determining whether the mattress or foundation may be approved for exchange. Upon completion of the pre-inspection form and submission of valid pictures clearly showing the condition of the mattress set as well as the support system beneath, the store dealer or manager will confirm whether an exchange can be scheduled. If upon exchange delivery the conditions of the existing mattress set are found to not be as represented by the pre-inspection form or photos as are required in the inspection form, the exchange may be denied.

All bedding sets have the following coverage under warranty:

Mattress Issues Covered:

●	Wires that are loose, broken or protruding through fabric.

●	Sagging, only if the mattress has been continuously supported by a matching foundation (or equivalent) and used with an appropriate frame and center support, or a minimum of five cross supports.

●	Measurements less than the required sag are considered normal body impressions, and are not indicative of a defect:

o	Legends >1.5 inches

o	Legends Signature >1.5 inches

o	Stanhope >1.5 inches

o	Sealy >1.5 inches

Foundation Issues Covered:

●	Broken or loose support elements

●	Compression or unstapling of support elements

●	Broken or loose grip top

●	Splitting of the wood frame

●	Loose, bent or defective wood beams

●	Sagging, but only when continuously supported with an appropriate frame with a rigid center support

Items Not Covered:

●	Bedding sold As-Is

●	Bedding Height

●	Bent perimeter border rods due to moving or bending the bedding set

●	Handles on mattresses

●	Fabric stains, soiling or burns

●	Replacement of another piece in a sleep set, unless it is also defective

●	Transportation costs

●	Damage of the mattress or foundation due to abuse

●	Sheet fit

●	Mattress damage due to an inappropriate foundation

●	Comfort preference

●	Corner guards

●	Cover

Choosing the Replacement Mattress (for defective exchanges)

Comparable Mattress: Bedding of comparable comfort level/price must be selected for replacement. If you are unsure of the comparable comfort level, contact the Merchandising Help Desk. If the price of the replacement is lower, then adjust the return value of the bedding in STOREnet when generating the exchange; the customer is not to receive a refund for warranty exchanges. If the price of the replacement is higher, then discounting may be necessary to adjust the price to match that of the defective piece. The customer will be responsible for any tax increases that may have occurred from original purchase date.

Changing brands/Upselling: If a customer decides to take the opportunity to select a higher quality and priced bedding set or change brands, they may do so by paying the difference. In this case, the full retail price of both pieces would be credited, and the new bedding set sold. After the exchange is completed, the warranty for the new set reverts to the balance of the warranty on the original bedding set.

After a mattress has been exchanged for defect: For Sealy bedding, a Sealy return tag will be placed on the bedding. This serves as approval for the Retail Business Consultant or Inventory Analyst to return the bedding to the DC. If any bedding exchange is not done as set forth in this policy and/or the WS Badcock Return and Refund published policy the store will be charged the regular retail amount of the bedding less the appropriate discount. For defective Legends or Stanhope bedding that cannot be resold, the mattress will be destroyed and junked at the store by your Retail Business Consultant.

SO-014: Cash Control

Policy SO-014 – Cash Control

Cash Control / Petty Cash:

●	Each Cash Drawer will contain $100.

●	Balance all Cash Drawers Daily.

●	Store Petty Cash Log must be completed daily and emailed to DM on the 1st of each month.

●	Sales Associates must log cash counts on Daily Activity Report each day and have Store Manager or Sales Lead sign for all monies at closing.

●	Shortages of $10 or more must be reported to the District Manager immediately.

●	Document Cash shortages with the employee.

●	Managers cannot require employees to replace cash that is short.

●	Cash Count Sheets must be completed at the start of each day and again at the EOD.

●	Managers must also maintain a cash count sheet if they maintain a cash drawer.

●	Keep completed cash count sheets in your store they are subject to management review at any time. These are kept on a rolling 12-month cycle.

●	When getting change from petty cash, never take the entire petty cash amount from the store.

●	Document the amount and date of any cash out for change, and keep it in the cash bag until you return from the bank.

Replace it immediately.

●	Excessive cash shortages will not be tolerated. Excessive cash shortages are defined as more than three (3) cash shortages of less than $10.00, but over $1.00 in a six month period or more than two cash shortages of over $10.00 in a six month period of time.

●	Cash overages must be held for 24 hrs, after 24hrs the overage must be deposited on a separate deposit slip. You are to notify cash management and your DM with all overage deposits. Any employee that does not follow the Cash Overage Procedure and withholds cash overages or other store funds will be terminated.

Sales Associate and Cash Drawer Settlement

●	Anyone assigned a cash drawer that received any monies or made any transactions must do a Settlement Report prior to the End-of-Day.

●	Process the Report Cash Drawer Balancing Totals to assist in the balancing of the Cash Drawer Settlement.

Balance all Cash Drawers

●	Starting cash must be surrendered to the Store Manager or designated person after balancing. The remaining funds must match the individual settlement for that Sales Associate.

●	Any cashier cash discrepancy must be brought to the attention of the Store Manager or designated person immediately.

●	Any shortage of $10.00 or more must be reported the District Manager immediately for follow-up and necessary action, to include documenting with an Employee Counseling Form and/or involvement of the Security Department. Documentation must include:

o	The shortage amount

o	Signature of the Sales Associate with the shortage

o	Date & time of the shortage

o	Store Name (location) and Store Code

o	Any additional pertinent information

●	Any shortage of less than $10.00 must be handled by the Store Manager and documented using an Employee Counseling Form. The documentation must be filed in the employee’s personnel file and it must be brought to the attention of the District Manager during the next Store Meeting.

Store Petty Cash Count Sheet

The purpose of the Store Petty Cash Count Sheet is to make certain that all store funds are being verified and accounted for each day. The Store Manager and Store Lead is required to maintain a Store Petty Cash Count sheet on a daily basis. The form should be completed at opening and at the close of business each day. Click here for a printable version of the form. It is for a calendar month and you should use a new form for each month.

Setting up the form

●	At the top of the form you will write in the month and the year.

●	Your store code goes on the second line.

●	On the third line titled “Drawer assignment” you will put the amount petty cash assigned to you.

●	The fourth line would be your name.

Using the form

●	The first column is the date.

●	The second column is the amount of cash that you started the day with. It should be the same as what is listed in the Petty Cash Allotment.

●	The third column is the amount of cash that you end the day with. It should be the same as what is listed in the Petty Cash Allotment.

●	The fourth column is for the amount of the total deposit for the day.

●	The fifth column is the signature of the manager or designated person to compile the store deposit after verification.

If not you are not balanced, you need to notify the District Manager. If you are unable to balance, please refer to the policy above.

If the manager uses a drawer, they also need to maintain a separate cash count sheet for their drawer.

The completed Store Petty Cash Count Sheets should be filed in the Petty Cash Log book under the corresponding month. The Cash Count sheets are subject to review at any time by the Manger or District Manager. Failure to maintain the sheet as specified could result in disciplinary action.

SO-015: EOD Balancing

Policy SO-015 – EOD Balancing

Effective Date: 07/23/2021

Supersedes: 07/22/2021

POLICY:

Each store must perform the Cash Balancing process at the end-of-day via STOREnet. Additionally, each store will have a transfer/depository account set up by W.S. Badcock Corporation for the transfer of daily funds received during daily business transactions.

All checks made out to W.S. Badcock Corporation, Badcock Home Furnishings Centers, or Badcock &more must be deposited daily in the depository/transfer account and all deposits must before business day cut off times established per assigned depository bank.

No personal or business checks from the Dealer or Store Manager are to be included when making daily bank deposits unless it is for payment on account or payment on a Sales Order. There are to be no checks written to Badcock Home Furniture &more, Badcock Home Furnishing Centers, or the W.S. Badcock Corporation for items sold that are not Badcock inventory items.

In accordance with federal laws, a store that receives cash in excess of $10,000 in a single or multiple transactions from the same customer within a 24-hour day, MUST file an IRS Form 8300. Form 8300 must be filed within 15 days of receiving more than $10,000. If payments are received in installments, Form 8300 is due after the total payments are more than $10,000. Contact Cash Management in Mulberry or www.irs.gov for current copies of Form 8300.

SO-096: Document Retention

Policy SO-096 – Document Retention

Effective Date: 05/20/2019

POLICY:

Federal laws and Company policies require the retention of specific documents that contain non-public information for a predetermined period of time. These documents should always be filed in your stores Secured File area.

After any legal or policy-driven requirements have lapsed, the retention copies should be disposed of in a legal and proper manner.

There are legal requirements, as well as Company Policies, that determine the retention period for specific documents are shown in the table below.

Document Disposal: After the retention period has passed, document destruction must be executed using certified document destruction company or in-store cross cut shredder

Document Name	Retention Period	Where Filed
Denied Credit Applications w/ID’s	25 months	Denied Application File
Approved Credit Applications w/ID’s	7 years from date account closed	Customer File Jacket
Red Flag Documentation (If applicable)	7 years from date account closed	Customer File Jacket
Original Signed Financed Credit Agreements	7 years from date account closed	Customer File Jacket
Original Signed Same As Cash Addendum	7 years from date account closed	Customer File Jacket
Original Signed Insurance Election Form	7 years from date account closed	Customer File Jacket
Original Signed Insurance Election Cancellation Form	7 years from date account closed	Customer File Jacket
Third Party Finance Applications	7 years from date account closed	*See Current Third Party Finance Policy & Procedure
Original Signed Financed Sales Orders	7 years	Customer File Jacket
Original Signed Manual Sales Order	7 years	Attach to STOREnet generated Sales Order and place in Customer File Jacket
Original Signed Financed Delivery/Pick-Up Tickets	7 years	Customer File Jacket
Manual Receipts	7 years	Attach to STOREnet generated receipt and place in Customer File Jacket

Third Party Finance Sales Orders Delivery/Pick- Up Tickets	7 years	EOD File, by calendar month
Original Signed Financed Exchanges/Returns	7 years	Customer File Jacket
Completed Signed Financed Service Orders	7 years	Customer File Jacket
Insurance Claim Form (copy)	7 years	Customer File Jacket
Daily Detailed Sales Receipts Report with verified bank deposit slip attached	7 years	EOD File, by calendar month
Original Signed Cash Sales Orders	5 years	EOD File, by calendar month
Original Signed Cash Delivery/Pick-Up Tickets	5 years	EOD File, by calendar month
Original Signed Cash Sale Refunds/Exchanges/Returns	5 years	EOD File, by calendar month
Completed Signed Cash Sale Service Orders	5 years	EOD File, by calendar month
Original Signed Third Party Refunds/Exchanges/Returns	5 years	EOD File, by calendar month
Inventory Manifests From DC	18 months	Transfer File
Inbound/Outbound Transfers	18 months	Inbound/Outbound Transfer File

Work Instructions - Charge off: Non-Accrual

1. Potential Charge Off Report

a. Selection Criteria:

i. Corp & Dealer

ii.By Cycle

iii. All Regions/Divisions

iv.All Districts

v. All Stores

vi.12 Month Payment History

2. Export the Report to CSV

3. Delete Columns O through X – this data is not used, removing the columns will make file saves more manageable

4. Delete StoreID and DistrictCode Columns – this data is not used, removing the columns will make file saves more manageable

5. Sort by Last Payment Date – Newest to Oldest

6. Remove any accounts that have a last payment less than 11 months old (for example report processed for cycle 19 on 10-20-20 – remove any account with a last payment date of 11-20-19 or more recent)

7. Sort by Alert Code ID – A to Z

8. Remove any account that is already set to NA

a. If an account is transferred to a new store with a different cycle date after the NA Alert Code is added the account will not charge off until it has been in the new cycle for one month – example account in 9046 has NA Alert Code added on 10-20-20, on 11-9-20 account is transferred to a cycle 11 store, the account will not charge off on the 12th with other accounts in that store, it will charge off during the December cycle for the new store

9. Scroll to bottom of report – create a sum formula for the account balance column – this indicates the charge off for the cycle for the following month (this total will change throughout the month based on customer payments, or any accounts that did not charge off previous cycle based on account transfer as described above)

10. Save Report as an Excel file – File Name Should be – MonthYear-Cycle-MovetoNA (Nov2020-11-MovetoNA.xlsx)

11. Email file to Credit Services leadership team for processing into STOREnet

Work Instructions - Credit Limit Reduction (90DLP)

Monthly, Credit Underwriting will review accounts in stores that have gone over 90 days since date of last payment and the account has a past due amount in the 91-120 or greater past due bucket.

All accounts meeting the 90DLP criteria will have the credit limit reduced to zero and the Credit Limit Reduction Letter will be sent to them.

Credit Underwriting will use the Adverse Action Mailer Report in Reporting Services to identify the accounts requiring a credit reduction.

Accounts with flags that block the mailing of letters will have the letters generated, but not mailed to the customer.

To determine the accounts eligible for Credit Reductions use Adverse Action Mailer Report in Report Manager. Use the following Settings:

The process will be performed four times per month, and will be completed on a per cycle basis. For Cycle 11 accounts the process will be performed on the 12th, cycle 15 on the 16th, cycle 17 on the 18th and cycles 19 + 21 will be processed on the 22nd of each month.

Store Type: Corp,Dealer	Cycle: Varies based on day of month
Region(s)/Division(s): All	District: All
Store ID: All	Not Paid Since Days: All except 0, 1 – 30, 31 – 60, & 61 – 90
Min. Credit Limit: 1	Max. Credit Limit: 99999
Min. Credit Score: 0	Max. Credit Score: 999
Customer Due Date: Null	Credit Limit Changed Date: Null
Block Letter Accounts: Include

NOTE: Using a Credit Limit of 1 will exclude the accounts that have already had the credit limit reduced to Zero. Export the report to CSV and delete columns S, O, J, H, G, F, E, D, and A.

Sort the report by DLQ and delete any accounts that are not greater than 90 days past due. Sort the report by Flags.

The report will have two sheets. One for the accounts having the credit limit reduced to zero that will receive a letter and one for accounts having the credit limit reduced to zero that will not receive a letter.

Accounts with the following flags do not receive the credit limit reduction letters Chapter 13 Bankruptcy flags, Chapter 7 Bankruptcy flags, Deceased Flag, Represented by Attorney, or Returned Mail Flag. The letters will be generated and Credit Limit Reduced to Zero, but Credit Reduction Letter will not be mailed.

Two upload files (Excel) must be created with the account number for all accounts that will have the credit limit reduced to Zero, one file will be for accounts that will receive the Credit Limit Reduction Letter and one file for accounts that will not receive the Credit Limit Reduction Letter.

In STOREnet access the Print Credit Status Letters function and print any letters that have already been queued up for mailing. These letters will need to be mailed to the customer.

In STOREnet access the Import Data function and process the upload for the customers who will not receive the Credit Limit Reduction Letter.

In STOREnet access the print Credit Status Letters function and print the letters that were generated when the file was uploaded into STOREnet. These letters should be placed in the shred bin as the accounts should not receive the letter In STOREnet access the Import Data function and process the upload for customers who will receive the Credit Limit Reduction Letter.

In STOREnet access the Print Credit Status Letters function and print the letters that were generated when the file was uploaded in STOREnet. These letters should be taken to the mailroom for folding and mailing purposes.

Work Instructions - Credit Statement for Recurring Payments

As an incentive to sign up for recurring payments, Badcock offers a $15 account credit for those that meet the following criteria.

Every month before cycles a “New Online Accounts” report will need to be ran to determine which accounts setup at least 3 recurring payments on our website and have the first one already processed.

Once we have the list of accounts a spreadsheet will need be prepared to be upload it into Storenet as a payment upload using the code “Promotion”. Each customer will receive a $15 payment into their account once the upload is completed.

Work Instructions - Credit Statement for Recurring Payments

Every month our IT Department will send us a file for accounts with over 90 days since the date of last payment that have insurance coverage. The email should read something like this: Customer Insurance 90 Day Report was executed at <date> <time> and have an attachment that we need to work with.

Credit Services will use the same steps below to process daily insurance cancellations requests as well. Create a spreadsheet using the Data Import Insurance spreadsheet that is located at on our share folder: \\PFS08\Department_Shares\Collections\Insurance Uploads\Data Import Insurance Template.

Copy and paste the accounts from the spreadsheet sent by IT to Customer ID column of the Data Import Insurance Template.

Enter the <&> symbol on the Insurance Code column for every single account. (This symbol is used to remove information on most Storenet uploads).

Save the document as a .txt (text delimited) and save it under the our shared folder at: \\PFS08\Department_Shares\Collections\Insurance Uploads\

On Storenet open the Update Revolving Insurance Plans and click on the icon by the Filename area and browse for the file that you saved for this.

Once you can see your file name on the Filename area click on Run to initialize the upload.

STORIS - (BADCOCK) Update Revolving Insurance Plans

File Edit View Options Help

100 %

Run Clear Exit Mail Help

Filename \\tsclient\Z\My Documents\Insurance uploads\Insurance_03092017.txt

Once the upload has been completed a new screen will come up. Both boxes on this screen should be marked. Click Save.

File Edit View Options Help 100 %

Save Clear Exit Delete Actions Mail Help

Date and Time

Include Errors ☑

Include Warnings ☑

Send Output to S Basic PDF

Export Path

A PDF containing any errors on the upload will come up. Please review this error report to confirm that no account number was rejected by the process.

Please save the error report on the same folder with the name: “Results_ddmmyy”.

Work Instructions - Lockbox

All customer payments should be going to the lockbox PO Box 724688 in Atlanta, GA. However, we still receive a fair amount of checks at Corporate. If the payments are received here then we’ll manually post them into the account and process the electronic deposit for it.

For those that will go to the Lockbox, we’ll only need to work on recommendations once a day to determine which R/T and account numbers can get approved or ignored on the BofA system for future payment.

We’ll also need to work on exceptions in a daily basis to complete any payment that BofA system wasn’t able to.

At BofA EOD (around 8pm) IT will be receiving a file with all the payments received on that day. IT will possibly divide into two files depending if the account number matches one on our system. If that’s the case it will be on an exceptions file.

Any account on that exception file will be manually posted the next day.

Work Instructions - Monthly Cycle Past Due Adjustment

Run the Past Due Adjustment Report from Report Manager for each cycle the morning of cycle cut-off. Past Due Adjustments should be done after ARMS is updated, but before stores open at 9:00 am.

To reduce confusion, run the report for All Stores (Corporate and Dealer). Please do not delete any columns for the original file so we can do research and analysis from that file.

Make sure to only select the Cycle you are adjusting… Make sure you select Three as the Number of Months. This will give you accounts that have made 2 out of the last 3 Payments. (For cycle 19, select 2 as the number of months)

Save the CSV file to Excel and save it to the DepartmentShares on FS4 > Collections > (Current Month) > Monthly Past Due Adjustments Folder.

Use: Month, Year, Past Due Adjustment to name the Report (C17 PDA Full File April 2018)

After creating the Full File, you will need to remove any accounts with SAC Plans or ineligible flags. Accounts with the following flags will not be eligible for a past due adjustment:

PDA Not Eligible, Internal Review, Fraud, Reaffirmation Pending, Payment Deferred, and Customer Lawsuit

We will do an upload to Remove 180PDL flags and the TX Alert Code after the Past Due Adjustments have been processed at the end of the last cycle of the month. Other flags that can be removed after the account has zero past due balance will be done at the end of the month.

When there are multiple flags on an account, the flags that cannot be adjusted override flags that can be adjusted, so you would remove those accounts from the Past Due Adjustment file.

Sort and Remove any accounts with SAC Plans. EPNI & NCR Plans can be adjusted.

Save the CSV file to Excel and save it to the DepartmentShares on FS4 > Collections > (Current Month) > Monthly Past Due Adjustments Folder.

Use: Month, Year, Past Due Adjustment to name the Report (C17 PDA Clean File April 2018)

You will only need the Account Number – Plan Name fields for the Import into STOREnet, but don’t delete the other columns from the other reports. This is our record and reference report and it must have all the original data.

Save Account Number – Plan Name fields into the ImportRevolvingPlanDeferment-95 – Template file.

Copy and Paste the Account Number & Plan from Past Due Adjustment Report to Account Number field and Master Plan to fields respectively on Import file. Make sure this information matches the original file. Put a Y in the All Plans field so that all Plans will be adjusted.

Save the Excel file for the Import using: Month, Year, Past Due Adjustment to name the Report (C17 PDA Upload April 2018)

Then save the file as Text (Tab Delimited). Save it to the Monthly Past Due Adjustment Reports Folder on Department_Shares on FS4 > Collections folder. You will then need to save it to the Shared Files for STOREnet in your Report or Export Folder. There is a limit to the number of characters for the import file, so you may need to abbreviate the file name.

To import the Text (Tab Delimited file) you will need to use the Import Revolving Plan Deferments menu option in STOREnet.

When you open this option, you will need to click on the Browse button to locate the file you saved for Past Due Adjustment imports.

Click on the file you want to Import and Click Open.

After you select the file you want to import, you will Click SAVE and the file will begin to process. If the MMP will be changed for a past due adjustment plan, the pop-up box will appear notifying you of the MMP change. You will need to Click OK to continue each time this box appears.

When the file is completely populated, you must Click on the Include Errors and Include Warnings boxes to generate an exception report after the import is complete. You must Click on SAVE to finalize the import process.

Here is what a sample of the Text (tab delimited) import file will contain.

If there were no exceptions, the report will be blank.

If there were exceptions the report will contain details of the exceptions.

After completing Past Due Adjustments for the cycle, save a list of the Account Numbers in Excel to be submitted to Credit Services so the PDA Not Eligible account flag can be added to the account. Accounts with the PDA Not Eligible flag are not eligible for a Past Due Adjustment for six months after the flag is added.

Error Report….

If you get any of these error messages below you must use the various STOREnet menus to be able to adjust these manually if needed:

Record ID Error

3219621170 The Master Plan to REVC1 must be an active plan for the customer

STORIS - (BADCOCK) Enter a Customer's Revolving Terms and Conditions

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Customer	3219621170		
Name	TOYA JOHNSON	**Due Day**	1
			Balance
Comments		**Credit Limit $**	4,500.00
Customer Store	321	**Receivables $**	4,898.04
Telephone **Home**	615 491-5076	**Potential Receivables $**	0.00
Work	615 692-3731	**Available Credit $**	-398.04
Cell			

Active Plans

MASPL

REVC1

Plan	REVC1			
REVOLVING CORPORATE PLAN 1				**Balance**
Activated	07/11/14	**Closed** 07/06/2015	**Current $**	4,858.04
Current Due $	2,010.00		**Highest $**	5,457.32
Last Charge $	3,259.25	11/21/14	**MMP $**	230.00 or % of Balance
Last Payment $	240.00	09/30/16	Fixed Term is	Months
Remarks	Created by HS0C.		**Insurance**	TNS1

Fixed MMP Table

For the Error Report Past Due Adjustments, you will need to use the Adjust Revolving Plans menu and manually adjust these accounts if applicable. You will need to use the Plan Deferment option for the plans including the Master Plan to adjust the Past Due Payments.

STORIS - (BADCOCK) Adjust Revolving Plans
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Customer 3219621170
Name TOYA JOHNSON
Due Day 1
Comments
Balance
Customer Store 321
Telephone Home 615 491-5076
Work 615 692-3731
Cell
Credit Limit $ 4,500.00
Receivables $ 4,898.04
Potential Receivables $ 0.00
Available Credit $ -398.04
Active Plans
MASPL
REVC1
Adjust Balance
Update MMP
Add New MMP
Change Details
Update Disputes
Plan Balance Transfer
Plan Deferment
Plan MASPL
MASTER PLAN
Balance
Activated 07/11/14
Current $ 40.00
Highest $ 60.00
Current Due $ 40.00
Last Charge $ 10.00 07/11/16
Last Payment $ 10.00 09/30/16

684408278 Adjustment amount is required

Most likely the account has an NSF in the history, so we will need to clear that fee from the account.

STORIS - (BADCOCK) Plan Deferment
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Current Due $
Past Due $ 1-30 Days
$ 31-60
$ 61-90
$ 91-120
$ 120+
Deferred Payments $ 25.00
Master Plan to CHPFL
Comments
Reference
Due Date
$ Original Due
$ Open Due
Memo Reference
1 P10000112 09/12/2016 0.00 25.00 MASPL
WARNING
Adjustment amount is required.
OK

After adjusting the account manually thru the Adjust Revolving Plans menu, we will need to clear the NSF fee remaining.

STORIS - (BADCOCK) View All Revolving Plan Activity for a Customer

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Customer Code

760G563118

DIANNA R. DARDEN

Customer

Home Phone: 813 352-2152

Cell Phone: 813 352-2152

Work Phone: 813 557-0012

Ext:

Customer Store: 760

Due Day: 5

BRANDON, FL

Credit

Application Date: 10/27/17

Collector Assigned:

Credit Report Date: 01/11/11

Expired 01/12/12

Balances

Credit Limit: 4,500.00

Receivables: 1,149.42

Potential Receivables: 0.00

Available Credit: 3,350.58

Prepay Amount: 0.00

Pending Amount: 0.00

	Plan	Total Due	Past Due	Current	Long Term	Standard MMP
1	MASPL	25.00	25.00	0.00	0.00	0.00
2	RC1FL	0.00	0.00	0.00	1,124.42	85.00
3	Open Item	0.00	0.00	0.00		
		25.00	**25.00**	**0.00**	**1,124.42**	**85.00**

Enter a Sales Order | Review Credit

Take a Payment | Comments

Payment Activity | Payment Estimator

Request Credit | Add Insurance

Refund

On the Manual Adjustments Tab, click on Reference, then select Manual Credit Memo from the dropdown under the Type field.

Enter the amount that needs to be cleared (the NSF fee) as a credit in the Adjustment Amount Field. (Ex -25.00)

STORIS - (BADCOCK) Maintain Customer Balances

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Date 10/15/2019 Customer Code 760G563118 DIANNA R. DARDEN

Manual Adjustments | Keyoffs | Bad Debt

Total Adjustment 0.00

Reference MP10000081

Action
- Adjust
- Maintain

In Dispute

Type 39 Manual Credit Memo

Terms COD

COD

Memo Reference MAN ADJ

Adjustment Amount -25.00

	Reference	Dispute	Post Date	Type	Description	Memo Reference	A/R Amount	Adjustment
1	P10000070		06/17/2019	70	Revolving Payment Due	MASPL	25.00

Select the green plus sign and Save.

Enter account number again in Maintain Customer Balances.

Go to the Keyoffs tab.

STORIS - (BADCOCK) Maintain Customer Balances
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Date
10/15/2019
Customer Code
760G563118
DIANNA R. DARDEN
Manual Adjustments
Keyoffs
Bad Debt
Refund
0.00
Proof
0.00
Reference
Action
Pay
Keyoff
Refund
Long Term Revolving
Long Term Installment
Plan
None Selected
Amount
Installment Contract
None Selected
Pay-off As of
Reference | Dispute | Post Dte | Due Date | A/R Amount | Transaction Type | Action | Mer
1 P10000070 06/17/2019 06/17/2019 25.00 Revolving Payment Due
2 MP10000081 10/15/2019 -25.00 Manual Credit Memo

Double click on the Manual Credit menu and a check will appear in the Keyoff box. Select the green plus sign.

STORIS - (BADCOCK) Maintain Customer Balances
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Date
10/15/2019
Customer Code
760G563118
DIANNA R. DARDEN
Manual Adjustments
Keyoffs
Bad Debt
Refund
0.00
Proof
0.00
Reference
MP10000081
Action
Pay
Keyoff
Refund
Long Term Revolving
Long Term Installment
Plan
None Selected
Amount
-25.00
Installment Contract
None Selected
Pay-off As of
Reference
Dispute
Post Dte
Due Date
A/R Amount
Transaction Type
Action
Mer
1
P10000070
06/17/2019
06/17/2019
25.00
Revolving Payment Due
MP10000081
10/15/2019
-25.00
Manual Credit Memo

Then double click the revolving payment due and a check will appear in the Pay box.

STORIS - (BADCOCK) Maintain Customer Balances
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Date
10/15/2019
Customer Code
760G563118
DIANNA R. DARDEN
Manual Adjustments
Keyoffs
Bad Debt
Refund
0.00
Proof
25.00
Reference
P10000070
Action
Pay
Keyoff
Refund
Long Term Revolving
Long Term Installment
Plan
None Selected
Amount
25.00
Installment Contract
None Selected
Pay-off As of
Reference
Dispute
Post Dte
Due Date
A/R Amount
Transaction Type
Action
Mer
P10000070 06/17/2019 06/17/2019 25.00 Revolving Payment Due
2 MP10000081 10/15/2019 -25.00 Manual Credit Memo K

Select the green plus sign and Save. This will clear the NSF fee.

STORIS - (BADCOCK) View All Revolving Plan Activity for a Customer

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Customer Code

760G563118

DIANNA R. DARDEN

Customer

Home Phone: 813 352-2152

Cell Phone: 813 352-2152

Work Phone: 813 557-0012

Ext:

Customer Store: 760

Due Day: 5

BRANDON, FL

Credit

Application Date: 10/27/17

Collector Assigned:

Credit Report Date: 01/11/11

Expired 01/12/12

Balances

Credit Limit: 4,500.00

Receivables: 1,124.42

Potential Receivables: 0.00

Available Credit: 3,375.58

Prepay Amount: 0.00

Pending Amount: 0.00

	Plan	Total Due	Past Due	Current	Long Term	Standard MMP
1	MASPL	0.00	0.00	0.00	0.00	
2	RC1FL	0.00	0.00	0.00	1,124.42	85.00
3	Open Item	0.00	0.00	0.00		
		0.00	**0.00**	**0.00**	**1,124.42**	**85.00**

Enter a Sales Order

Review Credit

Take a Payment

Comments

Payment Activity

Payment Estimator

Request Credit

Add Insurance

Refund

6119122007 There are no revolving plans to defer

There is nothing to do when this error message is present. These accounts will need to be deleted from the clean file.

STORIS - (BADCOCK) View All Revolving Plan Activity for a Customer

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Customer 6119122007

Name KATRINA GILBERT

Home 352 372-9568

Work 352 955-5525

Cell 352 372-9568

Application Date 03/12/14

Credit Report Date 03/12/14

Collector Assigned

Customer Store 611

Due Day 1

Enter a Sales Order | Take a Payment | Payment Activity

Request Credit | Review Credit | Comments

Active Plans

CHPFL
MASPL
RD2FL
S03FL
S06FL

	Plan	Past Due	Current	Long Term	Standard MMP	Charge Off
1	CHPFL	0.00	0.00	35.00	10.00	No
2	MASPL	0.00	0.00	0.00		No
3	RD2FL	0.00	0.00	0.00		No
4	S03FL	0.00	0.00	0.00		No
5	S06FL	0.00	0.00	0.00		No
6	Open Item	-35.00	0.00			
		-35.00	**0.00**	**35.00**	**10.00**	

Totals

Balances

Credit Limit
$ 1,800.00

Receivables
$ 0.00

Potential Receivables
$ 579.89

Available Credit
$ 1,220.11

Prepay Amount
$ 0.00

Pending Amount
$ 579.89

For some accounts, you may need to make the customer active in Advanced Customer Settings by removing the Inactive Date. Check for flags before removing this date. Make sure the Ok to Solicit box is checked and make sure the Hold Statement is set to NO on the Receivables tab.

After the Past Due has been adjusted, we will not make the customer Inactive, we will keep the customer active.

STORIS - (BADCOCK) Advanced Customer Settings
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Customer Code
1666020728
TRACI CHARLTON
General
Point of Sale
Receivables
Advanced
eSTORIS
User Defined Settings
Inactive Date
Merge Details
Status
By
Merge To
Classification
Website Password
Customer Type
Employee ID
Language
1
Track Purchase History
Do Not Solicit
Do Not Accumulate Reward Points

Prior to adjusting the Past Due for accounts when the Plan is closed, you will need to go to the Enter a Customer’s Terms and Conditions to make the Plan Active, including the Master Plan.

We will not close the plans after the Past Due Adjustment is done, we will keep the plans active.

STORIS - (BADCOCK) Enter a Customer's Revolving Terms and Conditions

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Customer 78536557064

Name RHONDA L SAMARRIPPAS

Comments

Customer Store 785

Telephone
Home 863 877-7795
Work 863 294-5566
Cell

Due Day	5
	Balance
Credit Limit $	1,500.00
Receivables $	143.18
Potential Receivables $	0.00
Available Credit $	1,356.82

Active Plans

MASPL

RD2FL

Plan RD2FL

REVOLVING DEALER PLAN 2 FL

Activated	10/06/14	**Closed**	10/15/2016		**Balance**
				Current $	143.18
Current Due $	0.00			**Highest $**	711.06
Last Charge $	15.00	10/15/16		**MMP $**	30.00 or % of Balance
Last Payment $	30.00	10/05/16		Fixed Term is	Months

Remarks Created by SC09.

Insurance

Fixed MMP Table

Exhibit A

W.S. Badcock Corporation Custom Risk Model

Ex A-1

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

Statistician: Amy Fomo / Wes Bailey		Custom/Generic:	Custom
Phone Number:	770-740-5078	Installation Environment:	On-line/Off-Line
PSPS Number:	PSPS5378	Implementation Platform:	OMS/DP/Fusion

Score Name: Badcock Custom Model	Score Range: 1-999
SAS Name:	Exclusion Score:
Performance Definition: 90+ dpd in 24 months
Number of Scorecards Included: 5

SECTION 1. REVISION HISTORY

DATE	RVISION	SUBMITTED BY
11/14/2016	Original Version	Amy Fomo Wes Bailey
11/28/2016	Updated scoring formula from score to MODEL SCORE and segmentation logic from .Z to missing	Meenal
12/12/16	Add number of open trade to segmentation condition	Amy Fomo
12/15/2016	Update parenthesis for appropriate condition(minimum criteria) in segment	Amy Fomo
12/19/2016	Update scorecard4 and scorecard5	Amy Fomo
12/20/2016	Update default values scorecard2 and scorecard3	Amy Fomo
12/22/2016	Update CLUAMT range on scorecard1	Amy Fomo
12/28/2016	Update Reason codes	Amy Fomo
5/24/2017	Corrected RC in Section 8.1 Adverse Action Statement from ’004’ and ’005’ to ‘O04’ and ‘O05’	Meenal

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

SECTION 2. REJECT CODES

Please output reject codes using the following hierarchy and code:

Standard V5/V6 Reject Code:

REJECT CODE	DESCRIPTION
L0	Model Delivery is Not Available: Subject Deceased
A1	Model Delivery is Not Available: File under Review
R0	Model Delivery is Not Available: Insufficient Information to Score
X1, X3, X5, X7	ACRO System Reject - Model Delivery is Temporarily Unavailable

REJECT CODE	V5	V6
L0

File contains any of the following:

■     Segment 06 – Record Code DT (Death) – and – Valid Subject Death Date

■     Trade - and – Rate/Status Code = E (Consumer Deceased) or any Narrative Code = 256 (JD - Consumer Deceased)

■    Segment 14 - Record Code CO and – Rate/Status Code = E (Consumer Deceased) or any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 13 – Record Code BP - and – any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 16 – Record Code LI - and – any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 20 – Record Code TL - and – any Narrative Code = 256 (JD - Consumer Deceased)

File contains any of the following:

■     Segment 06 – Record Code DT (Death) – and – Valid Subject Death Date

■     Trade - and – Rate/Status Code = E (Consumer Deceased) or any Narrative Code = 256 (JD - Consumer Deceased) or Account Designator = X (Deceased)

■     Segment 14 - Record Code CO and – Rate/Status Code = E (Consumer Deceased) or any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 13 – Record Code BP - and – any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 16 – Record Code LI - and – any Narrative Code = 256 (JD - Consumer Deceased)

■     Segment 20 – Record Code TL - and – any Narrative Code = 256 (JD - Consumer Deceased)

A1	Model Delivery is Not Available: File under Review (File Indicator)	Model Delivery is Not Available: File under Review (File Indicator)
R0	File contains none of the following segments: • Trade Segment • Inquiry Segment • Collection Segment • Bankruptcy Segment • Legal Segment • Tax Lien Segment	File contains none of the following segments: • Trade Segment • File Inquiry Segment • Collection Segment • Bankruptcy Segment • Legal Segment • Tax Lien Segment
X1, X3, X5, X7

These are ACRO System Rejects and are not coded into the model. Possible values are:

X1: Model Delivery is Temporarily Unavailable - program not defined or in the system

X3: Model Delivery is Temporarily Unavailable - too

many inquiries on file

X5: Model Delivery is Temporarily Unavailable - model needs input fields and none were provided

X7: Model Delivery is Temporarily Unavailable – file cannot be scored

These are ACRO System Rejects and are not coded into the model. Possible values are:

X1: Model Delivery is Temporarily Unavailable - program not defined or in the system

X3: Model Delivery is Temporarily Unavailable - too

many inquiries on file

X5: Model Delivery is Temporarily Unavailable - model needs input fields and none were provided

X7: Model Delivery is Temporarily Unavailable – file

cannot be scored

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

Additional Rejects:

REJECT CODE	DESCRIPTION	CONDITION TO REJECT

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION3.

PROCESS FLOW CHART

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION 4. SEGMENTATION

An elaborate analysis was conducted to identify best suited segmentation for Badcock. Bankcard data was loaded into SAS eMiner and a series of decision trees were built. Approach of heuristic and data driven segmentations were explored. After analyzing lift in KS and capture rates in the bottom 30% of the population the decision was made to proceed with 5 segments: segment1, segment2, segment3, segment4 and segment5. Attributes that determine segmentation are listed in the following sections.

4.1 List of Attributes in Segmentation

The table contains the attributes and scores that are needed to determine the segmentation.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA	3376	V1	Number Revolving Trades Always Satisfactory	93-99
ADA	3002	IQ24	Number Inquiries w/in 24 Months	93-99
ADA	3215	PD	Number Trades w/ Past Due Amount > $0	93-99
ADA	3001	IQ12	Number Inquiries w/in 12 Months	93-99
ADA	3100	TD	Number Trades	93-97
ADA	3795	CLU24	Number Unpaid 3rd Party Collections w/in 24 Months	93-99
ADA	3902	BP24FLAG	Bankruptcy w/in 24 Months Flag	3-9
XMA	1006	XMA1006	Number of Trades	93-99
XMA	1011	XMA1011	Number of Number of Open Trades	93-99

4.2 Segmentation Criteria

There are five segments in this model. The segmentation is defined in the following table.

SEGMENT INDICATOR	SEGMENT	CONDITION
Seg1

Number Revolving Trades always Satisfactory <3 or missing & Number of inquiries w/in 24 months <12 or missing and (at least one of collection, bankruptcy, trade or inquiry) or (at least one NC+ open trade)

{ADA3376 <3 and ADA3002 <12 and ((ADA3100 is not missing) or (ADA3002 is not missing) or (ADA3795 is not missing) or (ADA3902 is not missing) or (XMA1006 is not missing and XMA1011>0))}
Seg2	Number Revolving Trades always Satisfactory <3 or missing & Number of inquiries w/in 24 months >=12	ADA3376 <3 and ADA3002 >=12
Seg3	Number Revolving Trades always Satisfactory >=3 & Number Trades w/ Past Due Amount > $0 >=1	ADA3376 >= 3 and ADA3215 >=1
Seg4	Number Revolving Trades always Satisfactory >=3 & Number Trades w/ Past Due Amount > $0 <1 or missing & Number Inquiries w/in 12 months <5 or missing	ADA3376 >= 3 and ADA3215 <1 and ADA3001 <5
Seg5	Number Revolving Trades always Satisfactory >=3 & Number Trades w/ Past Due Amount > $0 <1 or missing & Number Inquiries w/in 12 months >=5	ADA3376 >= 3 and ADA3215 <1 and ADA3001 >=5

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION 5. ATTRIBUTES IN MODEL

In the model development process multiple sets of attributes were considered: ADA, Dimensions, RegZ and NC+ attributes. While reviewing the models it became apparent that overwhelming contribution to the model is coming from ADA, RegZ and NC+ attributes. Only ADA, RegZ and NC+ attributes entered final model.

5.1 Attributes for Segment 1

5.1.1 List of Generic Attributes for Segment 1

The following attributes from existing sources are used in the model.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA PSP5127	3743	AMS3743	MONTHS ON FILE	9993-9999
ADA PSP5127	3101	ATD	Number of Auto Trades	93-99
ADA PSP5127	3799	CLUAMT	Total Collection Amount Unpaid 3rd Party Collections	9999993-9999999
ADA PSP5127	3104	DTD	Number Department Store Trades	93-99
ADA PSP5127	3111	OLDEST	AGE OLDEST TRADE	9993-9999
ADA PSP5127	3761	IMINDLAXPA	AGE NEWEST DATE LAST ACTIVITY INSTALLMENT TRADES OTHER THAN PAID AS AGREED	9993-9999
ADA PSP5127	3027	IQ1	NUMBER INQUIRIES W/IN 1 MONTH	93-99
ADA PSP5127	3011	IQNU24	NUMBER NON-UTILITY INQUIRIES W/IN 24 MONTHS	93-99
ADA PSP5127	3031	IQUI24	NUMBER UTILITY INQUIRIES W/IN 24 MONTHS	93-99
ADA PSP5127	3959	IWST3PLUS	NUMBER INSTALLMENT TRADES WORST RATING EVER 60 DAYS PAST DUE OR WORSE	93-99
ADA PSP5127	3608	IWST6	Number Installment Trades Major Derogatory	93-99
ADA PSP5127	3755	MINDLAPA	Age Newest DLA Trds Paid As Agreed	9993-9999
ADA PSP5127	3195	MNEWEST	Age Newest Mortgage Trade	9993-9999
ADA PSP5127	3192	OP3M	Number Trades Opened w/in 3 Months	93-99
ADA PSP5127	3972	PCT2AWST7	Percent Trades Unpaid Major Derogatory to Trades	9.9993-9.9999
ADA PSP5127	3224	VPD	Number Revolving Trades w/ Past Due Amount > $0	93-99
ADA PSP5127	3386	VWST23	Number Revolving Trades Worst Rating 30 Days Past Due w/in 3 Months	93-99
ADA PSP5127	3307	X424	Number 90 Days Past Due Occurrences w/in 24 Months	93-99

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

RegZ PSPS2429	6019	REGZ_6019	Other Revolving Open to Buy	N/A
RegZ PSPS2429	6022	REGZ_6022	BANKCARD OPEN TO BUY	N/A
XMA PSPS5098	1162	XMA1162	Number of Months Since the Most Recent Involuntary Disconnection	993-999
XMA PSPS5098	1231	XMA1231	Number of Worst Ever Satisfactory Trades Reported In Last 12 Months	93-99
XMA PSPS5098	1251	XMA1251	Number of Worst Ever 60+ DPD Trades Reported In Last 3 Months	93-99
XMA PSPS5098	1414	XMA1414	Number of Months Since the Most Recent Connection for Satisfactory Trades in the Last 6 Months	993-999

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

5.2 Attributes for Segment 2

5.2.1 List of Generic Attributes for Segment 2

The following attributes from existing sources are used in the model.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA PSP5127	3743	AMS3743	MONTHS ON FILE	9993-9999
ADA PSP5127	3760	BMINDLAXPA	AGE NEWEST DATE LAST ACTIVITY BANKCARD TRADES OTHER THAN PAID AS AGREED	9993-9999
ADA PSP5127	3848	CBAL3T	TOTAL BALANCE CREDIT UNION TRADES W/UPDATE W/IN 3 MONTHS	9999993-9999999
ADA PSP5127	3799	CLUAMT	Total Collection Amount Unpaid 3rd Party Collections	9999993-9999999
ADA PSP5127	3026	IQNU6	NUMBER NON-UTILITY INQUIRIES W/IN 6 MONTHS	93-99
ADA PSP5127	3031	IQUI24	NUMBER UTILITY INQUIRIES W/IN 24 MONTHS	93-99
ADA PSP5127	3755	MINDLAPA	Age Newest DLA Trds Paid As Agreed	9993-9999
ADA PSP5127	3759	MINDLAXPA	AGE NEWEST DATE LAST ACTIVITY TRADES OTHER THAN PAID AS AGREED	9993-9999
ADA PSP5127	3864	PCT2ASAT	PERCENT TRADES ALWAYS SATISFACTORY TO TRADES	9.9993-9.9999
ADA PSP5127	3215	PD	Number Trades w/ Past Due Amount > $0	93-99
ADA PSP5127	3723	TBG50HC3	NUMBER OPEN RETAIL TRADES W/ UPDATE W/IN 3 MONTHS W/ BALANCE >= 50% HIGH CREDIT	93-99
ADA PSP5127	3845	VOP6M2VTD	PERCENT REVOLVING TRADES OPENED W/IN 6 MONTHS TO REVOLVING TRADES	9.9993-9.9999
RegZ PSPS2429	6022	REGZ_6022	BANKCARD OPEN TO BUY	N/A
XMA PSPS5098	1186	XMA1186	NUMBER OF SATISFACTORY OCCURRENCES REPORTED IN LAST 12 MONTHS	93-99
XMA PSPS5098	1206	XMA1206	NUMBER OF 60 DPD OCCURRENCES REPORTED IN LAST 3 MONTHS	93-99

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

5.3 Attributes for Segment 3

5.3.1 List of Generic Attributes for Segment 3

The following attributes from existing sources are used in the model.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA PSP5127	3743	AMS3743	MONTHS ON FILE	9993-9999
ADA PSP5127	3912	CLAMT24	TOTAL COLLECTION AMOUNT 3RD PARTY COLLECTIONS W/IN 24 MONTHS	9999993-9999999
ADA PSP5127	3152	DBG03	NUMBER DEPARTMENT STORE TRADES W/UPDATE W/IN 3 MONTHS W/ BALANCE > $0	93-99
ADA PSP5127	3002	IQ24	Number Inquiries Within 24 Months	93-99
ADA PSP5127	3383	IWST23	NUMBER INSTALLMENT TRADES WORST RATING 30 DAYS PAST DUE W/IN 3 MONTHS	93-99
ADA PSP5127	3759	MINDLAXPA	AGE NEWEST DATE LAST ACTIVITY TRADES OTHER THAN PAID AS AGREED	9993-9999
ADA PSP5127	3177	MTD	NUMBER MORTGAGE TRADES	93-99
ADA PSP5127	3111	OLDEST	AGE OLDEST TRADE	9993-9999
ADA PSP5127	3844	OP12M2TD	PERCENT TRADES OPENED W/IN 12 MONTHS TO TRADES	9.9993-9.9999
ADA PSP5127	3865	PCT2ASAT3M	PERCENT TRADES SATISFACTORY W/IN 3 MONTHS TO TRADES REPORTED W/IN 3 MONTHS	9.9993-9.9999
ADA PSP5127	3215	PD	Number Trades w/ Past Due Amount > $0	93-99
ADA PSP5127	3858	PRNIOP3	PERCENT BALANCE TO TOTAL LOAN AMOUNT OPEN INSTALLMENT TRADES W/UPDATE W/IN 3 MONTHS	9.9993-9.9999
ADA PSP5127	3257	V26	NUMBER 30 DAYS PAST DUE OCCURRENCES W/IN 6 MONTHS REVOLVING TRADES	93-99
ADA PSP5127	3194	VOP12M	NUMBER REVOLVING TRADES OPENED W/IN 12 MONTHS	93-99
ADA PSP5127	3845	VOP6M2VTD	PERCENT REVOLVING TRADES OPENED W/IN 6 MONTHS TO REVOLVING TRADES	9.9993-9.9999
RegZ PSPS2429	6019	REGZ_6019	Other Revolving Open to Buy	N/A
RegZ PSPS2429	6022	REGZ_6022	BANKCARD OPEN TO BUY	N/A
XMA PSPS5098	1061	XMA1061	AVERAGE OF TRADE LEVEL AVERAGE OPEN BALANCES IN LAST 6 MONTHS ON NON- DEROGATORY TRADES	999993-999999
XMA PSPS5098	1091	XMA1091	SUM OF CURRENT BALANCES REPORTED IN LAST 6 MONTHS ON DEROGATORY ACCOUNTS	999993-999999
XMA PSPS5098	1394	XMA1394	NUMBER OF MONTHS SINCE THE OLDEST CONNECTION SATISFACTORY TRADES	993-999

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

5.4 Attributes for Segment 4

5.4.1 List of Generic Attributes for Segment 4

The following attributes from existing sources are used in the model.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA PSPS5127	3270	B224	Number 30 Days Past Due Occurrences w/in 24 Months Bankcard Trades	93-99
ADA PSPS5127	3909	CL	Number 3rd Party Collections	93-99
ADA PSPS5127	3024	IQ6	Number of Inquiries w/in 6 Months	93-99
ADA PSPS5127	3864	PCT2ASAT	Percent Trades Always Satisfactory to Trades	9.9993-9.9999
ADA PSPS5127	3177	MTD	Number of Mortgage Trades	93-99
ADA PSPS5127	3008	IQNU1	Number Non-Utility Inquiries w/in 1 Month	93-99
ADA PSPS5127	3257	V26	Number 30 Days Past Due Occurrences w/in 6 Months Revolving Trades	93-99
ADA PSPS5127	3724	VBG50HC3	Number Open Revolving Trades w/ Update w/in 3 Months w/ Balance >= 50% High Credit	93-99
ADA PSPS5127	3113	BOLDEST	Age Oldest Bankcard Trade	9993 - 9999
ADA PSPS5127	3844	OP12M2TD	Percent Trades Opened w/in 12 Months to Trades	9.9993 – 9.9999
ADA PSPS5127	3856	UTLVOP3	Percent Balance to High Credit Open Revolving Trades w/Update w/in 3 Months	9.9993 – 9.9999
ADA PSPS5127	3208	VHCOP3M	Total High Credit Open Revolving Trades w/Update w/in 3 Months	9999993 - 9999999
XMA PSPS5098	1394	XMA1394	Number of Months Since the Oldest Connection Satisfactory Trades	993-999

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

5.5 Attributes for Segment 5

5.5.1 List of Generic Attributes for Segment 5

The following attributes from existing sources are used in the model.

SOURCE	REF. #	SAS NAME	ATTRIBUTE DESCRIPTION	DEFINE MISSING VALUES
ADA PSPS5127	3002	IQ24	Number Inquiries w/in 24 Months	93-99
ADA PSPS5127	3266	V212	Number 30 Days Past Due Occurrences w/in 12 Months Revolving Trades	93-99
ADA PSPS5127	3120	VOLDEST	Age Oldest Revolving Trade	9993 - 9999
ADA PSPS5127	3101	ATD	Number of Auto Trades	93-99
ADA PSPS5127	3907	CL12	Number 3rd Party Collections w/in 12 Months	93-99
ADA PSPS5127	3866	PCT2ABSAT3M	Percent Bankcard Trades Satisfactory w/in 3 Months to Bankcard Trades Reported w/in 3 Months	9.9993 – 9.9999
ADA PSPS5127	3856	UTLVOP3	Percent Balance to High Credit Open Revolving Trades w/Update w/in 3 Months	9.9993 – 9.9999
ADA PSPS5127	3208	VHCOP3M	Total High Credit Open Revolving Trades w/Update w/in 3 Months	9999993 - 9999999
ADA PSPS5127	3743	AMS3743	Months on File	9993 - 9999
ADA PSPS5127	3845	VOP6M2VTD	Percent Revolving Trades Opened w/in 6 Months to Revolving Trades	9.9993 – 9.9999
ADA PSPS5127	3943	PCT2AWST5PLUS6M	Percent Trades Worst Rating 120-180 or More Days Past Due or Worse w/in 6 Months or Major Derogatory Event w/in 24 Months to Trades Reported w/in 6 Months	9.9993 – 9.9999
ADA PSPS5127	3166	PBAL3	Total Balance Open Personal Finance and Student Loan Trades w/Update w/in 3 Months	9999993 - 9999999
XMA PSPS5098	1091	XMA1091	Sum of Current Balances Reported in Last 6 Months on Derogatory Accounts	999993-999999
XMA PSPS5098	1392	XMA1392	Number of Involuntary Disconnection in Last 3 Months	93 – 99
RegZ PSPS2429	6019	REGZ_6019	Other Revolving Open to Buy	N/A
RegZ PSPS2429	6056	REGZ_6056	Bankcard High Credit	N/A

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION 6. SCORECARD CALCULATION

Logistic regression methodology was used to build models. Variables were treated to be continuous and binned type. Below are the coefficients and reason codes produced by each variable.

6.1 SCORECARD 1:

ATTRIBUTE	SOURCE	REF. #	SASNAME	INTERVAL	POINTS	MAXIMUM POINTS	REASON CODE
Constant					0.4603
Months on File	ADA PSPS5127	3743	AMS3743	0 1-315 316-376 377-9992 9993-9999	0 0 0.2473 0.4292 0	0.4292	327 327 327 Block 287
Number of Auto Trades	ADA PSPS5127	3101	ATD	0 1-3 4-92 93-99	0 0 0.2725 0	0.2725	305 305 Block 305
Total Collection Amount Unpaid 3rd Party Collections	ADA PSPS5127	3799	CLUAMT	0 1-2667 2668-7378 7379-9999992 9999993-9999999	0 0 -0.314 -0.4374 0	0	Block Block 352 352 Block
Number Department Store Trades	ADA PSPS5127	3104	DTD	0 1-2 3-92 93-99	0 0.2008*( DTD) 0.6024 0	0.6024	110 110 Block 110
AGE OLDEST TRADE	ADA PSPS5127	3111	OLDEST	0 1-151 152-229 230-9992 9993-9999	0 0 0.1032 0.1470 0	0.1470	80 80 80 Block 299
AGE NEWEST DATE LAST ACTIVITY INSTALLMENT TRADES OTHER THAN PAID AS AGREED	ADA PSPS5127	3761	IMINDLAXPA	0 1-32 33-9992 9993-9999	-0.3671 -0.3671 0 0	0	70 70 Block Block
NUMBER INQUIRIES W/IN 1 MONTH	ADA PSPS5127	3027	IQ1	0 1-4 5-92 93-99	0 -0.1234*(IQ1) -0.6170 0	0	Block 154 154 Block
NUMBER NON-UTILITY INQUIRIES W/IN 24 MONTHS	ADA PSPS5127	3011	IQNU24	0-1 2-9 10-92 93-99	0.1463 0 -0.2525 0.1463	0.1463	Block 304 304 Block
NUMBER UTILITY INQUIRIES W/IN 24 MONTHS	ADA PSPS5127	3031	IQUI24	0 1-5 6-92 93-99	0 -0.3833*( IQUI24)**1/2 -0.9389 0	0	Block 302 302 Block
NUMBER INSTALLMENT TRADES WORST RATING EVER 60 DAYS PAST DUE OR WORSE	ADA PSPS5127	3959	IWST3PLUS	0 1-92 93-99	0.1417 0 0	0.1417	Block 129 129
Number Installment Trades Major Derogatory	ADA PSPS5127	3608	IWST6	0 1-7 8-92 93-99	0 -0.0633*(IWST6) -0.5064 0	0	Block 136 136 Block
Age Newest DLA Trds Paid As Agreed	ADA PSPS5127	3755	MINDLAPA	0 1-111	0 -0.00312*( MINDLAPA)	0	Block 79

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

				112-9992 9993-9999	-0.3494 0		79 Block
Age Newest Mortgage Trade	ADA PSPS5127	3195	MNEWEST	0 1-9992 9993-9999	0 0 -0.2717	0	Block Block 294
Number Trades Opened w/in 3 Months	ADA PSPS5127	3192	OP3M	0 1-2 3-92 93-99	0 -0.1925*( OP3M) -0.5775 0	0	Block 199 199 Block
Percent Trades Unpaid Major Derogatory to Trades	ADA PSPS5127	3972	PCT2AWST7	0 0.0001-0.3947 0.3948--9.9992 9.9993-9.9999	0 -0.2321 -0.2669 0	0	Block 41 41 Block
Number Revolving Trades w/ Past Due Amount > $0	ADA PSPS5127	3224	VPD	0 1-92 93-99	0.2137 0 0.2137	0.2137	Block 176 Block
Number Revolving Trades Worst Rating 30 Days Past Due w/in 3 Months	ADA PSPS5127	3386	VWST23	0 1-92 93-99	0 -0.5452 0	0	Block 169 Block
Number 90 Days Past Due Occurrences w/in 24 Months	ADA PSPS5127	3307	X424	0 1-12 13-92 93-99	0 -0.0245*( X424) -0.3185 0	0	Block 60 60 Block
Other Revolving Open to Buy	RegZ PSPS2429	6019	REGZ_6019	Missing <=0 1-2599 2600+	0 0 0.0103 *( REGZ_6019)**1/2 0.5252	0.5252	G02 O04 O04 Block
BANKCARD OPEN TO BUY	RegZ PSPS2429	6022	REGZ_6022	Missing <=0 1-39 40-100 101-1000 1001+	0 0 0 0.3753 0.6991 1.2506	1.2506	G01 O05 O05 O05 O05 Block
Number of Months Since the Most Recent Involuntary Disconnection	XMA PSPS5098	1162	XMA1162	0 1-10 11-992 993-999	-0.1903 -0.1903 0 0	0	A14 A14 Block Block
Number of Worst Ever Satisfactory Trades Reported In Last 12 Months	XMA PSPS5098	1231	XMA1231	0 1-2 3-92 93-99	0 0.398*( XMA1231) 1.1940 0	1.1940	A21 A21 Block A21
Number of Worst Ever 60+ DPD Trades Reported In Last 3 Months	XMA PSPS5098	1251	XMA1251	0 1-92 93-99	0 -0.2942 0	0	Block Y21 Block
Number of Months Since the Most Recent Connection for Satisfactory Trades in the Last 6 Months	XMA PSPS5098	1414	XMA1414	0 1-282 283-992 993-999	0 0.0044*( XMA1414) 1.2452 0	1.2452	Y27 Y27 Block Y51

MODEL SCORE =	1000 *	e Points
1 + e Points

Rounding and Capping Instruction:

Round MODEL SCORE to nearest whole number.

EQUALIZATION SCORE =	0.0000001581* MODEL SCORE * MODEL SCORE * MODEL SCORE + 0.0006049921* MODEL SCORE * MODEL SCORE - 0.0286058749* MODEL SCORE + 100.5434620780

Round EQUALIZATION SCORE to nearest whole number.

If EQUALIZATION SCORE <100 then EQUALIZATION SCORE=100; If EQUALIZATION SCORE >832 then EQUALIZATION SCORE=832;

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

6.2 SCORECARD 2:

ATTRIBUTE	SOURCE	REF. #	SASNAME	INTERVAL		MAXIMUM POINTS	REASON CODE
					POINTS
Constant					-0.0728
Months on File	ADA PSPS5127	3743	AMS3743	0 1-253 254-393 394-9992 9993-9999	-0.2023 -0.2023 0 0.3801 0	0.3801	327 327 327 Block 287
AGE NEWEST DATE LAST ACTIVITY BANKCARD TRADES OTHER THAN PAID AS AGREED	ADA PSPS5127	3760	BMINDLAXPA	0 1-2 3-9992 9993-9999	-0.4638 -0.4638 0 0	0	67 67 Block Block
TOTAL BALANCE CREDIT UNION TRADES W/UPDATE W/IN 3 MONTHS	ADA PSPS5127	3848	CBAL3T	0 1-8743 8744-9999992 9999993-9999999	0 0 0.4193 0	0.4193	215 215 Block 291
Total Collection Amount Unpaid 3rd Party Collections	ADA PSPS5127	3799	CLUAMT	0 1-11366 11367-9999992 9999993-9999999	0 0 -0.2944 0	0	Block Block 352 Block
NUMBER NON-UTILITY INQUIRIES W/IN 6 MONTHS	ADA PSPS5127	3026	IQNU6	0 1-14 15-92 93-99	0 0 -0.5285 0	0	Block Block 303 Block
NUMBER UTILITY INQUIRIES W/IN 24 MONTHS	ADA PSPS5127	3031	IQUI24	0 1-11 12-92 93-99	0 -0.3009*LN( IQUI24+1) -0.7718 0	0	Block 302 302 Block
Age Newest DLA Trds Paid As Agreed	ADA PSPS5127	3755	MINDLAPA	0 1-17 18-9992 9993-9999	0 0 -0.3158 0	0	Block Block 79 Block
AGE NEWEST DATE LAST ACTIVITY TRADES OTHER THAN PAID AS AGREED	ADA PSPS5127	3759	MINDLAXPA	0 1-50 51-9992 9993-9999	0 0 0.4018 0	0.4018	79 79 Block 299
PERCENT TRADES ALWAYS SATISFACTORY TO TRADES	ADA PSPS5127	3864	PCT2ASAT	0 0.0001-0.9399 0.94-9.9992 9.9993-9.9999	0 0 0.2569 0	0.2569	40 40 Block 299
Number Trades w/ Past Due Amount > $0	ADA PSPS5127	3215	PD	0 1-2 3-92 93-99	0.2897 0 -0.1955 0	0.2897	Block 200 200 200
NUMBER OPEN RETAIL TRADES W/ UPDATE W/IN 3 MONTHS W/ BALANCE >= 50% HIGH CREDIT	ADA PSPS5127	3723	TBG50HC3	0 1-92 93-99	0.5502 0 0	0.5502	Block 164 164

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

PERCENT REVOLVING TRADES OPENED W/IN 6 MONTHS TO REVOLVING TRADES	ADA PSPS5127	3845	VOP6M2VTD	0 0.0001-9.9992 9.9993-9.9999	0.4549 0 0.4549	0.4549	Block 26 Block
BANKCARD OPEN TO BUY	RegZ PSPS2429	6022	REGZ_6022	Missing <=0 1-23 24-295 296+	0 0 0 0.4446 0.7698	0.7698	G01 O05 O05 O05 Block
NUMBER OF SATISFACTORY OCCURRENCES REPORTED IN LAST 12 MONTHS	XMA PSPS5098	1186	XMA1186	0 1-9 10-92 93-99	0 0 0.6759 0	0.6759	A16 A16 Block Y92
NUMBER OF 60 DPD OCCURRENCES REPORTED IN LAST 3 MONTHS	XMA PSPS5098	1206	XMA1206	0 1-92 93-99	0 -0.3412 0	0	Block A19 Block

MODEL SCORE =	1000 *	e Points
1 + e Points

Round MODEL SCORE to nearest whole number.

EQUALIZATION SCORE =	0.0000000391* MODEL SCORE* MODEL SCORE * MODEL SCORE + 0.0005274592* MODEL SCORE * MODEL SCORE - 0.1087483747* MODEL SCORE + 65.4440128765

Round EQUALIZATION SCORE to nearest whole number.

If EQUALIZATION SCORE <62 then EQUALIZATION SCORE=62;

If EQUALIZATION SCORE >506 then EQUALIZATION SCORE=506;

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

6.3 SCORECARD 3:

ATTRIBUTE	SOURCE	REF. #	SASNAME	INTERVAL	POINTS	MAXIMUM POINTS	REASON CODE
Constant					0.9154
Number Inquiries Within 24 Months	ADA PSPS5127	3002	IQ24	0 1-39 40-92 93-99	0 -0.4117*LN(IQ24+1) -1.5289 0	0	Block 123 123 Block
Months on File	ADA PSPS5127	3743	AMS3743	0 1-323 324-406 407-419 420-9992 9993-9999	0 0 0.4303 0.515 0.5462 0	0.5462	327 327 327 327 Block 287
TOTAL COLLECTION AMOUNT 3RD PARTY COLLECTIONS W/IN 24 MONTHS	ADA PSPS5127	3912	CLAMT24	0 1-30 31-9999992 9999993-9999999	0.3251 0.3251 0 0.32510	0.3251	Block Block 224 Block
NUMBER DEPARTMENT STORE TRADES W/UPDATE W/IN 3 MONTHS W/ BALANCE > $0	ADA PSPS5127	3152	DBG03	0 1 2-92 93-99	0 0 0.4016 0	0.4016	120 120 Block 120
NUMBER INSTALLMENT TRADES WORST RATING 30 DAYS PAST DUE W/IN 3 MONTHS	ADA PSPS5127	3383	IWST23	0 1-92 93-99	0 -0.3333 0	0	Block 127 Block
AGE NEWEST DATE LAST ACTIVITY TRADES OTHER THAN PAID AS AGREED	ADA PSPS5127	3759	MINDLAXPA	0 1-42 43-66 67-9992 9993-9999	0 0 0.3609 0.4944 0	0.4944	79 79 79 Block 299
NUMBER MORTGAGE TRADES	ADA PSPS5127	3177	MTD	0 1-2 3-4 5-92 93-99	0 0 0.2892 0.4555 0	0.4555	308 308 308 Block 308
AGE OLDEST TRADE	ADA PSPS5127	3111	OLDEST	0 1-87 88-9992 9993-9999	-0.3894 -0.3894 0 -0.3894	0	80 80 Block 299
PERCENT TRADES OPENED W/IN 12 MONTHS TO TRADES	ADA PSPS5127	3844	OP12M2TD	0 0.0001-0.0491 0.0492-9.9992 9.9993-9.9999	0.2243 0.2243 0 0.2243	0.2243	Block Block 37 Block
PERCENT TRADES SATISFACTORY W/IN 3 MONTHS TO TRADES REPORTED W/IN 3 MONTHS	ADA PSPS5127	3865	PCT2ASAT3M	0 0.0001-0.2 0.2001-0.25 0.2501-0.4736 0.4737-0.619 0.6191-9.9992 9.9993-9.9999	-0.7294 -0.7294 -0.5177 -0.3529 -0.2664 0 -0.7294	0	40 40 40 40 40 Block 299
Number Trades w/ Past Due Amount > $0	ADA PSPS5127	3215	PD	0 1 2-92 93-99	0.2643 0.2643 0 0.2643	0.2643	Block Block 200 Block

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

PERCENT BALANCE TO TOTAL LOAN AMOUNT OPEN INSTALLMENT TRADES W/UPDATE W/IN 3 MONTHS	ADA PSPS5127	3858	PRNIOP3	0 0.0001-0.9356 0.9357-1.0808 1.0809-9.9992 9.9993-9.9999	0 0 -0.3331 -0.4275 0	0	Block Block 12 12 Block
NUMBER 30 DAYS PAST DUE OCCURRENCES W/IN 6 MONTHS REVOLVING TRADES	ADA PSPS5127	3257	V26	0 1-2 3-6 7-92 93-99	0 -0.3824 -0.4690 -0.9232 0	0	Block 53 53 53 Block
NUMBER REVOLVING TRADES OPENED W/IN 12 MONTHS	ADA PSPS5127	3194	VOP12M	0 1-3 4-5 6-92 93-99	0 0 -0.4027 -0.5167 0	0	Block Block 175 175 Block
PERCENT REVOLVING TRADES OPENED W/IN 6 MONTHS TO REVOLVING TRADES	ADA PSPS5127	3845	VOP6M2VTD	0 0.0001-0.0968 0.0969-0.4167 0.4168-0.6667 0.6668-9.9992 9.9993-9.9999	0.3767 0.3767 0 -0.6384 -1.1489 0.3767	0.3767	Block Block 26 26 26 Block
Other Revolving Open to Buy	RegZ PSPS2429	6019	REGZ_6019	Missing <=0 1-167 168-6640 6641+	-0.3004 -0.3004 -0.3004 0 0.4346	0.4346	G02 O04 O04 O04 Block
BANKCARD OPEN TO BUY	RegZ PSPS2429	6022	REGZ_6022	Missing <=0 1-19 20+	-0.5205 -0.5205 -0.5205 0	0	G01 O05 O05 Block
AVERAGE OF TRADE LEVEL AVERAGE OPEN BALANCES IN LAST 6 MONTHS ON NON- DEROGATORY TRADES	XMA PSPS5098	1061	XMA1061	0 1-556.59 556.6-999992 999993-999999	0 0 -0.8432 0	0	Block Block Y35 Block
SUM OF CURRENT BALANCES REPORTED IN LAST 6 MONTHS ON DEROGATORY ACCOUNTS	XMA PSPS5098	1091	XMA1091	0 1-992.16 992.17-999992 999993-999999	0 0 -0.5183 0	0	Block Block Y63 Block
NUMBER OF MONTHS SINCE THE OLDEST CONNECTION SATISFACTORY TRADES	XMA PSPS5098	1394	XMA1394	0 1-53 54-183 184-992 993-999	0 0 0.3379 0.642 0	0.642	Y74 Y74 Y74 Block Y56

MODEL SCORE =	1000 *	e Points
1 + e Points

Round MODEL SCORE to nearest whole number.

EQUALIZATION SCORE =	0.0000018063* MODEL SCORE * MODEL SCORE * MODEL SCORE - 0.0018395141* MODEL SCORE * MODEL SCORE + 1.1058060414* MODEL SCORE - 5.9763836497

Round EQUALIZATION SCORE to nearest whole number.

If EQUALIZATION SCORE <1 then EQUALIZATION SCORE=1;

If EQUALIZATION SCORE >953 then EQUALIZATION SCORE=953;

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

6.4 SCORECARD 4:

ATTRIBUTE	SOURCE	REF. #	SASNAME	INTERVAL	POINTS	MAXIMUM POINTS	REASON CODE
Constant					-1.9614
Number 30 Days Past Due Occurrences w/in 24 Months Bankcard Trades	ADA PSPS5127	3270	B224	0 1-92 93-99	0.3709 0 0.3709	0.3709	Block 49 Block
Number 3rd Party Collections	ADA PSPS5127	3909	CL	0 1-10 11-92 93-99	1.0343 1.0343*(1/(CL+1)) 0.08619 1.0343	1.0343	Block 109 109 Block
Number of Inquiries w/in 6 Months	ADA PSPS5127	3024	IQ6	0 1-2 3-92 93-99	0 -0.1298*(IQ6) -0.3894 0	0	Block 154 154 Block
Percent Trades Always Satisfactory to Trades	ADA PSPS5127	3864	PCT2ASAT	0 0.0001 – 0.9999 1.0000 – 9.9992 9.9993-9.9999	0 1.6152*(PCT2ASAT) 1.6152 0	1.6152	40 40 Block 299
Number of Mortgage Trades	ADA PSPS5127	3177	MTD	0 1-5 6-92 93-99	0 0.1288*(MTD) 0.7728 0	0.7728	308 308 Block 308
Number Non-Utility Inquiries w/in 1 Month	ADA PSPS5127	3008	IQNU1	0 1 2-92 93-99	0 -0.1919*(IQNU1) -0.3838 0	0	Block 303 303 Block
Number 30 Days Past Due Occurrences w/in 6 Months Revolving Trades	ADA PSPS5127	3257	V26	0 1-92 93-99	0 -0.6039 0	0	Block 53 Block
Number Open Revolving Trades w/ Update w/in 3 Months w/ Balance >= 50% High Credit	ADA PSPS5127	3724	VBG50HC3	0 1-7 8-92 93-99	0 -0.2559*(VBG50HC3) -2.0472 0	0	Block 178 178 Block
Age Oldest Bankcard Trade	ADA PSPS5127	3113	BOLDEST	0 1-32 33-236 237-9992 9993-9999	-0.5114 -0.5114 0 0.2671 -0.5114	0.2671	68 68 68 Block 290
Percent Trades Opened w/in 12 Months to Trades	ADA PSPS5127	3844	OP12M2TD	0 0.0001 – 0.1219 0.1220 – 0.3750 0.3751 – 0.5714 0.5715 – 9.9992 9.9993 – 9.9999	0.4956 0.4956 0 -0.23 -0.4647 0.4956	0.4956	Block Block 37 37 37 Block
Percent Balance to High Credit Open Revolving Trades w/Update w/in 3 Months	ADA PSPS5127	3856	UTLVOP3	0 0.0001 – 0.0627 0.0628 – 0.5187 0.5188 – 9.9992 9.9993 – 9.9999	0.2562 0.2562 0 -0.3842 0.2562	0.2562	Block Block 206 206 Block
Total High Credit Open Revolving Trades w/Update w/in 3 Months	ADA PSPS5127	3208	VHCOP3M	0 1 – 850 851 – 1800 1801 – 3400 3401 – 6900 6901 – 44901 44902 – 9999992 9999993 - 9999999	-1.5779 -1.5779 -0.8047 -0.5687 -0.4847 0 0.4396 -1.5779	0.4396	205 205 205 205 205 205 Block 297
Number of Months Since the Oldest Connection Satisfactory Trades	XMA PSPS5098	1394	XMA1394	0 1 – 120 121 - 992 993-999	0 0 0.4246 0	0.4246	Y74 Y74 Block Y56

SCORECARD SPECS TEMPLATE
PROJECT NUMBER 05378
MODEL SPECIFICATIONS

MODEL SCORE =	1000 *	e Points
1 + e Points

Round MODEL SCORE to nearest whole number.

If MODEL SCORE <=689 then do;

EQUALIZATION SCORE =	0.000000926178 *MODEL SCORE* MODEL SCORE * MODEL SCORE - 0.000643976963 * MODEL SCORE * MODEL SCORE + 0.947314540314 * MODEL SCORE + 342.826490579581;

Round EQUALIZATION SCORE to nearest whole number.

If EQUALIZATION SCORE >978 then EQUALIZATION SCORE=978;

End;

Else if 689< score <=711 then do;
EQUALIZATION SCORE =979;

End;

Else if 711< score <=726 then do;

EQUALIZATION SCORE =980;

End;

Else if 726< score <=741 then do;

EQUALIZATION SCORE =981;

End;

Else if 741< score <=760 then do;

EQUALIZATION SCORE =982;

End;

Else if 760< score <=770 then do;

EQUALIZATION SCORE =983;

End;

Else if 770< score <=785 then do;

EQUALIZATION SCORE =984;

End;

Else if 785< score <=806 then do;

EQUALIZATION SCORE =985;

End;

Else if 806< score <=825 then do;

EQUALIZATION SCORE =986;

End;

Else if 825< score <=839 then do;

EQUALIZATION SCORE =987;

End;

Else if 839< score <=852 then do;

EQUALIZATION SCORE =988;

End;

Else if 852< score <=863 then do;

EQUALIZATION SCORE =989;

End;

Else if 863< score <=876 then do;

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

EQUALIZATION SCORE =990;

End;

Else if 876< score <=888 then do;

EQUALIZATION SCORE =991;

End;

Else if 888< score <=900 then do;

EQUALIZATION SCORE =992;

End;

Else if 900< score <=911 then do;

EQUALIZATION SCORE =993;

End;

Else if 911< score <=915 then do;

EQUALIZATION SCORE =994;

End;

Else if 915< score <=923 then do;

EQUALIZATION SCORE =995;

End;

Else if 923< score <=930 then do;

EQUALIZATION SCORE =996;

End;

Else if 930< score <=937 then do;

EQUALIZATION SCORE =997;

End;

Else if 937< score <=946 then do;

EQUALIZATION SCORE =998;

End;

Else if 946< score then do;

EQUALIZATION SCORE =999;

End;

If EQUALIZATION SCORE <1 then EQUALIZATION SCORE=1;

If EQUALIZATION SCORE >999 then EQUALIZATION SCORE=999;

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

6.5 SCORECARD 5:

ATTRIBUTE	SOURCE	REF. #	SASNAME	INTERVAL	POINTS	MAXIMUM POINTS	REASON CODE
Constant					-0.5004
Number Inquiries w/in 24 Months	ADA PSPS5127	3002	IQ24	0 1-6 7-8 9-10 11-16 17-92 93-99	1.0209 1.0209 0.816 0.612 0.5826 0 1.0209	1.0209	Block Block 123 123 123 123 123
Number 30 Days Past Due Occurrences w/in 12 Months Revolving Trades	ADA PSPS5127	3266	V212	0 1-2 3-92 93-99	0 -0.3944*(V212) -1.1832 0	0	Block 53 53 Block
Age Oldest Revolving Trade	ADA PSPS5127	3120	VOLDEST	0 1-32 33-121 122-168 169-9992 9993-9999	-0.6708 -0.6708 -0.5718 -0.3572 0 0	0	76 76 76 76 Block Block
Number of Auto Trades	ADA PSPS5127	3101	ATD	0 1-11 12-92 93-99	0 0.0723*(ATD) 0.8676 0	0.8676	305 305 Block 305
Number 3rd Party Collections w/in 12 Months	ADA PSPS5127	3907	CL12	0 1-2 3-92 93-99	0 -0.2124*(CL12) -0.6372 0	0	Block 109 109 Block
Percent Bankcard Trades Satisfactory w/in 3 Months to Bankcard Trades Reported w/in 3 Months	ADA PSPS5127	3866	PCT2ABSAT3M	0 0.0001 - 1 1.001 – 9.9992 9.9993 – 9.9999	0 0 0 -0.3925	0	Block Block Block 290
Percent Balance to High Credit Open Revolving Trades w/Update w/in 3 Months	ADA PSPS5127	3856	UTLVOP3	0 0.0001 – 0.0632 0.0633 – 0.1779 0.1780 – 0.5716 0.5717 – 0.7626 0.7627 – 0.8902 0.8903 – 9.9992 9.9993 – 9.9999	0.8265 0.8265 0.433 0 -0.3996 -0.5911 -0.8824 0	0.8265	Block Block 206 206 206 206 206 297
Total High Credit Open Revolving Trades w/Update w/in 3 Months	ADA PSPS5127	3208	VHCOP3M	0 1-1900 1901 – 38500 38501 – 9999992 9999993 - 9999999	-0.2359 -0.2359 0 0.5325 0	0.5325	205 205 205 Block 297
Months on File	ADA PSPS5127	3743	AMS3743	0 1-486 487 – 9992 9993 – 9999	0 0 2.2847 0	2.2847	327 327 Block 287
Percent Revolving Trades Opened w/in 6 Months to Revolving Trades	ADA PSPS5127	3845	VOP6M2VTD	0 0.0001 – 0.9999 1 – 9.9992 9.9993 – 9.9999	0 -1.4094*(VOP6M2VTD) -1.4094 0	0	Block 26 26 Block

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

Percent Trades Worst Rating 120-180 or More Days Past Due or Worse w/in 6 Months or Major Derogatory Event w/in 24 Months to Trades Reported w/in 6 Months	ADA PSPS5127	3943	PCT2AWST5PLUS6M	0 0.0001 – 9.9992 9.9993 – 9.9999	0.4355 0 0	0.4355	Block 30 30
Total Balance Open Personal Finance and Student Loan Trades w/Update w/in 3 Months	ADA PSPS5127	3166	PBAL3	0 1 - 9999992 9999993 – 9999999	0 0 0.1393	0.1393	219 219 Block
Sum of Current Balances Reported in Last 6 Months on Derogatory Accounts	XMA PSPS5098	1091	XMA1091	0 1 – 225.02 225.03 – 999992 999993 - 999999	0 0 -0.4404 0	0	Block Block Y63 Block
Number of Involuntary Disconnection in Last 3 Months	XMA PSPS5098	1392	XMA1392	0 1 – 92 93 – 99	0 0 0.5460	0.5460	Y25 Y25 Block
Other Revolving Open to Buy		6019	REGZ_6019	Missing <=0 1-7425 7426-17736 17737+	0 0 0 0.2938 0.9887	0.9887	G02 O04 O04 O04 Block
Bankcard High Credit		6056	REGZ_6056	Missing <= 0 1-1723 1724+	-0.2424 -0.2424 -0.2424 0	0	G03 E01 E01 Block

MODEL SCORE =	1000 *	e Points
1 + e Points

Round MODEL SCORE to nearest whole number.

EQUALIZATION SCORE = MODEL SCORE

Round EQUALIZATION SCORE to nearest whole number.

If EQUALIZATION SCORE <1 then EQUALIZATION SCORE=1;

If EQUALIZATION SCORE >999 then EQUALIZATION SCORE=999;

SECTION 7. FINAL SCORE CALCULATION

7.1 Final Score

FINAL SCORE = EQUALIZATION SCORE

Rounding and Capping Instruction:

Round FINAL SCORE to nearest whole number.

If FINAL SCORE > 999 then FINAL SCORE = 999

If FINAL SCORE < 1 then FINAL SCORE = 1

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION 8. REASON CODE INSTRUCTION

Reason code logic should mimic the logic PMML uses to assign reason codes. An example can be found in the Scorecard_Specs_Example document.

Section 8.1 Adverse Action Statement

ADA REASON CODE	ADVERSE ACTION STATEMENT
7	Percent of Bankcard Accounts Satisfactory
26	Percent of Revolving Accounts Opened Recently
30	Percent of Accounts 120+ Days Delinquent
37	Percent of Accounts Opened Recently
40	Percent of Accounts Satisfactory
49	30 Days Delinquency Occurrences On Bankcard Accounts
53	30 Days Delinquency Occurrences On Revolving Accounts
68	Age of Bankcard Accounts
76	Age of Revolving Accounts
109	Number of Collections
123	Number of Inquiries
154	Number of Recent Inquiries
178	Number of Revolving Accounts With High Utilization
205	Revolving High Credit
206	Revolving Utilization
219	Total Balance On Personal Finance or Student Loan Accounts
287	Insufficient Information On Credit History
290	Insufficient Information On or Lack of Bankcard Accounts
297	Insufficient Information On or Lack of Revolving Accounts
299	Insufficient Information On or Lack of Accounts
303	Number of Recent Non-Utility Inquiries
305	Number of Auto Accounts
308	Number of Mortgage Accounts
327	Length of Credit History
12	Percent of Installment Balance Outstanding
26	Percent of Revolving Accounts Opened Recently
37	Percent of Accounts Opened Recently
40	Percent of Accounts Satisfactory
41	Percent of Accounts With Major Derogatory Event
53	30 Days Delinquency Occurrences On Revolving Accounts

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

60	90 Days Delinquency Occurrences
67	Age of Bankcard Account Activity
70	Age of Installment Account Activity
79	Age of Account Activity
80	Age of Accounts
110	Number of Department Store Accounts
120	Number of Department Store Accounts With Balance
123	Number of Inquiries
127	Number of Installment Accounts 30 Days Delinquent
129	Number of Installment Accounts 60+ Days Delinquent
136	Number of Installment Accounts With Major Derogatory Event
154	Number of Recent Inquiries
164	Number of Retail Accounts With High Utilization
169	Number of Revolving Accounts 30 Days Delinquent
175	Number of Revolving Accounts Opened Recently
176	Number of Revolving Accounts Past Due
199	Number of Accounts Opened Recently
200	Number of Accounts Past Due
215	Total Balance On Credit Union Accounts
224	Total Collection Amount
287	Insufficient Information On Credit History
291	Insufficient Information On or Lack of Credit Union Accounts
294	Insufficient Information On or Lack of Mortgage Accounts
297	Insufficient Information On or Lack of Revolving Accounts
299	Insufficient Information On or Lack of Accounts
302	Number of Utility Inquiries
303	Number of Recent Non-Utility Inquiries
304	Number of Non-Utility Inquiries
305	Number of Auto Accounts
305	Number of Auto Accounts
308	Number of Mortgage Accounts
327	Length of Credit History
352	Total Unpaid Collection Amount

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

XMA Reason Code	ADVERSE ACTION STATEMENT
Y25	Number of NCTUE accounts involuntary disconnected in the last 3 months
Y63	Total balance of derogatory NCTUE accounts reported in the last 6 months
Y74	Months since connection of oldest paid-as-agreed NCTUE account
A14	Number of Months since the latest NCTUE involuntary disconnection
A16	Number of NCTUE satisfactory occurrences reported in the last 12 months
A19	Number of times 60 days past due was reported in the last 3 months on NCTUE
A21	# of NCTUE worst ever satisfactory accounts reported in the last 12 months
Y21	# of NCTUE non-derogatory worst 60+ days past due accounts in last 3 months
Y27	Age of youngest NCTUE connection for paid-as-agreed accounts
Y35	Average balance on open NCTUE accounts in the last 6 months
Y51	Not enough information on paid-as-agreed NCTUE accounts
Y56	Not enough information on paid-as-agreed NCTUE accounts
Y63	Total balance of derogatory NCTUE accounts reported in the last 6 months
Y74	Months since connection of oldest paid-as-agreed NCTUE account
Y92	Not enough information on NCTUE accounts reported in the last 12 months

RegZ Reason Code	ADVERSE ACTION STATEMENT
O04	Bankcard Credit Capacity
O05	Other Revolving Credit Capacity
E01	Bankcard High Credit Limit
G03	Insufficient information on Bankcard Credit Limit
G01	Insufficient information on Bankcard Account
G02	Insufficient information on Revolving Account

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

Section 8.5 5th Reason Code / Inquiry Flag Instructions for Segment 1

(In order to be FCRA compliant on models using credit data a 5th reason code / Inquiry Flag needs to be assigned if inquiries were the reason for the consumer not receiving a higher score.)

5th Reason Code Logic:

If (1<= IQ1<=92) or (2<= IQNU24<= 92) or (1<=IQUI24<=92) then 5th Reason Code Flag= Y

Section 8.6 5th Reason Code / Inquiry Flag Instructions for Segment 2

(In order to be FCRA compliant on models using credit data a 5th reason code / Inquiry Flag needs to be assigned if inquiries were the reason for the consumer not receiving a higher score.)

5th Reason Code Logic:

If (15<= IQNU6<=92) or (1<= IQUI24<=92) then 5th Reason Code Flag= Y

Section 8.7 5th Reason Code / Inquiry Flag Instructions for Segment 3

(In order to be FCRA compliant on models using credit data a 5th reason code / Inquiry Flag needs to be assigned if inquiries were the reason for the consumer not receiving a higher score.)

5th Reason Code Logic:

If (1<= IQ24<=92) then 5th Reason Code Flag= Y

Section 8.8 5th Reason Code / Inquiry Flag Instructions for Segment 4

(In order to be FCRA compliant on models using credit data a 5th reason code / Inquiry Flag needs to be assigned if inquiries were the reason for the consumer not receiving a higher score.)

5th Reason Code Logic:

If (1<= IQ6<=92) or (1<= IQNU1<=92) then 5th Reason Code Flag= Y

Section 8.9 5th Reason Code / Inquiry Flag Instructions for Segment 5

(In order to be FCRA compliant on models using credit data a 5th reason code / Inquiry Flag needs to be assigned if inquiries were the reason for the consumer not receiving a higher score.)

5th Reason Code Logic:

If (7<= IQ24<=92) then 5th Reason Code Flag= Y

SCORECARD SPECS TEMPLATE

PROJECT NUMBER 05378

MODEL SPECIFICATIONS

SECTION 9. AUDIT INSTRUCTION

Dataset used to create audit data for QA:

500k Sample on latest frozen MDB data

Audit materials

Please include the following information in the audit data set if applicable:

All records with applicable reject codes, points assignments, segment, model scores, equalization score, calibration score, rescale score and final score.

EXHIBIT4

ACCOUNTAGREEMENTFORM

See attached

Ex 4-1

BADCOCK EASY PURCHASE PLAN CREDIT/SECURITY AGREEMENT AND DISCLOSURE STATEMENT - STATE

Interest Rates and Interest Charges

Annual Percentage Rate (APR) for Purchases	XX.XX% (to the portion of the average daily balance of your Account which is $5000 or less) XX.XX% (to the portion of the average daily balance of your Account which is more than $5000)

How to Avoid Paying Interest	We will not charge you interest in any month in which there is no prior balance shown on your statement. Also we will not charge you any additional interest if you pay your entire account balance within XX days after the closing (billing) date on your statement.

Fees

Penalty Fees

● Late Payment	$XX.00, if you fail to pay the minimum monthly payment within 10 days after the payment due date.

● Returned Payment	$XX.00

How We Will Calculate Your Balance: We use a method called “average daily balance (including new purchases).” See your Badcock Easy Purchase Plan Credit/Security Agreement for more details.

Billing Rights: Information on your rights to dispute transactions and how to exercise those rights is provided in your Badcock Easy Purchase Plan Credit/Security Agreement.

This is your Agreement with W.S. Badcock Corporation. Please read this Agreement and keep it for your records.

This Agreement governs your W.S. Badcock Corporation account (“Account”) for consumer credit purchases made at any Badcock Home Furnishings Center or Badcock Home Furniture & more store location. Your Account may include two or more Credit Plans, including but not limited to, a regular revolving credit plan and special purchase plans. The words “you,” “your” and “Accountholder” in this Agreement refer to each person who signs this Agreement. The words “we,” “our” and “us” refer to W.S. Badcock Corporation, its successors and assigns. Our principal place of business is 200 N. Phosphate Boulevard, Mulberry, Florida 33860.

NOTICE TO BUYER: (a) Do not sign this before you read it or if it contains any blank spaces. (b) You are entitled to an exact copy of the paper you sign.

You have the right to pay in advance the full amount due. ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER. YOU HEREBY ACKNOWLEDGE RECEIPT OF A FULLY EXECUTED AND COMPLETE COPY OF THIS CONTRACT.

In consideration for opening this Account in your name, you agree to the following:

1. PROMISE TO PAY AND ACCEPTANCE OF ACCOUNT. You will pay us as provided in this Agreement for all amounts owed under each Credit Plan on the Account for each purchase made by you, by any other Accountholder, or by any person who has your permission to use this Account, whether the purchase is made in person, or by telephone, Internet or mail. If there are two Accountholders, the Account is a joint Account and each Accountholder is jointly and individually liable for all amounts owed under this Agreement and is bound by the terms of this Agreement. This also means: (a) each joint Accountholder is an agent for and has the right and authority to bind the other in connection with this Agreement; (b) we can rely on and follow the instructions, information and requests we receive from either joint Accountholder even if they conflict with the instructions, information or requests we receive from the other joint Accountholder; and (c) we may collect all amounts owed on the Account from either joint Accountholder. W hen you use your Account or authorize others to use your Account, you represent that you have the ability and intention to pay us all amounts owed under this Agreement. Payments shall be made in U.S. Dollars. This Agreement supersedes any prior agreements you may have with us.

1/8

2. DOWN PAYMENTS; BILLING STATEMENT; MINIMUM PAYMENT DUE; LATE FEES. At the time of each purchase, you will make a down payment in an amount that is at least 25% of the cash price, plus sales tax. From time to time, at our option, we may allow you to make purchases with a reduced or no down payment. You will receive a statement from us each month showing your new balance and the minimum payment due. You will pay us each month the minimum payment due with respect to your Account; you may pay us a higher amount, including the entire balance of your Account, at any time. The minimum payment due shall be the total of: (1) the minimum monthly payment (which is a total of the minimum monthly payments required for each Credit Plan as described below), plus (2) any late payment fee or returned payment fee, plus (3) any amount past due. Except as otherwise expressly provided in this Agreement: (a) we will allocate payments and credits to your Account consistent with applicable law; and (b) we may, consistent with applicable law, change at any time, and from time to time, the manner in which we allocate such payments and credits to your Account. At our sole discretion, we may stop sending you statements if we deem your Account uncollectible, if delinquency or collection proceedings have been instituted or if otherwise permitted by applicable law. We reserve the right to obtain payment electronically for any check or other instrument that you send to us by initiating an ACH (electronic) debit to your banking account in the amount of your check or instrument. Your check or instrument may not be returned to you by us or your bank. You must continue to pay the minimum payment due even if you notify us of a dispute on your Account unless the whole balance is in dispute. If you make a payment on your Account, whether by check, other instrument, debit or other payment order (including an electronic payment or process), that is dishonored or returned unpaid for any reason, you authorize us to add to your Account an amount equal to the highest charge authorized by law for returned payment fees. If you fail to pay the minimum monthly payment within 10 days after the due date, you authorize us to add to your Account an amount not in excess of the highest charge authorized by law for late payment fees. We can, without losing any of our rights under this Agreement or otherwise, accept any check or other payment instrument marked with or accompanied by a document with words of condition, limitation, waiver, compromise or the like such as but not limited to “payment in full” or “without recourse.” You agree that we can also return any such check or other payment instrument to you. We can, without losing any of our rights under this Agreement or otherwise, also accept a late payment and a partial payment.

3. CREDIT PLANS .. As used in this Agreement, “Credit Plan” includes your regular revolving credit plan and any special purchase plan established under this Agreement from time-to-time, the terms of which will be set forth and provided to you at the time of your purchase. Except as expressly provided with respect to a special purchase plan, all terms of this Agreement apply to the special purchase plans. If the sales slip or other documentation honoring your Account does not specify that the purchase is subject to the terms of a special purchase plan, then the purchase is subject to the terms of your regular revolving credit plan. We may cancel the availability of any of the Credit Plans at any time at our sole discretion.

4. FINANCE CHARGES . You will pay us a FINANCE CHARGE each month based on the average daily balance (including new purchases) computation method. Except to the extent, if any, another daily periodic rate is then expressly applicable under the terms of this Agreement, a periodic rate of X.XX% (ANNUAL PERCENTAGE RATE of XX.XX%) will be applied to the portion of the average daily balance of your Account which is $5000 or less and a periodic rate of X.X% (ANNUAL PERCENTAGE RATE of XX%) will be applied to the portion of the average daily balance of your Account which is more than$5000. To get the “average daily balance” we take the beginning balance of your Account each day, add any new purchases and other transactions and subtract any payments or credits. This gives us the daily balance. Then, we add up all the daily balances for the billing cycle and divide the total by the number of days in the billing cycle. This gives us the ‘‘average daily balance.’’ FINANCE CHARGES will be charged from the date of purchase (even if you pay your next bill in full). Notwithstanding the above, no FINANCE CHARGE will be imposed in any month in which there is no previous balance shown on your statement, and no additional FINANCE CHARGES will be imposed on your next monthly statement if you pay your account balance in full within 26 days after the closing (billing) date on your statement. The closing (billing) date is the last day of each monthly cycle that payments and transactions will post to your Account for that cycle.

5. OTHER CHARGES .. You will pay us all other charges under your Account. These other charges include fees for delivery and setup, and charges for insurance, warranties, or service contracts that you voluntarily elect to purchase.

6. NOTICES; BILLING ERRORS. The delivery of your monthly statement or other notice to any Accountholder at the billing address then shown on our records will constitute delivery and notice to all Accountholders. You agree to provide us at least 10 days prior written notice of any change in your name, home address, billing address, or place of employment and if you have not already done so, you will note any such changes on the payment stub of your current monthly statement and return it to us. You agree that you have read the notice at the end of this Agreement regarding your rights and responsibilities with respect to billing errors. The monthly statement of your Account, indicating any purchases or payments, will be considered correct unless you tell us in writing of any possible mistake within 60 days after the first monthly statement which shows the possible mistake was mailed to your billing address. If you violate any terms of this Agreement, a negative report may be submitted to credit reporting agencies and entered on your credit record. If you believe we have reported inaccurate information regarding the account, you should follow the procedures described in the Billing Rights section at the end of this Agreement. All billing inquiries or notices should be sent to P.O. Box 724, Mulberry, Florida 33860.

7. ACCOUNT PURCHASES .. You will sign a sales slip or other document that evidences each purchase; and in case a purchase is made by telephone, Internet or by mail, you will accept our sales slip or other document showing such sale and our record of delivery of goods purchased as conclusive evidence (complete proof) of such sale and delivery. The fact there is no signature on a sales slip or other document for the purchase of goods will not relieve you of your obligations under this Agreement. You consent to the use of secure electronic signature capture for storing and documenting any purchase you make on the Account. You may order items for delivery at a later date, but the amount of the order will be added to your Account at the time of purchase. Title to the merchandise you purchase will pass when you accept possession at our store location or when the merchandise is loaded onto a common carrier or our delivery truck if you choose our delivery service.

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8. SECURITY INTEREST. You hereby grant us a purchase money security interest in each item of property purchased on the Account (unless a security interest is not permitted by law), except for any property that, when installed, will become a fixture. You and we intend that floor coverings and unit air conditioners will not be fixtures no matter how they are installed. Each item will be described and identified on one or more separate sales slips or documents which are incorporated by reference herein, that is, this document and all sales slips and other documentation regarding the Account are one integrated agreement. Granting us a security interest means we keep an interest in the property until you pay us for it in full as explained in this Agreement. Such security interest will secure the total amount due from time to time on each item and will remain in such item until the total cash price has been paid in full. For the purpose of determining the extent of our purchase money security interest in the items purchased with your Account, and subject to applicable law, we will apply payments on your Account (including any special purchase plan) in the following order: first to the payment of finance charges in the order of their entry to the Account and then to the payment of any other debts (including without limitation, taxes, insurance charges, late fees, court costs, returned payment fees, delivery charges, set-up or installation fees and the unpaid purchase price of items) in the order of their entry to the Account. If you purchase more than one item on the same date, payments will be applied first to the payment of the smallest debt. You agree that the security interest will give both us and you all the rights and remedies granted by the Uniform Commercial Code as it applies from time to time in the State of Florida.

9. DEFAULTS; APPLICABLE LAW . Unless otherwise provided by law, you will be in default of this Agreement and your Account upon the occurrence of any of the following: 1) if you do not pay all of any required minimum payment due when it is due; 2) if you die, are declared legally incompetent or file a petition for bankruptcy protection or other insolvency action; 3) if we determine that you have provided incomplete, incorrect, false or misleading information or signatures relating to this Account; 4) if you default on any other account or agreement you have with us; 5) if you in any other way fail to meet your obligations under this Agreement; or 6) if we receive information that you are unable or unwilling to perform the terms or conditions of this Agreement. If you are in default, we may: (a) terminate your credit privileges under this Agreement; (b) declare the entire balance of your Account immediately due and payable without notice and require you to pay immediately your entire Account balance, including all special purchase plan balances; (c) cancel any credit insurance applicable to your Account pursuant to the insurance policy; and/or (d) bring an action or proceeding to recover property or to collect all amounts owed. We may also repossess, and you will immediately surrender to our possession, any and all property for which you have not fully paid and in which we still have a security interest. If we repossess any goods purchased with your Account, we may charge you our repossession costs including necessary repairs, storage fees, and costs of sale, when and as permitted by applicable law. Upon your default under this Agreement, you agree to pay all costs, including court costs, incurred by us for collection of your Account, including replevin or other legal action, in each case to the fullest extent permitted by law, and such costs will be added to your Account. In addition to the foregoing costs, if your failure to meet your obligations under this Agreement results in our placing your Account with an attorney who is not a salaried employee of ours, for collection, including replevin or other legal action, you agree to pay us reasonable attorneys’ fees which will be added to your Account. In any proceeding to collect on your Account, we may use a photographic copy or electronic image of any sales slip or other document to establish the validity of any sale. You hereby consent to attachment, garnishment and/or other legal process of your wages and other earnings to the extent permitted by applicable state and federal laws. Unless otherwise provided by this Agreement, this Agreement is governed by the internal laws of the State of Florida.

10. A. TERMINATION. We or you may terminate this Agreement at any time upon written notice to the other; provided, the termination of this Agreement by either party will in no way change your responsibility to pay the entire balance due on your Account under the terms of this Agreement, including purchases made and other amounts incurred but not yet billed, and to do everything else required by this Agreement until payment has been made in full. Once notice of termination has been given, no further purchases may be made under the Agreement. We may also suspend your Account privileges at any time. Your Account will be classified as inactive, and terminated, if there is no current balance and there has been no activity for a period of 36 months.

B. CHANGES TO AGREEMENT. To the fullest extent permitted by applicable law, we may change this Agreement in any respect by mailing written notice of the change to the billing address as then shown on our records. When we change this Agreement, we will comply with the applicable notice requirements of federal and state laws that are in effect at that time. Without limiting the foregoing, such changes may change terms by the addition of new terms or by the deletion or modification of then-existing terms, whether relating to benefits or features of your Account or this Agreement, fees, credit limit, the periodic rate or rates, the manner of calculating the FINANCE CHARGE or outstanding unpaid indebtedness, the manner for amending the terms of this Agreement, arbitration or other alternative dispute resolution mechanisms, and/or other matters of any kind whatsoever. Except as otherwise prohibited by law or as otherwise provided in the notice, all changes will apply to all outstanding indebtedness as well as new transactions; provided, that you may reject the changes by providing us written notice, prior to the effective date of the change, of your rejection. Any such notice of rejection shall be mailed to us at the address in the Billing Rights section at the end of this Agreement. If you timely provide such written notice to us and make no further purchases on your Account, then the changes will not apply to your Account or to this Agreement; however, in such event, we may restrict or prohibit any additional purchases on your Account and/or terminate this Agreement. The failure to provide such notice on a timely basis or any further use of your Account (even if a notice rejecting the changes has been sent) will be considered an acceptance of all changes in terms.

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11. ARBITRATION .. Except as expressly set forth in the following paragraph, you and we agree that any controversy or dispute between us and you (all of which are called “Claims”) exceeding $7,500 as described below, shall be submitted to mandatory, binding arbitration. This arbitration provision is made pursuant to a transaction involving interstate commerce, and shall be governed by, and enforceable under, the Federal Arbitration Act (the “FAA”), 9 U.S.C. §1 et seq. and, not by any state arbitration statutes or rules.

Where arbitration is not required .. This arbitration provision does not affect the rights of either party to exercise any right to self-help repossession or judicial (including appeal) recovery regarding collateral to secure the Account. We and you further understand and agree that arbitration will be required only in the event that the aggregate amount(s) at issue arising from all of the Claims between us exceeds $7,500 (including but not limited to the value of any property at issue, money, attorneys’ fees, punitive damages, injunctive relief, declaratory relief, and any and all other Claims that we or you attempt to assert on behalf of ourselves or any others). Other than in small claims or similar proceeding, if any party fails to specify the amount being sought for any relief, or any form or component of relief, the amount being sought shall be deemed to exceed $7,500.

CLAIMS COVERED: Claims subject to arbitration include, but are not limited to, any and all claims or controversies arising out of or related to any aspect of the relationship between us and you, including any claims by either party’s agents, assigns, attorneys, employees, officers, insurers, or any other representatives. This arbitration clause applies to all transactions occurring before or after the execution of this Agreement. This includes (but is not limited to) any Claims relating to services that we or our affiliates offer in connection with your Account or this Agreement; Claims for any violation of any federal, state or local statute, rule, regulation or ordinance; Claims made under common law, whether in tort (whether or not intentional), contract or otherwise; Claims made under any other sources of law; or any Claims involving or against any of our affiliates, successors or assigns and our and their officers, employees or agents. The Claims subject to this arbitration provision include but are not limited to any Claims that arose or arise in the past, present or future, including Claims that arose before you opened your Account. Any questions about whether a Claim is subject to arbitration shall be resolved by interpreting this arbitration provision in the broadest way the law will allow it to be enforced.

INITIATION OF ARBITRATION : The party filing arbitration must choose one of the following arbitration administrators: American Arbitration Association or JAMS. All parties must follow their rules and procedures for initiating and pursuing arbitration. If you initiate the arbitration, you must also notify us in writing to the Arbitration Officer at P.O. Box 232 Mulberry, FL 33860. If we initiate the arbitration, we will notify you in writing at your then current billing address or (if your Account is closed) the last address at which we contacted you. Any arbitration hearing that you attend will be held at a place chosen by the arbitrator or arbitration administrator in the same city as the U.S. District Court closest to your then current billing address, or at some other place to which we and you agree in writing. You may obtain copies of the current rules of each of the arbitration administrators named above, and other related materials, including forms and instructions for initiating an arbitration, by contacting the arbitration administrators as follows: American Arbitration Association, 335 Madison Avenue, Floor 10, New York, NY 10017-4605, Web site: www.adr.org or JAMS, 1920 Main Street, Suite 300, Irvine, CA 92610, Web site: www.jamsadr.com .

PROCEDURES AND LAW APPLICABLE IN ARBITRATION : A single, neutral arbitrator will resolve the Claims. The arbitrator will be selected in accordance with the rules of the arbitration administrator. The arbitration will be conducted under the applicable procedures and rules of the arbitration administrator that are in effect on the date the arbitration is filed unless this arbitration provision is inconsistent with those procedures and rules, in which case this Agreement will prevail. You may choose to have a hearing and be represented by counsel. The arbitrator will take reasonable steps to protect your customer account information and other confidential information, including the use of protective orders to prohibit disclosure outside the arbitration, if requested to do so by us. The arbitrator will have the power to award to a party any damages or other relief provided for under applicable law, and will not have the power to award relief to, against, or for the benefit of, any person who is not a party to the proceeding. The arbitrator will make any award in writing but need not provide a statement of reasons unless requested by a party. Upon a request by us or you, the arbitrator will provide a brief statement of the reasons for the award.

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COSTS: Unless the arbitration rules require allocation more beneficial to you: (a) the party making demand for arbitration shall pay the filing fee required by the arbitration rules when the demand is made, except that if you are the party making such demand, we will pay the amount of the filing fee in excess of the lesser of $125 or the amount of the fee that would be required for you to file a lawsuit in the county or parish of your residence; (b) we will pay the fees of the arbitrator; and (c) each party shall pay that party’s own attorneys’, experts’ and witnesses’ fees and expenses unless otherwise required by law or by other terms of this Agreement. Despite our agreement to pay filing fees and the arbitrator’s fees as described above, you have the option to pay your share of the filing fees and the arbitrator’s fees consistent with the arbitration rules. If the arbitrator determines that a Claim was made in bad faith or lacks any justification, the arbitrator may, in accordance with the arbitration rules: (a) award the party against whom such Claim was made the amount of the filing fees such party paid; and (b) require the party making such Claim to pay the amount of the arbitrator’s fees or award the amount of the arbitrator’s fees to the party against whom such Claim was made if the party against whom such Claim was made pays the arbitrator’s fees.

NO CONSOLIDATION OR JOINDER OF PARTIES : Arbitration is not available and shall not be conducted on a class-wide basis. All parties to the arbitration must be individually named. Claims by persons other than individually named parties shall not be raised or determined. Unless consented to by all parties to the arbitration, Claims of two or more persons may not be joined, consolidated or otherwise brought together in the same arbitration (unless those persons are applicants, co-applicants or authorized users on a single Account and/or related accounts or parties to single transaction or related transactions); this is so whether or not the Claims (or any interest in the Claims) may have been assigned.

ENFORCEMENT; FINALITY; APPEALS : We or you may bring an action, including a summary or expedited motion, to compel arbitration of Claims subject to arbitration, or to stay the litigation of any Claims pending arbitration, in any court having jurisdiction. Failure or forbearance to enforce this arbitration provision at any particular time, or in connection with any particular Claims, will not constitute a waiver of any rights to require arbitration at a later time or in connection with any other Claims. Any additional or different agreement between us and you regarding arbitration must be in writing. An award by the arbitrator after 15 days have passed shall be final and binding on the parties, subject to judicial review that may be permitted under the FAA. An award in arbitration will be enforceable as provided by the FAA or other applicable law by any court having jurisdiction. An award in arbitration shall determine the rights and obligations between the named parties only, and only in respect of the Claims in arbitration, and shall not have any bearing on the rights and obligations of any other person, nor on the resolution of any other dispute or controversy.

SEVERABILITY; SURVIVAL: This arbitration provision shall survive: (i) termination or changes in this Agreement, your Account and the relationship between us and you concerning your Account; (ii) any suspension of your Account privileges; (iii) the bankruptcy of any party; and (iv) any transfer or assignment of your Account, or any amounts owed on your Account, to any other person. If any portion of this arbitration provision is deemed invalid or unenforceable, the remaining portions shall nevertheless remain in force.

12. RIGHTS CUMULATIVE; NO WAIVER . We may delay or choose not to enforce any right in this Agreement without losing or waiving that right, including, but not limited to, accepting late or partial payments. Any waiver of rights by us must be in writing and signed by our authorized representative. All of our rights and remedies under this Agreement or otherwise are cumulative.

13. CREDIT LIMIT. We will set a limit on the amount of credit we will give to you and we may increase, decrease, suspend or terminate this limit at any time without prior notice. You will be notified of your credit limit when the Account is opened and on each monthly statement. You agree not to let your Account balance, including FINANCE CHARGES and all other amounts, exceed the credit limit established for you by us from time to time and shown on your monthly statement or other documents we send you. We do not have to honor a transaction that would cause you to exceed your credit limit. If we do and you go over your established credit limit at any time, you will still be charged for all purchases made and the amount exceeding your credit limit will be immediately due and payable.

14. AUTHORIZED USERS. You understand you may grant permission in writing for certain persons to use your Account (“authorized users”) under the terms of this Agreement, and you will be responsible for all charges made by any authorized user.

15. UPDATED FINANCIAL INFORMATION. Upon request, you will promptly give us accurate updated financial information about yourself.

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16. CREDIT INVESTIGATIONS AND REPORTING. You agree that we may investigate your credit, employment and income records and verify your credit references, and that we also may report the status and payment history of your Account to credit reporting agencies, our affiliates, and dealers. You authorize us to provide information on you from your application and other sources to our affiliates, including but not limited to our dealers. We may inform our affiliates, including but not limited to our dealers, of the credit limit on your account. You authorize us to obtain a consumer report from consumer reporting agencies in considering your application, and for the purpose of an update, renewal, extension or increase of credit, review or collection of your Account. If you ask whether or not a consumer report was requested, we will tell you and if we received a report, we will give you the name and address of the agency that furnished it. If you believe any information provided to a credit reporting agency is incorrect, you should notify us in writing at P.O. Box 724, Mulberry, FL 33860, including the specific reason you believe there is a discrepancy.

17. MONITORING PRACTICES . You agree that our supervisory personnel may listen to and record telephone calls between our representatives and you in order to evaluate the quality of our service to you and other accountholders.

18. ASSIGNMENT OF ACCOUNT. We may sell, assign, or transfer your Account or any portion thereof without notice to you. You may not sell, assign, or transfer your Account.

19. SEVERABILITY .. If any provision of this Agreement is determined to be void or unenforceable under any law, rule, or regulation, all other provisions of the Agreement will remain valid and enforceable.

20. MISCELLANEOUS. If we have provided this Agreement or a translation of this Agreement in a language other than English, we may still provide all monthly statements, amendments to this Agreement and any other documents, correspondence, notices, communications and the like regarding this Agreement (including your Account) in English without translation. If there is a conflict between the English version of this Agreement and any translation of this Agreement we have provided, the English version shall control. References in this Agreement to our sole discretion mean our sole and absolute discretion, and references in this Agreement to “including” mean including but not limited to the matter referred to. Time is of the essence of this Agreement. Copies of your application, sales slips and other documents you sign in connection with your Account shall be admissible in evidence in any legal or arbitration proceeding without regard to any requirement that the original be produced.

21. CONSENT TO CONTACT AND REVOCATION OF CONSENT. You understand that if you have provided us with your cellular number and/or email address, by signing this Agreement, you understand and agree that you are providing Badcock and its agents and service providers with your express consent to use written, electronic, or verbal means to contact you. This consent includes, but is not limited to, contact by manual calling methods, prerecorded or artificial voice messages, text messages, emails, and/or automatic telephone dialing systems. Your consent to our ability to contact you by using any or all of these methods at the cellular numbers and/or email addresses provided by you is an essential part of the consideration for our decision to open this Account in your name. You may revoke consent for us to contact you by any of these methods or otherwise restrict your permissions as provided in this form at any time by simply submitting a written request via mail to P.O. 724 Box Mulberry, Florida 33860 stating in clear and concise terms that you are revoking consent or restricting your permissions and identifying the cellular numbers and/or email addresses for which you are revoking consent or restricting your permissions. By providing your cellular number and/or email address and signing this Agreement, you understand and agree that you may not orally revoke consent for us to contact you at that cellular number and/or email address by any of these methods or otherwise orally restrict your permissions as provided in this form, and that you may revoke consent or otherwise restrict your permissions only in writing by using the particular revocation procedures described in this paragraph later converted to a cell number, you agree that we or our service providers can contact you at that number by auto dialer, recorded or artificial voice, or a text. This includes contacting you for informational and account service purposes. Your phone charges may apply.

By signing below, I acknowledge that I have agreed to conduct this transaction by electronic means. I further acknowledge that I am electronically signing the Agreement. I agree that my electronic signature is the legal equivalent of my manual/handwritten signature.

Signature	Signature

AccountHolder Printed Name	Joint Accountholder Printer Name
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXX
Address	Address
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX
Date	Date
9999999999	9999999999

Account #	XXXXXXXXXXXX

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YOUR BILLING RIGHTS

KEEP THIS NOTICE FOR FUTURE USE

This notice tells you about your rights and our responsibilities under the Fair Credit Billing Act.

What To Do If You Find A Mistake On Your Statement. If you think there is an error on your statement, write to us on a separate sheet of paper (not on the monthly statement or payment receipt) at W.S. Badcock Corporation, P.O. Box 1034, Mulberry, Florida 33860. In your letter, give us the following information:

●	Account Information: Your name and Account number.

●	Dollar Amount: The dollar amount of the suspected error.

●	Description of problem: If you think there is an error on your bill, describe what you believe is wrong and why you believe it is a mistake.

You must contact us:

●	Within 60 days after the error appeared on your statement.

●	At least 3 business days before an automated payment is scheduled, if any, if you want to stop payment on the amount you think is wrong.

You must notify us of any potential errors in writing. You may call us, but if you do we are not required to investigate any potential errors and you may have to pay the amount in question.

What Will Happen After We Receive Your Letter. When we receive your letter, we must do two things:

1.	Within 30 days of receiving your letter, we must tell you that we received your letter. We will also tell you if we have already corrected the error.

2.	Within 90 days of receiving your letter, we must either correct the error or explain to you why we believe the bill is correct.

While we investigate whether or not there has been an error:

●	We cannot try to collect the amount in question, or report you as delinquent on that amount.

●	The charge in question may remain on your statement, and we may continue to charge you interest on that amount.

●	While you do not have to pay the amount in question, you are responsible for the remainder of your balance.

●	We can apply any unpaid amount against your credit limit.

After we finish our investigation, one of two things will happen:

●	If we have made a mistake, you will not have to pay the amount in question or any interest or other fees related to that amount.

●	If we do not believe there was a mistake, you will have to pay the amount in question, along with applicab sle interest and fees. We will send you a statement of the amount you owe and the date payment is due. We may then report you as delinquent if you do not pay the amount we think you owe.

If you receive our explanation but still believe your bill is wrong, you must write to us within 10 days telling us that you still refuse to pay. If you do so, we cannot report you as delinquent without also reporting that you are questioning your bill. We must tell you the name of anyone to whom we reported you as delinquent, and we must let those organizations know when the matters has been settled between us. If we do not follow all of the rules above, you do not have to pay the first $50 of the amount you question even if your bill is correct.

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W. S. BADCOCK CORPORATION PRIVACY POLICY

Keeping customer information secure is a top priority for all of us at Badcock. In order to help you understand what information we collect and how we use it, we have implemented this Privacy Policy. Unless we indicate otherwise, the term “information” in this Privacy Policy means information that specifically identifies you. This Privacy Policy applies to all current and former customers of Badcock.

What Information Is Collected

In the process of serving you, we become aware of certain “nonpublic personal information” - information about you that is not available publicly. This information comes to us from a variety of sources including:

●	Information you provide directly to us on applications or otherwise (such as Social Security number, assets and income);

●	Information related to your transactions with us, or others (such as your account balance, payment history, parties to transactions and account usage);

●	Information we receive about your transactions with nonaffiliated third parties; and

●	Information that we receive from a consumer reporting agency.

We protect personal information we collect about you by maintaining physical, electronic, and procedural safeguards that comply with applicable law and assist us in preventing unauthorized access to that information. We train people who work for us how to handle personal information and we restrict access to it.

We Do Not Sell Any Information

We do not permit list brokers, mail-order businesses, telemarketers, or other marketing companies to contact you to promote their products or services, and we do not sell, lend, or give out your information for this purpose. If you are a former customer, we maintain the confidentiality of your personal information as if you were still a customer.

We Strive To Maintain the Accuracy Of Your Information

We work to ensure that the information concerning you is accurate in all aspects. If we become aware of inaccuracies in our records, we will take prompt steps to make appropriate corrections.

What Information We Disclose

Federal law allows us to share information in certain circumstances:

●	We may disclose information we collect, as described above, to companies that perform marketing services on our behalf or to other financial institutions with which we have joint marketing agreements.

●	We may share your information with companies that we hire to perform necessary account-servicing functions at our direction, to manage, service and maintain your account.

We also are permitted under law to disclose nonpublic personal information about you to “nonaffiliated third parties” in certain other circumstances. For example, we may disclose nonpublic personal information about you to third parties to assist us in processing your application with us, to government entities in response to subpoenas, and to credit reporting agencies.

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SALES ORDER

XXXXX	XXXXXXXXX
XXXXX

Account Number	XXXXXXXXX	BADCOCK EASY PURCHASE PLAN
Plan Type EQUAL PAY		EQUAL PAY PLAN ADDENDUM

You are being offered special promotional terms (and Equal Pay Plan) which subject to specified conditions may reduce the cost of credit under your Badcock Easy Purchase Plan Credit Agreement (“Credit Agreement”) or otherwise modify the terms of the Credit Agreement with respect to purchases on your account. You understand that the standard provisions of the Credit Agreement shall apply to the Equal Pay Plan as described herein, except to the extent otherwise provided under this addendum.

For this 36-month Equal Pay Plan, a ten percent (10%) down payment may be required and your minimum monthly payment will be 1/36 of the remaining amount. This Equal Pay Plan is a zero interest plan. Thus, Interest will not accrue and will not be payable on purchases made on this Plan; however, provisions relating to fees that may be charged for late payments will continue to apply pursuant to the terms of the Credit Agreement.

If you make any additional purchases under this Equal Pay Plan, the amount of the additional purchases will be added to the existing Equal Pay Plan balance and will result in a new Equal Pay Plan balance. Your minimum monthly payment will be increased by the monthly payment required with respect to the new purchase. For purposes of determining if the minimum monthly payment requirements have been satisfied, payments allocated to this Equal Pay Plan will be applied pro-rata (based on the remaining amount owned for each purchase under the Plan). Once any prior Equal Pay Plan purchases have been “paid in full”, the required minimum monthly payment will be reduced to reflect that payment in full.

If you have made purchases under one or more Plans under the Credit Agreement (including purchases under a Special Purchase Plan, an Equal Pay Plan and/or the regular revolving plan), you understand that you will receive only one monthly account statement and that statement will show, among other things, only one combined account balance and one combined minimum monthly payment. If, for any reason, your payment is less than the combined minimum monthly payment, the payment received by us will first be applied to the minimums then due under any Special Purchase Plans (in order of purchase) and then will be applied to amounts owed under the regular revolving plan and any Equal Pay Plan (in order of purchase). You understand that such application of your payments may be different than the application of payments as set forth in the Credit Agreement and under applicable law for purposes of determining the extent of a purchase money security interest in items purchased on your Account.

In the event of a conflict between the terms and conditions of the Credit Agreement and this Equal Pay Plan, you agree that the terms and conditions of this Equal Pay Plan shall prevail.

NOTICE TO BUYER	(a) Do not sign this before you read it or if it contains any blank spaces.
(b) You are entitled to an exact copy of the paper you sign.
(c) You have the right to pay in advance the full amount due.

ANY HOLDER OF THIS CONSUMER CREDIT CONTRACT IS SUBJECT TO ALL CLAIMS AND DEFENSES WHICH THE DEBTOR COULD ASSERT AGAINST THE SELLER OF GOODS OR SERVICES OBTAINED PURSUANT HERETO OR WITH THE PROCEEDS HEREOF. RECOVERY HEREUNDER BY THE DEBTOR SHALL NOT EXCEED AMOUNTS PAID BY THE DEBTOR HEREUNDER. YOU HEREBY ACKNOWLEDGE RECEIPT OF A FULLY EXECUTED AND COMPLETE COPY OF THIS CONTRACT.

Print Primary Account Holder Name	Primary Account Holder Signature	Date

Print Joint Account Holder Name	Joint Account Holder Signature	Date

Rev. 04-19	Badcock offers a 10 day return and refund policy for qualified items.	1/1
Please refer to www.badcock.com for complete details

Date

Sales Order

BADCOCK EASY PURCHASE PLAN
EMPLOYEE PURCHASE PLAN ADDENDUM

Because you are a W.S. Badcock Corporation (“Badcock”) employee, you are being offered special promotional terms which (subject to specified conditions) may reduce the cost of credit under your Badcock Easy Purchase Plan Credit Agreement (“Credit Agreement”) or otherwise modify the terms of the Credit Agreement with respect to purchases on your account. The special rate available to you is set forth below; but, except as provided below, all the regular provisions of the Credit Agreement shall apply to purchases made by you during the time you are a Badcock employee.

Any purchase made by you under your Credit Agreement with Badcock during the time you are a Badcock employee shall be subject to the following reduced rate: Annual Percentage Rate (APR) of 14.88%.

If at any time you are no longer employed by Badcock, you will no longer be eligible to make purchases under the terms of this Addendum. Any existing balance related to employee purchases will be paid out under the terms of this Addendum; however, any future purchases will be subject to all of the terms of your Credit Agreement, including the regular Annual Percentage Rate (APR) of [XX%] (to the portion of the average daily balance of your Account which is $750 or less) and [XX%] (to the portion of the average daily balance of your Account which is more than $750).

If you make purchases under your Credit Agreement both as a Badcock employee and otherwise than as a Badcock employee, you will receive an account statement showing one combined minimum monthly payment. If, for any reason, you make a payment that is less than the total minimum payment due, you direct that any payment received by us from you will first be applied to the minimum then due for purchases as an employee, with any excess to be applied to amounts owed for non-employee purchases.

In the event of a conflict between the terms and conditions of the Credit Agreement and this Addendum, you agree that the terms and conditions of this Addendum shall prevail.

Print Primary Account Holder Name	Primary Account Holder Signature	Date

Print Joint Account Holder Name	Joint Account Holder Signature	Date

Form: EPPA 06/2011-AL	Badcock offers a 10 day return and refund policy for qualified items.	1/1

Please refer to www.badcock.com for complete details

CUSTOMER CREDIT INSURANCE ELECTION
INSURANCE IS NOT REQUIRED FOR ANY PURCHASE ON YOUR W.S. BADCOCK CORPORATION EASY PURCHASE PLAN	999999999999999
9999999999

Insured

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXX

XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX XXXXXX, XX XXXXXXXXXX

Underwriter	License	Representative	Rate*	Insurance Code
XXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXX	XXXXXXXXXXXXXXXXX	99999	XXXXXXXXXX

Insurance Description
XXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

NOTICE OF PROPOSED CREDIT INSURANCE
MONTHLY OUTSTANDING BALANCE COVERAGE

You are being offered voluntary credit insurance in connection with your Badcock Easy Purchase Plan Credit Agreement. By electing to enroll in this program, credit insurance premiums will be based upon the outstanding balance on any regular revolving plans, any special purchase plans, or any other sub-feature or sub-account under your Agreement (collectively referred to as Account). Subject to coverage certificate terms and conditions, the credit insurance you elect will cover either the outstanding balance in the event of death, or the minimum monthly payment on your Badcock Account in the event of a covered claim for disability or involuntary unemployment, or the property purchased on your Badcock Account for repair or replacement up to the maximum outlined in the certificate of insurance.

You will choose the type of credit insurance program you want to cover your Account. If you elect the Safegard Program, your credit insurance coverage includes single life, disability, involuntary unemployment and property insurance. If you elect Life/Property, your credit insurance coverage includes single life and property insurance. If you elect Property, your credit insurance coverage includes property insurance. The credit insurance coverage you choose will continue in effect on your Account anytime your Account has an open balance and as long as you make your Account payments on time and your Account is not otherwise in default. Coverage will stop and you will not be charged a premium when your Account balance is paid in full, but coverage and premiums will automatically resume when you have another open balance on your Account. Your credit insurance election will terminate if your Account balance has no activity for a continuous period of more than 120 days. Your enrollment begins on the date this credit insurance election form is signed.

Your initial monthly premium for your elected coverage is 99999 per $100.00 of the average daily balance of your Account for the prior month. Monthly Premium Rate is subject to change if provided within thirty (30) days’ notice. Life and disability insurance coverage are provided and underwritten by Life of the South Insurance Company, Administrative Office; 10151 Deerwood Park Blvd, Building 100, Suite 500, Jacksonville, Florida 32256. Unemployment and property insurance coverage are provided and underwritten by Lyndon Southern Insurance Company, Administrative Office: 10151 Deerwood Park Blvd., Building 100, Suite 500, Jacksonville, Florida 32556. A certificate describing the coverage in detail will be sent to you within thirty (30) days of your enrollment. It is important that you read your certificate(s) for complete details of the coverage, benefits, exclusions and conditions that apply to the insurance plan you selected. You may cancel this coverage at any time by sending written notice of such cancellation to W.S. Badcock Corporation, Insurance Department, PO Box

497, Mulberry, FL 33860 (fax: 863-869-7964), or the Administrative Office address above.

If your elected insurance coverage includes life, disability, and/or involuntary unemployment, this coverage will stop when you reach age 71. However, if your insurance coverage includes property insurance, it will remain in effect on your Account for a maximum period of 36 months from the effective date of coverage, or until your Account no longer has an open balance. Your premium rate will be lowered to reflect the change in coverage. To qualify for disability and unemployment benefits, you must be gainfully employed, working at least 30 hours per week on the effective date of your certificate of insurance, in a non- seasonal occupation (excluding North Carolina).

BY SIGNING BELOW, I VOLUNTARILY ELECT TO ENROLL IN AND PURCHASE THE INSURANCE COVERAGES DETAILED ABOVE FOR PURCHASES ON MY W. S. BADCOCK CORPORATION ACCOUNT. I UNDERSTAND THAT INSURANCE IS NOT REQUIRED TO OBTAIN CREDIT. IF DESIRED, IT MAY BE OBTAINED BY ME THROUGH ANY INSURER OF MY CHOICE. THIS ELECTION CANCELS ANY PRIOR INSURANCE ELECTION THAT I MAY HAVE HAD WITH YOU.

9999999999
Insured Customer Signature	Date

rev. 11/16

EXHIBIT 5

FORM OF PRESS RELEASE

Ex 5-1

FRANCHISE GROUP, INC. REPAYS $400 MILLION OF DEBT WITH PROCEEDS FROM THE SALE OF THE W.S. BADCOCK CONSUMER CREDIT ACCOUNTS RECEIVABLE PORTFOLIO

Delaware, Ohio, December 20, 2021 (GLOBE NEWSWIRE) -- Franchise Group, Inc. (NASDAQ: FRG) (“Franchise Group,” “FRG” or the “Company”) today announced the repayment of $400 million of debt with the proceeds from the sale of the consumer credit accounts receivable portfolio by its recently acquired subsidiary W.S. Badcock Corporation (“Badcock”) to a subsidiary of B. Riley Financial, Inc. (NASDAQ: RILY) (the “Transaction”). FRG received $400 million in cash proceeds from the Transaction, which the Company immediately used to repay debt.

Brian Kahn, CEO of Franchise Group said, “We acquired Badcock to add scale and synergy to our home furnishings franchise businesses. I am pleased that we were able to rapidly sell the Badcock consumer credit receivables. Badcock will continue to service the receivables portfolio sold to B. Riley while also continuing to offer flexible payment solutions and credit options to our customers.” Mr. Kahn continued, “The repayment of debt demonstrates our commitment to a conservative financial policy and identifying the highest and best uses of the Company’s capital. Additionally, we are continuing to evaluate options for the Badcock real estate portfolio and anticipate completing that sale by the end of the second quarter of fiscal 2022 which will further reduce our debt.”

About Franchise Group

Franchise Group is an owner and operator of franchised and franchisable businesses that continually looks to grow its portfolio of brands while utilizing its operating and capital allocation philosophy to generate strong cash flow for its shareholders. Franchise Group’s business lines include Pet Supplies Plus, American Freight, The Vitamin Shoppe, Badcock Home Furniture & more, Buddy’s Home Furnishings and Sylvan Learning. On a combined basis, Franchise Group currently operates over 3,000 locations predominantly located in the U.S. that are either Company-run or operated pursuant to franchising and dealer agreements.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, those that contain, or are identified by, words such as “outlook”, “guidance”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “predicts”, “intends”, “plans”, “estimates”, “anticipates”, “could” or the negative version of these words or other comparable words. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact, including the Company’s expectations regarding its financial condition, statements relating to the Transaction, anticipated benefits resulting from the Transaction, the use of cash proceeds received as a result of the Transaction, the potential sale of Badcock’s real estate portfolio, and the resulting anticipated benefits of such potential sale, which are subject to various significant risks and uncertainties, many of which are outside of the control of the Company and the effects of the coronavirus (COVID-19) pandemic and/or supply chain disruptions on economic conditions and the industry in general, and the financial position and operating results of the Company. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of the Company or its management about future events. Although the Company believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of the Company will not differ materially from any projected future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, many of which are beyond the control of the Company. Additional factors that could cause actual results to differ materially from forward-looking statements include, among others, the effect of the announcement of the Transaction on the Company’s ability to retain and hire key personnel and maintain relationships with their franchisees, dealers, customers, suppliers, partners and others with whom they do business, or on their respective operating results and business generally; risks associated with the diversion of management’s attention from ongoing business operations due to the Transaction; legal proceedings related to the Transaction; costs, charge or expenses resulting from the Transaction; growth of the Company’s franchise and dealer base; the strength of the economy; changes in the overall level of consumer spending; the performance of the products and services of the Company in the prevailing retail or other business environments; implementation of the strategy of the Company; maintaining appropriate levels of inventory; or changes in tax policy. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2020, and comparable sections of the Company’s Quarterly Reports on Form 10-Q and other filings (including the Company’s Current Reports on Form 8-K), which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or its business or operations. Readers are cautioned not to rely on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made and the Company does not undertake any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Franchise Group Investor Relations Contact:

Andrew F. Kaminsky

EVP & Chief Administrative Officer

Franchise Group, Inc.

akaminsky@franchisegrp.com

(914) 939-5161